Exhibit 99.1

(A Bermuda exempted company, located at 90 Pitts Bay Road,
Pembroke, HM 08, Bermuda)

PROSPECTUS

Published in connection with the admission of PartnerRe Ltd. shares to listing and trading on NYSE Euronext Paris

Trading of shares on NYSE Euronext Paris is expected to commence on December 7, 2009.

Visa from the Autorité des marchés financiers

Pursuant to Articles L. 412-1 and L. 621-8 of the Code monétaire et financier and to its General Regulations, including Articles 211-1 to 216-1 thereof, the Autorité des marchés financiers (AMF) granted visa number 09-359 dated December 2, 2009 on this prospectus. This prospectus has been prepared by the issuer and its signatory accepts the responsibility for its contents. In accordance with the provisions of Article L. 621-8-III of the Code monétaire et financier, the visa was granted after the AMF verified that the document was complete and comprehensible and that the information it contains was internally consistent. It does not imply that the AMF endorses the proposed transaction, nor that it has validated the accounting and financial information presented herein.

Copies of this prospectus may be obtained free of charge from PartnerRe Ltd. at the address indicated above and from UBS Investment Banking (Postal address: 65 rue de Courcelles, 75008 Paris; telephone: 01 48 88 30 30), and on the websites of PartnerRe Ltd. (www.partnerre.com) and the AMF (www.amf-france.org).

Note to the Prospectus

In this prospectus (the “Prospectus”), the terms “PartnerRe” or the “Company” (“Société”) refer to PartnerRe Ltd., a Bermuda exempted company, located at 90 Pitts Bay Road, Pembroke, HM 08, Bermuda registered with the Register of companies of Bermuda under the number EC 18620, which shares are listed and traded on the New York Stock Exchange (NYSE:PRE) or, as the case may be, to PartnerRe Ltd. and its subsidiaries collectively.

The term “Paris Re” refers to PARIS RE Holdings Limited, a Swiss corporation, located at Poststrasse 30, 6301 Zug, Switzerland, registered in the Commercial Register of the Canton of Zug under the number CH-170.3.030.730-9, which shares are listed and traded on NYSE Euronext Paris under the ISIN code CH 0032057447.

The term “Acquisition Subsidiary” (“Filiale d’Acquisition”) refers to PartnerRe Holdings II Switzerland GmbH, a Swiss limited liability company, located c/o Treuhand von Flüe AG, Baarerstrasse 95, 6300 Zug, Switzerland, registered in the Commercial Register of the Canton of Zug under the number CH-170.4.009.052-0.  The Acquisition Subsidiary was formed for the purpose of the transactions described below.

Summary of the transactions

The transactions described below are collectively referred to herein as the “Transactions” (“Opérations”).

On July 4, 2009, PartnerRe entered into definitive agreements to effect a multi-step acquisition of all of the outstanding Paris Re common shares and Paris Re warrants.  In each of these Transactions, PartnerRe exchanged or will exchange 0.30 PartnerRe common shares for each Paris Re common share, subject to adjustment in the case of the Merger described below.

As a first step in the acquisition, which closed on October 2, 2009, the Acquisition Subsidiary purchased in the aggregate approximately 77.1%1 of the outstanding Paris Re common shares and approximately 98.9%2 of the outstanding Paris Re warrants.  The Paris Re common shares and warrants acquired on October 2, 2009 included the purchase of 57.5%3 of the Paris Re outstanding common shares owned by six investment funds and their related entities (the “Block Purchase”, “Acquisition du Bloc”) that PartnerRe committed to purchase on July 4, 2009, as well as the purchase of an additional 19.6%4 of the outstanding Paris Re common shares (the “Post-Announcement Purchases”, “Acquisitions Postérieures à l’Annonce”) that PartnerRe agreed to acquire simultaneously with the closing of the Block Purchase from certain other Paris Re shareholders (the “Post-Announcement Sellers”, “Cédants au titre des Acquisitions Postérieures à l’Annonce”).  At the completion of the Block Purchase and the Post-Announcement Purchases, PartnerRe, through the Acquisition Subsidiary, owned approximately 83.2%5 of Paris Re outstanding common shares, including the 6.1%6 of the

1
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 72.6%.

2	8,391,195 out of 8,487,750 outstanding warrants.
3
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 54.2%.

4
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 18.4%.

5
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 78.4%.

6
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 5.8%.

outstanding Paris Re common shares (the “Pre-Announcement Purchases”, “Acquisitions Antérieures à l’Annonce”) acquired by PartnerRe from certain shareholders (the “Pre-Announcement Sellers”, “Cédants au titre des Acquisitions Antérieures à l’Annonce”) in July 2009.  In the Pre-Announcement Purchases, the Block Purchase and the Post-Announcement Purchases, PartnerRe exchanged 0.30 PartnerRe common shares for each Paris Re common share and 0.167 PartnerRe common shares for each Paris Re warrant.  Following the closing of the Block Purchase and the Post-Announcement Purchases, the Paris Re board of directors was reconstituted to give PartnerRe designees majority representation on the Paris Re board of directors.  In addition, following the closing of the Block Purchase and the Post-Announcement Purchases, one of the existing directors on the Paris Re board of directors was appointed to the PartnerRe board of directors.

Following the closing of the Block Purchase and the Post-Announcement Purchases, PartnerRe entered into a number of separate securities purchase agreements pursuant to which PartnerRe acquired in late October and early November 2009 in the aggregate approximately 5.7%7 of the outstanding Paris Re common shares held by certain Paris Re shareholders (collectively the “Subsequent Purchases”, “Acquisitions Ultérieures”).  The purchase price per Paris Re common share paid in the Subsequent Purchases was the same per share consideration paid in the Pre-Announcement Purchases, the Block Purchase and the Post-Announcement Purchases.  As a result of the Subsequent Purchases, PartnerRe currently owns, through the Acquisition Subsidiary, 88.7%8 of Paris Re’s outstanding common shares.

Pursuant to the terms of a Transaction Agreement dated as of July 4, 2009 (the “Transaction Agreement”, “Accord de Rapprochement”), PartnerRe has agreed to acquire the remaining Paris Re common shares outstanding through a compulsory merger of Paris Re with and into the Acquisition Subsidiary in accordance with Swiss law (the “Merger”, “Fusion”).  The Merger is subject to certain customary conditions, including the affirmative approval of holders of at least 90% of the outstanding Paris Re voting rights in accordance with Swiss law.  Pursuant to the terms of the Transaction Agreement, a meeting of the Paris Re shareholders for the purpose of approving the Merger is scheduled to occur on December 7, 2009.  By virtue of PartnerRe’s ownership of Paris Re common shares as well as the binding commitment by all members of Paris Re’s management board to vote certain of their common shares, representing in the aggregate approximately 2.2% of the outstanding Paris Re common shares, in favor of the Merger, PartnerRe has secured more than 90% of the outstanding Paris Re voting rights based on the number of Paris Re common shares (excluding treasury shares) outstanding as of June 30, 2009.  The purchase price per Paris Re common share payable is 0.30189 PartnerRe common share for each Paris Re common share, which is the same per share consideration paid in the Pre-Announcement Purchases, the Block Purchase, the Post-Announcement Purchases and the Subsequent Purchases as adjusted upwards to account for the US$0.47 per share cash dividend declared on the PartnerRe common shares on October 26, 2009 with a record date of November 20, 2009.  The Merger is currently expected to close on December 7, 2009.

Previously, PartnerRe had agreed to commence a voluntary exchange offer for all remaining outstanding Paris Re common shares prior to the Merger.  However, as a result of certain structural amendments entered into on September 28, 2009 among PartnerRe, Paris Re and the Acquisition Subsidiary, the Merger will no longer be preceded by a voluntary exchange offer. However, if (1) the affirmative vote of the holders of at least 90% of all outstanding Paris Re voting rights in favor of the Merger is not obtained at the Paris Re shareholders’ meeting called for that purpose or at any adjournment or postponement thereof, or (2) the Merger is not effective on or prior to January 31, 2010, the original transaction structure will be reinstated.

7	Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.
8	Calculated on the basis of a capital stock of 80,769,734 shares (net of treasury shares) as of November 19, 2009.
9	Based on the average closing price for a PartnerRe share on the New York Stock Exchange for the five trading days immediately prior to November 20, 2009 of US$77.63 per share.

On November 2, 2009, Paris Re paid an extraordinary cash distribution (the “Share Capital Repayment”, “Distribution de Dividendes”) by way of a capital reduction to holders of Paris Re common shares of CHF 4.17 per Paris Re common share (the Swiss franc equivalent of US$3.85 as of July 7, 2009, the date on which Paris Re fixed the U.S. dollar/Swiss franc currency exchange rate to be used for the Share Capital Repayment).  The Paris Re shareholders who sold their common shares to PartnerRe prior to the Share Capital Repayment in the Pre-Announcement Purchases, the Block Purchase, the Post-Announcement Purchases and the Subsequent Purchases received payment for the Share Capital Repayment either in cash or in the form of a promissory note issued by PartnerRe.  Following the payment of the Share Capital Repayment, PartnerRe paid in full all promissory notes issued to sellers of Paris Re common shares.

This Prospectus is published solely in connection with the admission of PartnerRe’s common shares to listing and trading on NYSE Euronext Paris in the context of the Merger.

Introduction to the Prospectus

This Prospectus, which contains material information concerning PartnerRe, was established pursuant to Articles 212-22 and 212-23 of the AMF General Regulation.

This Prospectus is composed of the following parts in the following order:

-	a table of contents;

-	the certification on the Prospectus provided by the Company’s representative;

-	a summary of the Prospectus;

-	a cross-reference list presenting the information in the order stipulated in Exhibit I of the Commission Regulation (EC) No 809/2004 (the “Prospectus Regulation”); and

-	a cross-reference list presenting the information in the order stipulated in Exhibit III of the Prospectus Regulation.

This Prospectus also contains in Chapter B supplemental information concerning PartnerRe and its business, the strategy of PartnerRe after the acquisition of Paris Re, a set of pro forma accounts for the fiscal year 2008 and the six-month period ended June 30, 2009, and the information required under the Prospectus Regulation and not referenced in the cross-reference lists. For a better understanding of the summary of the Prospectus, the reader should read the entire Prospectus, including Chapter B: Supplemental Information, contained on pages 66 to 98.

Further, the Prospectus contains the following documents:

-
Annual Report on Form 10-K of PartnerRe for the fiscal year ended December 31, 2008 (the “2008 10-K”, “10-K 2008”), filed by PartnerRe with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2009;

-	Annual Report on Form 10-K of PartnerRe for the fiscal year ended December 31, 2007 (the “2007 10-K”, “10-K 2007”), filed by PartnerRe with the SEC on February 29, 2008;

-	Quarterly Report on Form 10-Q of PartnerRe for the quarterly period ended June 30, 2009, filed by PartnerRe with the SEC on August 10, 2009 (the “HY 2009 10-Q”, “10-Q 2009 Semestriel”);

-	Quarterly Report on Form 10-Q of PartnerRe for the quarterly period ended September 30, 2009, filed by PartnerRe with the SEC on November 4, 2009 (the “3 Q 2009 10-Q”);

-
Definitive Proxy Statement on Schedule 14A relating to the acquisition of Paris Re by PartnerRe (the “Transaction Proxy Statement”, “Proxy Statement relatif aux Opérations”), filed by PartnerRe with the SEC on August 24, 2009;

-	Definitive Proxy Statement on Schedule 14A of PartnerRe (the “Annual Proxy Statement”, “Proxy Statement Annuel”), filed by PartnerRe with the SEC on April 9, 2009;

-	Current report on Form 8-K filed by PartnerRe with the SEC on October 23, 2009 (the “October 23, 2009 8-K”);

-	Current report on Form 8-K filed by PartnerRe with the SEC on October 7, 2009 (the “October 7, 2009 8-K”);

-	Current report on Form 8-K filed by PartnerRe with the SEC on September 29, 2009 (the “September 29, 2009 8-K”);

-	Current report on Form 8-K filed by PartnerRe with the SEC on August 10, 2009 (the “August 10, 2009 8-K”);

-	Amended Memorandum of Association of PartnerRe (the “Memorandum of Association”); and

-	Amended and Restated Bye-Laws of PartnerRe (the “Bye-Laws”).

The following documents will be incorporated by reference:

-	the update of the 2008 Document de référence filed by Paris Re with the AMF on December 1, 2009;

-	the 2008 Document de référence filed by Paris Re with the AMF on April 29, 2009;

-
the audited consolidated financial statements of Paris Re for the year ending on December 31, 2007 and the related notes and auditors’ report on pages 124 to 179 of the Document de référence filed by Paris Re with the AMF on August 29, 2008; and

-
the audited consolidated financial statements for the period starting on July 1, 2006 and ending on December 31, 2006 and the related notes and auditors’ report on pages 153 to 199 and 274 and the pro forma consolidated financial statements for the year ending on December 31, 2006 and the related notes and auditors’ report on pages 277 to 329 of the Document de base filed by Paris Re with the AMF on May 28, 2007.

The documents incorporated by reference listed above may be obtained free of charge from Paris Re at the address indicated above and on the websites of Paris Re (www.paris-re.com) and the AMF (www.amf-france.org).

The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s home page at www.sec.gov.

PartnerRe makes available free of charge on its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 of the Exchange Act and amendments to those reports filed with or furnished to the SEC as soon as reasonably practicable after PartnerRe electronically files these documents with, or furnish them to, the SEC.  These documents are posted on its website at www.partnerre.com - under “Investor Relations”, select the “Financial Report” link.

PartnerRe’s also makes available, free of charge on its website, the charters of the Audit Committee, Nominating and Governance Committee, Risk Management and Finance Committee, Compensation Committee and Human Resources Committee as well as the Corporate Governance Principles and Application Guidelines and the Code of Business Conduct and Ethics adopted by our Board of Directors. These documents are posted on its website at www.partnerre.com - under “Investor Relations”, select the “Corporate Governance” link.

References to PartnerRe’s website do not constitute incorporation by reference of the information contained on its website and such information is not part of this Prospectus.

Copies of the above referenced information will also be made available, free of charge, upon written request to:

PartnerRe Ltd.
Investor Relations
Wellesley House South
90 Pitts Bay Road
Pembroke, HM 08, Bermuda

The distribution of this Prospectus in certain jurisdictions may be restricted by law, and therefore persons into whose possession this Prospectus comes should inform themselves of and observe any such restrictions.

Copies of this Prospectus may be obtained free of charge from PartnerRe at the address indicated above and from UBS Investment Banking (Postal address: 65 rue de Courcelles, 75008 Paris; telephone: 01 48 88 30 30), and on the websites of PartnerRe (www.partnerre.com) and the AMF (www.amf-france.org).

The Merger is being made for the securities of Paris Re.  The Merger is subject to the disclosure requirements and practices applicable in Switzerland to statutory mergers, and the listing of PartnerRe common shares on NYSE Euronext Paris in connection with the Merger is subject to the disclosure requirements of the General Rules of the AMF (the French securities regulator) that are, in each case, different from those of the United States.  Financial statements of Paris Re and of the Acquisition Subsidiary included in this document, if any, have been prepared in accordance with financial reporting standards that may not be comparable with the financial statements of companies that are prepared in accordance with United States generally accepted accounting principles.

It may be difficult for investors to enforce their rights and any claims they may have arising under U.S. federal securities laws, since each of the constituent entities to the Merger are Swiss companies, and PartnerRe is a Bermuda company, and some or all of their officers and directors may be residents of countries other than the United States.  Investors may not be able to sue a non-U.S. company or its officers and directors in a non-U.S. court for violations of the U.S. securities laws.  It may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Investors should be aware that PartnerRe and its subsidiaries may purchase Paris Re common shares otherwise than in the Merger, such as in open market or privately negotiated purchases.

Prospectus Summary

Note to the reader

This summary should be read as an introduction to the Prospectus.  Where a claim relating to the information contained in a Prospectus is brought before a court, the plaintiff investor might, under the national legislation of the Member States of the European Community or States party to the European Economic Area Agreement, have to bear the costs of translating the Prospectus before the legal proceedings are initiated.  Civil liability attaches to the persons who presented the summary, and any translation thereof, only if the content of the summary is misleading, inaccurate or inconsistent when read with other parts of the Prospectus.

The following is a summary of some of the information contained in this Prospectus. PartnerRe urges you to read this entire document carefully, including the risk factors, its historical consolidated financial statements and the notes to those financial statements.

Summary of the Transactions

On July 4, 2009, PartnerRe entered into definitive agreements to effect a multi-step acquisition of all of the outstanding Paris Re common shares and Paris Re warrants.  In each of these Transactions, PartnerRe exchanged or will exchange 0.30 PartnerRe common shares for each Paris Re common share, subject to adjustment in the case of the Merger described below.

As a first step in the acquisition, which closed on October 2, 2009, the Acquisition Subsidiary purchased in the aggregate approximately 77.1%10 of the outstanding Paris Re common shares and approximately 98.9%11 of the outstanding Paris Re warrants.  The Paris Re common shares and warrants acquired on October 2, 2009 included the purchase of 57.5%12 of the Paris Re outstanding common shares owned by six investment funds and their related entities that PartnerRe committed to purchase on July 4, 2009, as well as the purchase of an additional 19.6%13 of the outstanding Paris Re common shares that PartnerRe agreed to acquire simultaneously with the closing of the Block Purchase from certain other Paris Re shareholders.  At the completion of the Block Purchase and the Post-Announcement Purchases, PartnerRe, through the Acquisition Subsidiary, owned approximately 83.2%14 of Paris Re outstanding common shares, including the 6.1%15 of the outstanding Paris Re common shares  acquired by PartnerRe from certain shareholders in July 2009.  In the Pre-Announcement Purchases, the Block Purchase and the Post-Announcement Purchases, PartnerRe exchanged 0.30 PartnerRe common shares for each Paris Re common share and 0.167 PartnerRe common shares for each Paris Re warrant.  Following the closing of the Block Purchase and the Post-Announcement Purchases, the Paris Re board of directors was reconstituted to give PartnerRe designees majority representation on the Paris Re board of directors.  In addition, following the closing of

10
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 72.6%.

11	8,391,195 out of 8,487,750 outstanding warrants.
12
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 54.2%.

13
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 18.4%.

14
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 78.4%.

15
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 5.8%.

the Block Purchase and the Post-Announcement Purchases, one of the existing directors on the Paris Re board of directors was appointed to the PartnerRe board of directors.

Following the closing of the Block Purchase and the Post-Announcement Purchases, PartnerRe entered into a number of separate securities purchase agreements pursuant to which PartnerRe acquired in late October and early November 2009 in the aggregate approximately 5.7%16 of the outstanding Paris Re common shares held by certain Paris Re shareholders.  The purchase price per Paris Re common share paid in the Subsequent Purchases was the same per share consideration paid in the Pre-Announcement Purchases, the Block Purchase and the Post-Announcement Purchases.  As a result of the Subsequent Purchases, PartnerRe currently owns, through the Acquisition Subsidiary, 88.7%17 of Paris Re’s outstanding common shares.

Pursuant to the terms of the Transaction Agreement dated as of July 4, 2009, PartnerRe has agreed to acquire the remaining Paris Re common shares outstanding through the compulsory Merger of Paris Re with and into the Acquisition Subsidiary in accordance with Swiss law.  The Merger is subject to certain customary conditions, including the affirmative approval of holders of at least 90% of the outstanding Paris Re voting rights in accordance with Swiss law.  Pursuant to the terms of the Transaction Agreement, a meeting of the Paris Re shareholders for the purpose of approving the Merger is scheduled to occur on December 7, 2009.  By virtue of PartnerRe’s ownership of Paris Re common shares as well as the binding commitment by all members of Paris Re’s management board to vote certain of their common shares, representing in the aggregate approximately 2.2% of the outstanding Paris Re common shares, in favor of the Merger, PartnerRe has secured more than 90% of the outstanding Paris Re voting rights based on the number of Paris Re common shares (excluding treasury shares) outstanding as of June 30, 2009.  The purchase price per Paris Re common share payable is 0.301818 PartnerRe common share for each Paris Re common share, which is the same per share consideration paid in the Pre-Announcement Purchases, the Block Purchase, the Post-Announcement Purchases and the Subsequent Purchases as adjusted upwards to account for the US$0.47 per share cash dividend declared on the PartnerRe common shares on October 26, 2009 with a record date of November 20, 2009.  The Merger is currently expected to close on December 7, 2009.

Previously, PartnerRe had agreed to commence a voluntary exchange offer for all remaining outstanding Paris Re common shares prior to the Merger.  However, as a result of certain structural amendments entered into on September 28, 2009 among PartnerRe, Paris Re and the Acquisition Subsidiary, the Merger will no longer be preceded by a voluntary exchange offer. However, if (1) the affirmative vote of the holders of at least 90% of all outstanding Paris Re voting rights in favor of the Merger is not obtained at the Paris Re shareholders’ meeting called for that purpose or at any adjournment or postponement thereof, or (2) the Merger is not effective on or prior to January 31, 2010, the original transaction structure will be reinstated.

On November 2, 2009, Paris Re paid the Share Capital Repayment by way of a capital reduction to holders of Paris Re common shares of CHF 4.17 per Paris Re common share (the Swiss franc equivalent of US$3.85 as of July 7, 2009, the date on which Paris Re fixed the U.S. dollar/Swiss franc currency exchange rate to be used for the Share Capital Repayment).  The Paris Re shareholders who sold their common shares to PartnerRe prior to the Share Capital Repayment in the Pre-Announcement Purchases, the Block Purchase, the Post-Announcement Purchases and the Subsequent Purchases received payment for the Share Capital Repayment either in cash or in the form of a promissory note issued by PartnerRe.  Following the payment of the Share Capital Repayment, PartnerRe paid in full all promissory notes issued to sellers of Paris Re common shares.

16	Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.
17	Calculated on the basis of a capital stock of 80,769,734 shares (net of treasury shares) as of November 19, 2009.
18	Based on the average closing price for a PartnerRe share on the New York Stock Exchange for the five trading days immediately prior to November 20, 2009 of US$77.63 per share.

1.	Information related to PartnerRe
1.1.	General description of PartnerRe

PartnerRe, incorporated in Bermuda in August 1993, is an international reinsurance group which provides reinsurance on a worldwide basis through its wholly owned subsidiaries on risks including, but not limited to, property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines and life/annuity and health. The Company also offers alternative risk products that include weather and credit protection to financial, industrial and service companies on a worldwide basis.

1.2.	Selected historical consolidated financial information of PartnerRe

The table below shows certain selected historical consolidated financial information relating to PartnerRe19.

	For the years ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(in millions of U.S. dollars or shares, except ratios and per share data)
Statement of Operations Data
Gross premiums written	$4,028	$3,810	$3,734	$2,187	$2,407
Net premiums written	3,989	3,757	3,689	2,153	2,368
Net premiums earned	$3,928	$3,777	$3,667	$1,693	$1,865
Net investment income	573	523	449	269	283
Net realized and unrealized investment (losses) gains	(531)	(72)	47	236	(271)
Net realized gain on purchase of capital efficient notes	—	—	—	88	—
Other income (loss)	10	(17)	24	8	6
Total revenues	3,980	4,211	4,187	2,294	1,883
Losses and loss expenses and life policy benefits	2,609	2,082	2,111	978	1,138
Total expenses	3,918	3,328	3,355	1,561	1,790
Income (loss) before taxes and interest in (losses) earnings of equity investments	62	883	832	733	93
Income tax expense (benefit)	10	82	95	117	(11)
Interest in (losses) earnings of equity investments	(5)	(83)	12	—	(1)
Net income (loss)	$47	$718	$749	$616	$103
Basic net income (loss) per common share	$0.22	$12.18	$12.58	$10.58	$1.58
Diluted net income (loss) per common share	$0.22	$11.87	$12.37	$10.43	$1.54

19
The financial information has been derived from the audited financial statements filed as part of PartnerRe’s Annual Report on Form 10-K for the years ended December 31, 2008 and 2007 and the unaudited interim financial statements filed as part of PartnerRe’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and 2008. This information has been prepared in accordance with accounting principles generally accepted in the United States, which are referred to as “U.S. GAAP”. This financial information should be read in conjunction with the financial statements and the related notes and other financial information, including management’s discussion and analysis of financial condition and results of operations, contained in the Annual Reports on Form 10-K for the years ended December 31, 2008 and 2007 and the Quarterly Report on Form 10-Q for the quarters ended June 30, 2009 and 2008.  The following selected historical financial information is qualified in its entirety by reference to the financial statements, information and notes contained in those documents.

	For the years ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(in millions of U.S. dollars or shares, except ratios and per share data)
Dividends declared and paid per common share[20]	$1.84	$1.72	$1.60	$0.94	$0.92
Weighted average number of common and common share equivalents outstanding	55.6	57.6	57.8	57.4	55.7

Non-life Ratios
Loss ratio(a)	63.9%	50.8%	54.8%	54.8%	57.6%
Acquisition ratio(b)	23.3	22.9	23.1	22.9	23.8
Other operating expense ratio(c)	6.9	6.7	6.5	7.6	7.6
Combined ratio(d)	94.1%	80.4%	84.4%	85.3%	89.0%
______________________
(a) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(b) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(c) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(d) Combined ratio is defined as the sum of the loss ratio, the acquisition ratio and the other operating expense ratio.

	At December 31,			At June 30,
	2008	2007	2006	2009	2008
	(in millions of U.S. dollars or shares, except per share data)
Balance Sheet Data
Total investments and cash	$11,724	$11,572	$10,679	$12,070	$12,042
Total assets	16,279	16,149	15,034	16,974	17,388
Unpaid losses and loss expenses and policy benefits for life and annuity contracts	8,943	8,773	8,301	8,943	9,255
Long-term debt	200	620	620	200	400
Debt related to senior notes	250	—	—	250	250
Debt related to capital efficient notes	258	258	258	71	258
Debt related to trust preferred securities	—	—	—	—	—
Total shareholders’ equity	4,199	4,322	3,786	4,768	4,409
Diluted book value per common and common share equivalents outstanding	$63.95	$67.96	$56.07	$73.85	$70.22
Number of common shares outstanding, net of treasury shares	56.5	54.3	57.1	56.7	54.0

20
Dividends declared and paid per common share for the fiscal years ending on December 31, 2005 and December 31, 2004, respectively, are provided in the Selected Historical Consolidated Financial Information of PartnerRe included p. 24 of the Transaction Proxy Statement.

1.3.	Statement of capitalization and indebtedness as of September 30, 2009 and as of December 31, 2008 (in thousands of USD excluding the number of shares)

The below tables are derived from PartnerRe’s unaudited consolidated financial statements.

Total financial debt:

	30 September 2009	31 December 2008
Current portion of long-term debt	200,000	200,000
Long-term debt	-	200,000
Debt related senior notes	250,000	250,000
Debt related to capital efficient notes	70,989	257,605
Total financial debt	520,989	907,605

Cash and cash equivalents:

	30 September 2009	31 December 2008
Cash and cash equivalents[21]	772,250	838,280

Equity:

	Number of shares	Common shares at par value	Preferred Shares	Additional Paid-in Capital	Other	Retained Earnings	Treasury Shares	Total Group Equity
Equity as at January 1, 2009	56,453,334	57,749	20,800	1,465,688	22,808	2,729,662	(97,599)	4,199,108
Issue of common shares	527,995	528	-	36,272	-	-	-	36,800
Other comprehensive income	-	-	-	-	48,520	-	-	48,520
Net income	-	-	-	-	-	1,182,494	-	1,182,494
Dividends paid	-	-	-	-	-	(105,712)	-	(105,712)
Reissuance of treasury shares	1,290,173	-	-	-	-	(13,883)	97,227	83,344
Equity as at September 30, 2009	58,271,502	58,277	20,800	1,501,960	71,328	3,792,561	(372)	5,444,554

1.4.	Risk factors relating to PartnerRe

Set forth below are summaries of certain of the risks, uncertainties and other factors that may affect PartnerRe’s future results.

•
The current state of the economy and capital markets increases the possibility of adverse effects on PartnerRe’s financial position and results of operations. Further economic downturns could impair PartnerRe’s investment portfolio and affect the primary insurance market, which could, in turn, harm PartnerRe’s operating results and reduce its volume of new business.

21	Cash and cash equivalents are composed of cash balances and debt securities that, at purchase, have a maturity of three months or less.

Due to the inherent volatility of the business, the seasonality in the timing of payments by cedants and the irregular timing of loss payments, the Company could use its cash balances available to cover either its operating activities or its financing activities.

•	Since PartnerRe relies on a few reinsurance brokers for a large percentage of its business, loss of business provided by these brokers could reduce its premium volume and net income.

•	PartnerRe’s debt, credit and International Swap Dealers Association (ISDA) agreements may limit its financial and operational flexibility, which may affect its ability to conduct its business.

•
If any one of the financial institutions that PartnerRe uses in its operations, including those that participate in its credit facilities, fails or is otherwise unable to meet their commitments, PartnerRe could incur substantial losses and reduced liquidity.

•	Emerging claim and coverage issues could adversely affect PartnerRe’s business.

•	If PartnerRe’s non-U.S. operations become subject to U.S. income taxation, its net income will decrease.

•
If proposed legislation previously introduced in both U.S. Houses of Congress is reintroduced and passed, PartnerRe’s individual U.S. shareholders may no longer qualify for current capital gains rates on its dividends.

•
The impact of Bermuda’s letter of commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect PartnerRe’s tax status in Bermuda.

•	If proposed U.S. legislation is passed, PartnerRe’s U.S. reinsurance subsidiary may be subject to higher U.S. taxation and its net income would decrease.

•	Investors may encounter difficulties in service of process and enforcement of judgments against PartnerRe in the United States.

•	Provisions in PartnerRe’s Bye-Laws restrict the voting rights of its shares.

•	There are provisions in PartnerRe’s Bye-Laws that may restrict the ability to transfer shares and which may require shareholders to sell their shares.

1.5.	Management

Current members of the board of directors are:

-	John A. Rollwagen (Chairman of the Board)
-	Vito H. Baumgartner
-	Judith Hanratty
-	Jan H. Holsboer
-	Roberto Mendoza
-	Jean-Paul L. Montupet
-	Rémy Sautter
-	Lucio Stanca
-	Patrick Thiele
-	Kevin M. Twomey
-	Jürgen Zech
-	David Zwiener

1.6.	Recent trend

No recent event likely to materially affect PartnerRe’s prospects has occurred since September 30, 2009.

1.7.	Working capital statement

PartnerRe states that, in its opinion, the working capital is sufficient to meet its present requirements over the 12 months from the date of the Prospectus.

1.8.	Capital stock of PartnerRe

As of November 23, 2009, the Company's issued share capital amounted to US$79,706,744 and was divided into 79,706,744 shares (including 5,000 treasury shares), all being fully paid-up and each of a par value of US$1.

The total authorized shares of PartnerRe were 200,000,000 shares, par value US$1 per share, as follows:
- 130,000,000 designated common shares;
- 11,600,000 designated 6.75% Series C cumulative redeemable preferred shares;
- 9,200,000 designated 6.5% Series D cumulative redeemable preferred shares;
- 14,000,000 designated and redeemed preference shares; and
- 35,200,000 undesignated shares.

1.9.	Shareholders’ List

The following table sets forth certain information, based on 79,701,744 PartnerRe common shares outstanding as of November 23, 2009, with respect to the beneficial ownership of PartnerRe common shares by each person (including each corporate group) known by PartnerRe, based on public filings made with the SEC, to beneficially own more than 5% of the outstanding PartnerRe common shares. The information contained in the table is based solely on reports on Schedule 13G and Schedule 13D filed with the SEC; PartnerRe has not independently verified the data. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. The PartnerRe common shares detailed in the table are not necessarily owned by the entities named but may be owned by accounts over which they exercise discretionary investment authority.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Stone Point Capital LLC 20 Horseneck Lane Greenwich, CT 06830, U.S.A	5,635,127(a)	7.07%

FMR LLC 82 Devonshire Street Boston, MA, 02109, U.S.A	5,497,856(b)	6.90%

Hellman & Friedman LLC One Maritime Plaza, 12th Floor San Francisco, CA 94111, U.S.A	4,130,357(c)	5.18%

(a)
As of October 2, 2009, based upon a joint report on Schedule 13D filed on October 2, 2009,(i) Trident III, L.P. ("Trident III") may be deemed to beneficially own an aggregate of 4,780,194 shares of common shares (consisting of the 4,022,962 shares of common shares that it holds and the 757,232 shares of common shares held by Procific), representing approximately 6.1% of the common shares outstanding; (ii) Trident III Professionals Fund, L.P. ("Trident III PF") may be deemed to beneficially own an aggregate of 854,933 shares of common shares (consisting of the 97,701 shares of common shares that it holds and the 757,232 shares of common shares held by Procific), representing approximately 1.1% of the common shares outstanding; (iii) in its capacity as sole general partner of Trident III, Trident Capital III, L.P. may be deemed to beneficially own an aggregate of 4,780,194 shares of common shares (consisting of 4,022,962 shares of common shares held by Trident III and the 757,232 shares of common shares held by Procific), representing approximately 6.1% of the common shares outstanding; (iv) in its capacity as sole general partner of Trident III PF, Stone Point GP Ltd. may be deemed to beneficially own an aggregate of 854,933 shares of common shares (consisting of 97,701 shares of common shares held by Trident III PF and the 757,232 shares of common shares held by Procific), representing approximately 1.1% of the common shares outstanding; and (v) in its capacity as the manager of Trident III and Trident III PF, Stone Point Capital LLC may be deemed to beneficially own an aggregate of 4,877,895 shares of common shares (consisting of 4,022,962 shares of common shares held by Trident III, 97,701 shares of common shares held by Trident III PF and the 757,232 shares of common shares held by Procific), representing approximately 6.2% of the common shares outstanding.

(b)
As of December 31, 2008, based on a joint report on Schedule 13G/A filed on February 17, 2009, FMR LLC, Edward C. Johnson 3rd and Fidelity Management & Research Company are together deemed to be the beneficial owners and have sole dispositive power over 5,497,856 common shares. The Schedule 13G/A states that no one person’s interest exceeds 5% of PartnerRe’s total outstanding common shares.

(c)
As of October 2, 2009, based upon a joint report on Schedule 13D filed on October 2, 2009, (i) Hellman & Friedman Capital Partners V (Cayman), L.P. ("HFCP V") may be deemed to beneficially own the 3,615,863 shares of common shares that it holds, representing approximately 4.6% of the common shares outstanding; (ii) Hellman & Friedman Capital Partners V (Cayman) Parallel), L.P. ("HFCP V Parallel") may be deemed to beneficially own the 513,651 shares of common shares that it holds, representing approximately 0.7% of the common shares outstanding; (iii) Hellman & Friedman Capital Associates V (Cayman), L.P. ("HFCA V") may be deemed to beneficially own the 843 shares of common shares that it holds, representing less than 0.1% of the common shares outstanding; (iv) in its capacity as the sole general partner of HFCP V and HFCP V Parallel, Hellman & Friedman Investors V (Cayman), L.P. ("HFI V LP") may be deemed to beneficially own an aggregate of 4,129,514 shares of common shares, representing approximately 5.3% of the common shares outstanding; and (v) in its capacity as the sole general partner of HFI V LP and HFCA V, Hellman & Friedman Investors V (Cayman), Ltd. may be deemed to beneficially own an aggregate of 4,130,357 shares of common shares, representing approximately 5.3% of the common shares outstanding.

2.	Information related to the Transactions
2.1.	Ownership of PartnerRe following the Transactions

Assuming the base case assumptions described on page 77 in Note 1 – Basis of pro forma presentation of the notes to the unaudited pro forma condensed combined financial information in Chapter B, at the completion of the Transactions, it is expected that (i) there will be outstanding approximately 83,9 million PartnerRe common shares (net of treasury shares), (ii) the PartnerRe common shares issued to current or former holders of Paris Re common shares and warrants in the Transactions will represent approximately 31.1% of the outstanding PartnerRe common shares immediately after the Merger and (iii) PartnerRe common shares held by PartnerRe shareholders who were already shareholders of PartnerRe prior to the Transactions will represent approximately 68.9% of the outstanding PartnerRe common shares immediately after the Merger.

2.2.	Strategy of PartnerRe following the Transactions

PartnerRe’s strategy will remain unchanged following the Transactions. PartnerRe intends to fully integrate Paris Re’s business into PartnerRe’s upon completion of the Transactions.  Following the Transactions, PartnerRe will maintain the following five-point strategy mentioned for the combined entity.

•
Diversify risk across products, assets and geographies: PartnerRe writes most lines of business in approximately 150 countries worldwide. Management believes diversification is a competitive advantage, which increases return per unit of risk, provides access to reinsurance business opportunities worldwide, and reduces the overall volatility of results. It is also the cornerstone of PartnerRe’s risk management approach.

•
Maintain a risk appetite moderately above the market: PartnerRe is in the business of assuming risk for an appropriate return. PartnerRe seeks to focus its book of business on those lines of business and market segments where it perceives greatest potential for profit over time.

•
Actively manage capital across the portfolio and over the cycle: To achieve effective and efficient capital allocation, PartnerRe has an intense focus on operating return on equity (ROE). This discipline and focus, supported by strong actuarial and financial analysis, allows PartnerRe to make well-informed decisions at the underwriting and pricing level, as well as in the allocation of capital within its portfolio of reinsurance businesses and within pre-established risk limits.

•
Add value through underwriting and transactional excellence: Underwriting and transactional excellence is achieved in three principal ways: through the quality of PartnerRe’s people, the structure they operate in, and the effectiveness of various processes and tools.

•
Achieve superior returns on invested assets in the context of a disciplined risk framework: Strong underwriting must be complemented with prudent financial management and superior asset management in order to achieve PartnerRe’s targeted returns. PartnerRe is committed to maintaining a strong and transparent balance sheet and achieving superior investment returns by gradually expanding its investment portfolio into new risk classes, many of which have more connection with capital markets than with traditional reinsurance markets. PartnerRe assumes investment risk according to the same principles used for reinsurance underwriting, including diversification.

2.3.	Risk factors related to the Transactions
2.3.1.	Risk factors relating to the Transactions

Set forth below are summaries of certain of the risks, uncertainties and other factors relating to the Transactions.

•	The integration of PartnerRe and Paris Re following the Transactions may present significant challenges.

•	PartnerRe and Paris Re have and will incur transaction, integration and restructuring costs in connection with the Transactions.

•
The dilution of the ownership and voting interest of PartnerRe shareholders as a result of the issuance of PartnerRe common shares and securities exercisable or exchangeable for PartnerRe common shares to the holders of Paris Re securities in connection with the Transactions may be greater than anticipated.

•	Following the Transactions, the former holders of Paris Re securities may be able to significantly influence PartnerRe.

•	The market price of PartnerRe’s common shares may decline as a result of the Transactions.

2.3.2.	Risk factors relating to the combined entity following the Transactions

Set forth below are summaries of certain of the risks, uncertainties and other factors that may affect the future results of the combined entity following the Transactions.

•
A limited number of reinsurance brokers and broker transactions account for a large portion of the combined entity’s revenues, and a loss of all or a substantial portion of this brokered business could have a significant and negative effect on the combined entity’s business and results of operations.

•	Following the Transactions, the combined entity could be subject to greater risk concentrations than either company would incur on a stand-alone basis.

•
PartnerRe will be exposed to underwriting and other business risks during the period that Paris Re’s business continues to be operated independently from PartnerRe’s and integration risks during the extended period until the Transactions are completed in their entirety.

•
The Transactions may result in a ratings downgrade of the combined entity or its reinsurance subsidiaries (including the newly acquired Paris Re reinsurance operating companies) which may negatively impact the combined entity’s business, financial condition and operating results, as well as the market price of its common shares.

•	If PartnerRe is downgraded by rating agencies, its standing with brokers and customers could be negatively impacted and may negatively impact its results of operations.

•
Management believes ratings below A−, or its equivalent, from the various rating agencies could lead to modification of certain contracts or make it more difficult for PartnerRe to obtain new business. PartnerRe expects that the rating agencies will issue ratings shortly after the Merger.

•
The fact that PartnerRe's common shares will be listed on the New York Stock Exchange and NYSE Euronext Paris may reduce the trading liquidity on one or both of these exchanges. PartnerRe can provide no assurance that an active public trading market will develop on NYSE Euronext Paris or will be sustained on the New York Stock Exchange, where PartnerRe’s common shares are also currently listed.  If an active public trading market does not develop or is not sustained, the liquidity of an investment in PartnerRe’s common shares may be limited, and PartnerRe's share price may decline significantly as a result.  In order to enhance the liquidity of its common shares, PartnerRe has agreed to make available a share dealing facility, which will give holders of Paris Re common shares who receive PartnerRe common shares in the Merger the option of selling some or all of their PartnerRe common shares on the New York Stock Exchange.  PartnerRe will bear the transaction costs associated with such sales (brokerage fees and stamp duties, if any). This share dealing facility will be limited to the PartnerRe common shares received in exchange for Paris Re common shares in the Merger (see Share Dealing Facility in section 3, on page 18).

•	PartnerRe and Paris Re may lose employees due to uncertainties associated with the Transactions and may not be able to hire qualified new employees.

3.	Information relating to the admission to listing and trading on NYSE Euronext Paris

Stock exchange listing
PartnerRe has applied for admission to listing and trading on NYSE Euronext Paris of 79,706,744 common shares issued as of November 23, 2009 and of 4,212,604 common shares to be issued in connection with the Merger.

Trading	PartnerRe is expected to be continuously traded on NYSE Euronext Paris under the symbol PRE. Trading of PartnerRe’s common shares on NYSE Euronext Paris will be in Euros.

Securities Identification Code	The CUSIP number assigned to PartnerRe’s common shares is G6852T105. The ISIN is BMG6852T1053.

Paris Paying Agent	BNP Paribas Securities Services, GCT Emetteurs (address: 11 rue Ella Fitzgerald 75019 Paris) is acting as PartnerRe’s paying agent for France.

Dividend policy
On September 1, 2009, PartnerRe paid a quarterly common share dividend of US$0.47 per share to shareholders of records on August 21, 2009.  PartnerRe also declared a US$0.47 per share cash dividend on its common shares on October 26, 2009 with a record date of November 20, 2009.

See Section 4.8 “Dividend Policy” in Chapter B.

Purpose of the Listing
As its scale and international presence continue to increase, PartnerRe is attracting greater numbers of investors based outside of the United States, particularly in Europe. The NYSE Euronext Paris listing is intended to promote additional liquidity for all investors and provide greater access to PartnerRe's shares among European fund managers who may be required to invest in Euro-zone markets or currencies only.

Use of Proceeds
PartnerRe will not receive any proceeds from the admission to listing and trading of its common shares on NYSE Euronext Paris.

The PartnerRe common shares to be issued in connection with the Merger will be exchanged for Paris Re common shares.

Settlement	Settlement of any transactions on NYSE Euronext Paris is expected to occur through the book-entry facilities of Euroclear France.

Share dealing facility
PartnerRe has agreed to make available a share dealing facility, which is a facility that allows holders of Paris Re common shares who receive PartnerRe common shares in the Merger to sell either part or all of their PartnerRe common shares on the New York Stock Exchange if they so choose while PartnerRe will bear the transaction costs associated with such sale (any brokerage fees or stamp duties, if any). This share dealing facility will be limited to the PartnerRe common shares received in exchange for Paris Re common shares in the Merger.

Market Capitalization
Based on 79,701,744 issued and outstanding common shares as of November 23, 2009 (excluding the 5,000 common shares held in treasury), and the closing price of the common shares on the NYSE on November 23, 2009 (US$77.27), PartnerRe had a market capitalization of approximately US$6,158,553,758.88 which, based on the exchange rate on November 23, 2009 (US$1 = EUR 0.67), corresponds to approximately EUR 4,126,231,018.45.

Timetable	- Dec. 2, 2009 AMF visa granted on PartnerRe’s listing prospectus
- Dec. 4, 2009 Publication by NYSE Euronext Paris of a notice regarding the admission to listing and trading of the existing PartnerRe shares on December 7, 2009 (opening of the Paris market)
- Dec. 7, 2009

Admission to listing and trading on NYSE Euronext Paris of PartnerRe’s existing shares

Extraordinary Shareholders' Meetings of Paris Re and the Acquisition Subsidiary

Currently expected effective time of the Merger: Registration of the Merger with the commercial register, dissolution of the company by deregistration from the commercial register

- Dec. 8, 2009

Publication by NYSE Euronext Paris of a notice regarding the admission to listing and trading of the PartnerRe shares issued in connection with the Merger and the delisting of Paris Re’s shares from NYSE Euronext Paris on December 10, 2009 (opening of the Paris market)

- Dec. 10, 2009 Admission to listing and trading on NYSE Euronext Paris of PartnerRe's shares issued in connection with the Merger

Delisting of Paris Re’s shares from NYSE Euronext Paris

- From Dec. 10, 2009 Exchange of Paris Re shares against PartnerRe shares issued in connection with the Merger
- Jan. 4, 2010 Beginning of the window period for the share dealing facility
- Jan. 15, 2010 End of the window period for the share dealing facility

4.	Selected unaudited pro forma condensed combined financial information

The following selected unaudited pro forma condensed combined financial information is intended to provide you with information about how the Transactions might have affected the historical financial statements of PartnerRe if they had been consummated at an earlier time.  “Combined” refers to the addition of the PartnerRe and Paris Re’s respective figures.  The unaudited pro forma condensed combined financial information has been prepared using PartnerRe’s financial statements, prepared on the basis of accounting standards generally accepted in the United States (U.S. GAAP) and Paris Re’s financial statements, prepared on the basis of International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board, adjusted for certain differences between IFRS and U.S. GAAP.  These adjustments were provided to PartnerRe by Paris Re and have not been audited.  See Note 2 of the unaudited pro forma condensed combined financial information in Chapter B on page 78. The Independent Accountants’ report on Pro Forma Financial Information is on pages 85 and 86.

	Pro Forma Combined
	For the Year Ended December 31, 2008	For the Six Months Ended June 30, 2009
	(in millions of U.S. dollars or shares, except per share data)
Statement of Operations Data
Gross premiums written	$5,431	$3,143
Net premiums written	5,186	2,969
Net premiums earned	$5,139	$2,271
Net investment income	782	348
Net realized and unrealized investment (losses) gains	(512)	250
Net realized gain on purchase of capital efficient notes	—	88
Other income	9	8
Total revenues	5,418	2,965
Losses and loss expense and life policy benefits	3,501	1,359
Total expenses	5,331	2,072
Income before taxes and interest in losses of equity investments	87	893
Income tax expense	22	141
Interest in losses of equity investments	(6)	—
Net income	$59	$752
Basic net income per common share	$0.30	$8.93
Diluted net income per common share	$0.30	$8.83
Weighted average number of common and common share equivalents outstanding	81.5	83.3

Pro Forma Combined
At June 30, 2009
(in millions of U.S. dollars or shares, except per share data)
Balance Sheet Data
Total investments and cash	$14,616
Funds held by reinsured companies	3,167
Intangible assets	292
Goodwill	478
Total assets	23,474
Unpaid losses and loss expenses and policy benefits for life and annuity contracts	12,260
Debt obligations	521
Total shareholders’ equity	6,644
Diluted book value per common share	$73.45
Common shares and common share equivalents outstanding	83.4

Translation in French of the Prospectus Summary

Résumé du Prospectus

Avertissement au lecteur

Ce résumé doit être lu comme une introduction au Prospectus. Lorsqu’une action concernant l’information contenue dans le Prospectus est intentée devant un tribunal, l’investisseur plaignant peut, selon la législation nationale des Etats membres de la Communauté Européenne ou parties à l’accord sur l’Espace Economique Européen, devoir prendre à sa charge les frais de traduction du Prospectus avant le début de la procédure judiciaire. Les personnes qui ont présenté le résumé, y compris le cas échéant sa traduction, n’engagent leur responsabilité civile que si le contenu du résumé est trompeur, inexact ou contradictoire par rapport aux autres parties du Prospectus.

Ce qui suit est un résumé de certaines informations contenues dans le présent Prospectus. PartnerRe vous incite à lire avec attention l’intégralité du document, y compris les facteurs de risque, ses états financiers historiques consolidés et les notes annexes à ces états financiers.

Résumé des Opérations

Le 4 juillet 2009, PartnerRe a conclu des accords définitifs en vue de l’acquisition en plusieurs étapes de l’intégralité des actions et bons de souscription d’actions (warrants) de Paris Re. Dans chacune de ces Opérations, PartnerRe a échangé ou échangera 0,30 action (common share) PartnerRe pour chaque action Paris Re, sous réserve de l’ajustement prévu dans le cadre de la Fusion, tel que décrit ci-dessous.

Au titre de la première étape de l'acquisition, qui s’est réalisée le 2 octobre 2009, la Filiale d'Acquisition a acquis au total environ 77,1%22 des actions de Paris Re et environ 98,9%23 des bons de souscription d’actions (warrants) de Paris Re. Le 2 octobre 2009, l'acquisition portait sur 57,5%24 des actions de Paris Re détenues par six fonds d'investissement et leurs entités apparentées que PartnerRe s’était engagée à acquérir le 4 juillet 2009, ainsi que sur un bloc supplémentaire de 19,6%25 d’actions de Paris Re que PartnerRe s’était engagée à acquérir, simultanément à la réalisation de l’Acquisition du Bloc, auprès d’autres actionnaires de Paris Re. Aux termes de l’Acquisition du Bloc et des Acquisitions Postérieures à l’Annonce, PartnerRe, par le biais de sa Filiale d’Acquisition, détenait environ 83,2%26 des actions de Paris Re, en ce compris 6,1%27 des actions de Paris Re acquises par PartnerRe auprès de certains actionnaires en juillet 2009. Dans le cadre des Acquisitions Antérieures à l’Annonce, de l’Acquisition du Bloc et des Acquisitions Postérieures à l’Annonce, PartnerRe a offert une parité d’échange de 0,30 action (common share) de PartnerRe pour chaque action de Paris Re et de 0,167 action (common share) de PartnerRe pour chaque bon de souscription d’actions

22
Calculé sur la base d’un capital social de 80 628 629 actions (hors actions auto-détenues) au 30 juin 2009. Lorsqu’il est établi conformément aux dispositions du Règlement général de l’AMF relatives à la notification des franchissements de seuils, sur la base d’un capital social de 85 581 541 actions au 30 juin 2009, ce pourcentage est de 72,6%.

23	Soit 8 391 195 bons de souscription d’actions (warrants) sur un total de 8 487 750 bons de souscription d’actions (warrants).
24
Calculé sur la base d’un capital social de 80 628 629 actions (hors actions auto-détenues) au 30 juin 2009. Lorsqu’il est établi conformément aux dispositions du Règlement général de l’AMF relatives à la notification des franchissements de seuils, sur la base d’un capital social de 85 581 541 actions au 30 juin 2009, ce pourcentage est de 54,2%.

25
Calculé sur la base d’un capital social de 80 628 629 actions (hors actions auto-détenues) au 30 juin 2009. Lorsqu’il est établi conformément aux dispositions du Règlement général de l’AMF relatives à la notification des franchissements de seuils, sur la base d’un capital social de 85 581 541 actions au 30 juin 2009, ce pourcentage est de 18,4%.

26
Calculé sur la base d’un capital social de 80 628 629 actions (hors actions auto-détenues) au 30 juin 2009. Lorsqu’il est établi conformément aux dispositions du Règlement général de l’AMF relatives à la notification des franchissements de seuils, sur la base d’un capital social de 85 581 541 actions au 30 juin 2009, ce pourcentage est de 78,4%.

27
Calculé sur la base d’un capital social de 80 628 629 actions (hors actions auto-détenues) au 30 juin 2009. Lorsqu’il est établi conformément aux dispositions du Règlement général de l’AMF relatives à la notification des franchissements de seuils, sur la base d’un capital social de 85 581 541 actions au 30 juin 2009, ce pourcentage est de 5,8%.

Translation in French of the Prospectus Summary

(warrant) de Paris Re. A la suite de la réalisation de l'Acquisition du Bloc et des Acquisitions Postérieures à l’Annonce, le conseil d'administration de Paris Re a été recomposé afin que les représentants de PartnerRe obtiennent la majorité des sièges au conseil d’administration de Paris Re. En outre, à la suite de la réalisation de l'Acquisition du Bloc et des Acquisitions Postérieures à l’Annonce, l’un des administrateurs de Paris Re a été nommé administrateur au sein du conseil d'administration de PartnerRe.

Postérieurement à la réalisation de l’Acquisition du Bloc et des Acquisitions Postérieures à l’Annonce, PartnerRe a conclu plusieurs accords portant sur l’acquisition d’actions en application desquels PartnerRe a acquis fin octobre et début novembre 2009, environ 5,7%28 des actions de Paris Re auprès d’autres actionnaires de Paris Re. Le prix d’acquisition de chaque action Paris Re payé lors des Acquisitions Ultérieures est identique à celui payé lors des Acquisitions Antérieures à l’Annonce, de l’Acquisition du Bloc et des Acquisitions Postérieures à l’Annonce. En conséquence de ces Acquisitions Ultérieures, PartnerRe détient actuellement, par le biais de sa Filiale d’Acquisition, 88,7%29 des actions de Paris Re.

Conformément aux termes de l’Accord de Rapprochement du 4 juillet 2009, PartnerRe a accepté d’acquérir les actions restantes de Paris Re au moyen d’une Fusion absorption obligatoire de Paris Re par la Filiale d’Acquisition, soumise au droit suisse. La Fusion est soumise à certaines conditions suspensives usuelles en la matière telles que l'approbation de la Fusion par les détenteurs d'au moins 90% des droits de vote de Paris Re, en conformité avec le droit suisse. Conformément aux termes de l'Accord de Rapprochement, une assemblée des actionnaires de Paris Re doit se réunir le 7 décembre 2009 afin d’approuver la Fusion. Du fait de la participation de PartnerRe au capital de Paris Re ainsi que de l'engagement de vote de tous les membres du management board de Paris Re en faveur de la Fusion et portant globalement sur environ 2,2% des actions de Paris Re, PartnerRe a sécurisé plus de 90% des droits de vote de Paris Re sur la base du nombre d’actions (hors actions auto-détenues) au 30 juin 2009. La parité d’échange d’une action Paris Re dans le cadre de la Fusion est 0,301830 action PartnerRe pour chaque action Paris Re, ce qui représente la même contrepartie par action que celle versée lors des Acquisitions Antérieures à l’Annonce, de l’Acquisition du Bloc, des Acquisitions Postérieures à l’Annonce et des Acquisitions Ultérieures, ajustée à la hausse pour tenir compte du dividende en numéraire de 0,47 dollar américain par action constaté pour les actions (common share) de PartnerRe le 26 octobre 2009 et avec une date d’enregistrement le 20 novembre 2009. La Fusion devrait être réalisée le 7 décembre 2009.

Il était auparavant prévu que PartnerRe lance, avant de procéder à la Fusion, une offre publique d’échange volontaire visant toutes les actions de Paris Re en circulation. En raison de certaines modifications structurelles intervenues le 28 septembre 2009 entre PartnerRe, Paris Re et la Filiale d'Acquisition, la Fusion ne sera pas précédée par une offre publique d'échange volontaire. Cependant, si (1) le vote positif d'au moins 90% des détenteurs de tous les droits de vote de Paris Re en faveur de la Fusion n'est pas obtenu lors de l'assemblée des actionnaires convoquée à cet effet, ou lors de tout ajournement ou report, ou (2) la Fusion n'est pas intervenue au plus tard le 31 janvier 2010, la structure initiale de l’opération sera rétablie.

Le 2 novembre 2009, Paris Re a procédé à la Distribution de Dividendes, par le biais d’une réduction de capital, au profit des détenteurs d'actions de Paris Re pour un montant de 4,17 francs suisses (CHF) par action de Paris Re (l’équivalent en franc suisse de 3,85 dollars américains au 7 juillet 2009, date à laquelle Paris Re a fixé le taux de change dollar américain/franc suisse à utiliser pour la Distribution de Dividendes). Les actionnaires de Paris Re, qui avaient cédé leurs actions (common shares) à PartnerRe avant la Distribution de

28	Calculé sur la base d’un capital social de 80 628 629 actions (hors actions auto-détenues) au 30 juin 2009.
29	Calculé sur la base d’un capital social de 80 769 734 actions (hors actions auto-détenues) au 19 novembre 2009.
30	Sur la base d’un prix moyen à la clôture de 77,63 dollars américains par action PartnerRe sur le New York Stock Exchange pendant les cinq jours de bourse précédant immédiatement le 20 novembre 2009.

Translation in French of the Prospectus Summary

Dividendes, lors des Acquisitions Antérieures à l’Annonce, l’Acquisition du Bloc, les Acquisitions Postérieures à l’Annonce et les Acquisitions Ultérieures, ont reçu un paiement correspondant à la Distribution de Dividendes, soit en numéraire, soit sous la forme d'un billet à ordre (promissory note) émis par PartnerRe. Suite à la Distribution de Dividendes, PartnerRe a remboursé intégralement les billets à ordre (promissory notes) émis à l'attention des cédants d'actions de Paris Re.

1.	Informations relatives à PartnerRe
1.1.	Description générale de PartnerRe

PartnerRe, qui a été constituée et immatriculée aux Bermudes en août 1993, est un groupe international de réassurance qui propose au niveau mondial, par l’intermédiaire de son réseau de filiales détenues à 100%, des services de réassurance contre les risques notamment liés à l’immobilier, les accidents de la personne, les véhicules, l'agriculture, l'aviation/l’aérospatial, les catastrophes naturelles, le crédit/cautionnement, l'ingénierie, l'énergie, la marine, l’immobilier spécialisé, les accidents spécialisés, l’assurance multi-lignes et autres lignes, l’assurance vie/pension et maladie. La Société propose également des produits alternatifs à risque, notamment la protection contre les intempéries et le risque de crédit aux entreprises financières, industrielles et tertiaires dans le monde entier.

1.2.	Informations sélectionnées sur les états financiers consolidés historiques de PartnerRe

Le tableau ci-dessous présente certaines informations sélectionnées sur les états financiers consolidés historiques de PartnerRe31.

	Pour les exercices clos le 31 décembre			Pour les semestres clos le 30 juin
	2008	2007	2006	2009	2008
	(en millions de dollars américains ou actions, à l’exception des ratios et des informations relatives aux actions)
Données de compte de résultats
Primes souscrites brutes	$4 028	$3 810	$3 734	$2 187	$2 407
Primes souscrites nettes	3 989	3 757	3 689	2 153	2 368
Primes acquises nettes	$3 928	$3 777	$3 667	$1 693	$1 865
Revenus nets des investissements	573	523	449	269	283
Profits (Pertes) nets réalisés et latents sur investissement	(531)	(72)	47	236	(271)
Profits nets réalisés sur achat de capital efficient notes	—	—	—	88	—
Autre revenu (perte)	10	(17)	24	8	6
Total revenus	3 980	4 211	4 187	2 294	1 883
Sinistres, frais de sinistres et prestations d'assurance-vie	2 609	2 082	2 111	978	1 138
Total charges	3 918	3 328	3 355	1 561	1 790

31
Les informations financières sont extraites des états financiers audités, déposés dans le cadre du 10-K 2008, et des états financiers intermédiaires non audités, déposés dans le cadre du 10-Q 2009 semestriel. Ces informations ont été préparées conformément aux principes comptables généralement reconnus aux États-Unis, également désignés  comme les « US GAAP ». Ces informations financières doivent être lues conjointement aux états financiers, notes annexes, et autres informations financières, y compris les analyses et discussions de la direction relatives à la situation financière et aux résultats opérationnels, contenus dans le 10-K 2008 et le 10-Q 2009 semestriel. Les informations financières historiques sélectionnées suivantes sont fournies dans leur intégralité par référence aux états financiers, informations et notes contenues dans ces documents.

Translation in French of the Prospectus Summary

	Pour les exercices clos le 31 décembre			Pour les semestres clos le 30 juin
	2008	2007	2006	2009	2008
	(en millions de dollars américains ou actions, à l’exception des ratios et des informations relatives aux actions)
Revenu (perte) avant impôts et intérêts (pertes) liés aux revenus des placements en actions	62	883	832	733	93
Impôt (crédit) de l’exercice	10	82	95	117	(11)
Intérêts (pertes) liés aux revenus des placements en actions	(5)	(83)	12	—	(1)
Revenu (perte) net	$47	$718	$749	$616	$103
Revenu (perte) net de base par action	$0,22	$12,18	$12,58	$10,58	$1,58
Revenu (perte) net dilué par action	$0,22	$11,87	$12,37	$10,43	$1,54
Dividendes constatés et payés par action[32]	$1,84	$1,72	$1,60	$0,94	$0,92
Nombre moyen pondéré d’actions et d’équivalents actions en circulation	55,6	57,6	57,8	57,4	55,7

Ratios hors assurance-vie
Ratio sinistres/primes (a)	63,9%	50,8%	54,8%	54,8%	57,6%
Ratio d’acquisition (b)	23,3	22,9	23,1	22,9	23,8
Ratio autres charges d’exploitation (c)	6,9	6,7	6,5	7,6	7,6
Ratio combiné (d)	94,1%	80,4%	84,4%	85,3%	89,0%

(a) Le ratio sinistres/primes est obtenu en divisant les sinistres et frais de sinistres par les primes nettes encaissées.
(b) Le ratio d’acquisition est obtenu en divisant les frais d’acquisition par les primes nettes encaissées.
(c) Le ratio autres charges d’exploitation est obtenu en divisant les charges d’exploitation par les primes nettes encaissées.
(d) Le ratio combiné se définit comme la somme des ratios sinistres/primes, d'acquisition et autres charges d'exploitation.

	Au 31 décembre			Au 30 juin
	2008	2007	2006	2009	2008
	(en millions de dollars américains ou actions, à l’exception des informations relatives aux actions)
Données de Bilan
Total investissements et trésorerie	$11 724	$11 572	$10 679	$12 070	$12 042
Total de l’actif	16 279	16 149	15 034	16 974	17 388
Sinistres, frais de sinistres et prestations pour contrats d’assurance-vie et de viager non payés	8 943	8 773	8 301	8 943	9 255
Endettement à long terme	200	620	620	200	400
Endettement relatif aux obligations de premier rang	250	—	—	250	250
Endettement relatif aux capital efficient notes	258	258	258	71	258
Endettement relatif aux trust preferred securities	—	—	—	—	—
Total capitaux propres	4 199	4 322	3 786	4 768	4 409
Valeur comptable diluée par action et équivalents actions en circulation	$63,95	$67,96	$56,07	$73,85	$70,22
Nombre d’actions en circulation, net des actions auto-détenues	56,5	54,3	57,1	56,7	54,0

32
Les dividendes constatés et payés par action au titre des exercices clos le 31 décembre 2005 et le 31 décembre 2004, respectivement, sont présentés dans les Selected Historical Consolidated Financial Information de PartnerRe inclus p. 24 du Proxy Statement relatif aux Opérations.

Translation in French of the Prospectus Summary

1.3.	Etat des capitaux propres et de l’endettement au 30 septembre 2009 et au 31 décembre 2008 (en milliers de dollars américains, à l’exception du nombre d’actions)

Les tableaux ci-dessous sont extraits des états financiers consolidés non audités de PartnerRe.

Dette financière globale:

	30 septembre 2009	31 décembre 2008
Portion actuelle de l’endettement à long terme	200 000	200 000
Endettement à long terme	-	200 000
Endettement relatif aux obligations de premier rang	250 000	250 000
Endettement relatif aux capital efficient notes	70 989	257 605
Total de la dette financière	520 989	907 605

Trésorerie et équivalents de trésorerie :

	30 septembre 2009	31 décembre 2008
Trésorerie et équivalents de trésorerie [33]	772 250	838 280

Capitaux Propres :

	Nombre d’actions	Actions ordinaires à leur valeur nominale	Actions de préférence (preferred shares)	Capital additionnel libéré	Autres	Réserves	Actions autodétenues	Capitaux propres du groupe
Capitaux propres au 1er janvier 2009	56 453 334	57 749	20 800	1 465 688	22 808	2 729 662	(97 599)	4 199 108
Emission d’actions ordinaires	527 995	528	-	36 272	-	-	-	36 800
Autres revenus	-	-	-	-	48 520	-	-	48 520
Résultat net	-	-	-	-	-	1 182 494	-	1 182 494
Dividendes versés	-	-	-	-	-	(105 712)	-	(105 712)
Réémission d’actions autodétenues	1 290 173	-	-	-	-	(13 883)	97 227	83 344
Capitaux propres au 30 septembre 2009	58 271 502	58 277	20 800	1 501 960	71 328	3 792 561	(372)	5 444 554

1.4.	Facteurs de risque relatifs à PartnerRe

Ci-dessous figurent des résumés de certains risques, incertitudes et autres facteurs pouvant affecter les résultats futurs de PartnerRe.

•
La situation actuelle de l'économie et des marchés de capitaux accroît la possibilité d'effets négatifs sur la situation financière et les résultats opérationnels de PartnerRe. Si le ralentissement conjoncturel se poursuit, le portefeuille d'investissements de PartnerRe

33	La trésorerie et équivalents de trésorerie comprennent la trésorerie et les titres de dettes qui, à l’acquisition, ont une échéance de trois mois ou moins.

En raison de la volatilité inhérente à l’activité, de la saisonnalité des délais de paiement par les cédants et les délais irréguliers de paiement des pertes, la Société pourrait utiliser sa trésorerie disponible pour couvrir ses activités opérationnelles ou ses activités de financement.

Translation in French of the Prospectus Summary

pourrait en être affecté ainsi que le marché primaire de l’assurance, ce qui nuirait aux résultats opérationnels de PartnerRe et réduirait ainsi son volume de nouvelles affaires.

•
Comme PartnerRe recourt à un nombre limité de courtiers en réassurance pour une grande partie de son activité, la baisse du volume d’affaires de ces derniers pourrait réduire son volume de primes et son revenu net.

•
Les contrats de financement, de crédit et de swap conclus par PartnerRe et conformes au modèle de l’International Swap Dealers Association (ISDA) peuvent limiter sa flexibilité opérationnelle et financière, ce qui peut affecter sa capacité à mener ses activités.

•
Si l’une des institutions financières auxquelles recourt PartnerRe dans le cadre de son activité, y compris celles qui lui octroient des facilités de crédit, ne respecte pas ses engagements ou est dans l’incapacité de les respecter, PartnerRe pourrait subir des pertes substantielles et une réduction de ses liquidités.

•	L’augmentation des sinistres et les difficultés de couverture peuvent affecter défavorablement l’activité de PartnerRe.

•	Si les opérations de PartnerRe réalisées hors des Etats-Unis deviennent assujetties à l’impôt sur le revenu américain, son bénéfice net diminuera.

•
Si un projet de loi déjà présenté aux deux chambres du Congrès est réintroduit et voté, les actionnaires individuels américains de PartnerRe pourraient ne plus bénéficier des taux actuels d’imposition des plus-values sur leurs dividendes.

•	Si ce projet de loi américaine est voté, la filiale américaine de réassurance de PartnerRe pourrait être assujettie à une fiscalité plus élevée aux Etats-Unis et son bénéfice net pourrait diminuer.

•
L’impact de la lettre d’engagement des Bermudes envoyée à l’Organisation de Coopération et de Développement Economique, afin d’éliminer les pratiques fiscales préjudiciables, est incertain et pourrait avoir un effet défavorable sur le régime fiscal de PartnerRe aux Bermudes.

•	Les investisseurs peuvent rencontrer des difficultés dans l’exécution aux Etats-Unis des jugements à l'encontre de PartnerRe.

•	Les dispositions des Bye-Laws de PartnerRe limitent le droit de vote de ses actions.

•	Certaines dispositions des Bye-Laws de PartnerRe peuvent restreindre la possibilité de cession des actions, les actionnaires pouvant ainsi être obligés de les vendre.

1.5.	Direction

La composition actuelle du conseil d'administration (board of directors) est la suivante :

-	John A. Rollwagen, Président du conseil (Chairman of the Board)
-	Vito H. Baumgartner
-	Judith Hanratty
-	Jan H. Holsboer
-	Roberto Mendoza
-	Jean-Paul L. Montupet
-	Rémy Sautter
-	Lucio Stanca
-	Patrick Thiele

-	Kevin M. Twomey
-	Jürgen Zech
-	David Zwiener

1.6.	Tendance récente

Aucun évènement récent susceptible d’affecter de manière significative les perspectives de PartnerRe n’est survenu depuis le 30 septembre 2009.

1.7.	Déclaration sur le fonds de roulement

PartnerRe déclare que le fonds de roulement est suffisant pour satisfaire ses obligations actuelles pour les 12 prochains mois à compter de la date de ce Prospectus.

1.8.	Capital social de PartnerRe

Au 23 novembre 2009, le capital social de la Société s’élevait à 79 706 744 dollars américains et était divisé en 79 706 744 actions (common shares) (incluant 5 000 actions auto-détenues), toutes intégralement libérées et chacune d’une valeur nominale de 1 dollar américain.

Le montant total des actions autorisées (authorized shares) de PartnerRe est de 200 000 000 actions, chacune d'une valeur nominale de 1 dollar américain, réparti comme suit :

-	130 000 000 actions nominatives (designated common shares) ;
-	11 600 000 actions de préférence nominatives remboursables à dividendes cumulatifs de 6,75% Série C (designated 6.75% Series C cumulative redeemable preferred shares) ;
-	9 200 000 actions de préférence nominatives remboursables à dividendes cumulatifs de 6,5% Série D (designated 6.5% Series D cumulative redeemable preferred shares) ;
-	14 000 000 actions de préférence nominatives remboursables (designated and redeemed preference shares) ; et
-	35 200 000 actions non nominatives (undesignated common shares).

1.9.	Liste des actionnaires

Sur la base des documents déposés auprès de la SEC, le tableau ci-dessous présente la liste des actionnaires de PartnerRe qui sont propriétaires économiques (beneficial owners) de plus de 5% des actions (common shares) de PartnerRe (en ce compris chaque groupe de sociétés). Le nombre d’actions (common shares) PartnerRe retenu pour l’élaboration de ce tableau est de 79 701 744 actions au 23 novembre 2009 (hors actions auto-détenues). Ce tableau est élaboré uniquement à partir des rapports de l’Annexe 13G et de l’Annexe 13D déposés auprès de la SEC, PartnerRe n’ayant pas vérifié ces données de manière indépendante. Telle que définie par la SEC, une personne est considérée comme « propriétaire économique » (beneficial owner) des actions, si, directement ou indirectement, (i) elle dispose du droit de vote ou de céder ces actions (ou partage ces droits), que cette personne ait ou non un intérêt pécuniaire sur ces actions, ou (ii) elle peut obtenir un droit de vote ou de cession sur ces actions dans les 60 jours, y compris en exerçant une option, un bon de souscription d’actions (warrant) ou tout autre droit. Les actions (common shares) PartnerRe qui figurent dans le tableau ne sont pas nécessairement détenues par les entités identifiées mais peuvent être possédées par l’intermédiaire de comptes sur lesquels ces entités exercent un pouvoir discrétionnaire d’investissement.

Translation in French of the Prospectus Summary

Nom et adresse du titulaire économique (beneficial owner)	Montant et nature du droit de propriété économique (beneficial ownership)	Pourcentage de détention du capital de PartnerRe (hors actions auto-détenues)

Stone Point Capital LLC 20 Horseneck Lane Greenwich, CT 06830, Etats-Unis	5 635 127(a)	7,07%

FMR LLC 82 Devonshire Street Boston, MA, 02109, Etats-Unis	5 497 856(b)	6,90%

Hellman & Friedman LLC One Maritime Plaza, 12th Floor San Francisco, CA 94111, Etats-Unis	4 130 357(c)	5,18%

(a)
Au 2 octobre 2009, sur la base du rapport joint à l’Annexe 13D déposé le 2 octobre 2009, (i) Trident III, L.P. (« Trident III ») peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 4 780 194 actions (common shares) (consistant en 4 022 962 actions (common shares) qu’il détient et 757 232 actions (common shares) détenues par Procific), représentant approximativement 6,1% des actions émises ; (ii) Trident III Professionals Fund, L.P. (« Trident III PF ») peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 854 933 actions (common shares) (consistant en 97 701 actions (common shares) qu’il détient et 757 232 actions (common shares) détenues par Procific), représentant approximativement 1,1% des actions émises ; (iii) en sa qualité de « general partner » unique de Trident III, Trident Capital III, L.P. peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 4 780 194 actions (common shares) (consistant en 4 022 962 actions (common shares) détenues par Trident III et 757 232 actions (common shares) détenues par Procific), représentant approximativement 6,1% des actions émises ; (iv) en sa qualité de « general partner » unique de Trident III PF, Stone Point GP Ltd. peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 854 933 actions (common shares) (consistant en 97 701 actions (common shares) détenues par Trident III PF et 757 232 actions (common shares) détenues par Procific), représentant approximativement 1,1% des actions émises ; et (v) en sa qualité de « manager » de Trident III et Trident III PF, Stone Point Capital LLC peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 4 877 895 actions (common shares) (consistant en 4 022 962 actions (common shares) détenues par Trident III, 97 701 actions (common shares) détenues par Trident III PF et 757 232 actions (common shares) détenues par Procific), représentant approximativement 6,2% des actions émises.

(b)
Au 31 décembre 2008, sur la base du rapport joint à l'Annexe 13G/A déposé le 17 février 2009, FMR LLC, Edward C. Johnson 3rd et Fidelity Management & Research Company sont conjointement considérés comme propriétaires économiques (beneficial owners) disposant d'un droit exclusif sur 5 497 856 actions (common shares). L’Annexe 13G/A indique qu’aucune des participations de chacun de ces propriétaires ne dépasse individuellement 5% des actions (common shares) de PartnerRe.

(c)
Au 2 octobre 2009, sur la base du rapport joint à l’Annexe 13D déposé le 2 octobre 2009, (i) Hellman & Friedman Capital Partners V (Cayman), L.P. (« HFCP V ») peut être considéré comme le propriétaire économique (beneficial owner) des 3 615 863 actions (common shares) qu’il détient, représentant approximativement 4,6% des actions émises ; (ii) Hellman & Friedman Capital Partners V (Cayman) Parallel), L.P. (« HFCP V Parallel ») peut être considéré comme le propriétaire économique (beneficial owner) des 513 651 actions (common shares) qu’il détient, représentant approximativement 0,7% des actions émises ; (iii) Hellman & Friedman Capital Associates V (Cayman), L.P. (« HFCA V ») peut être considéré comme le propriétaire économique (beneficial owner) des 843 actions (common shares) qu’il détient, représentant moins de 0,1% des actions émises ; (iv) en sa qualité de « general partner » unique de HFCP V et HFCP V Parallel, Hellman & Friedman Investors V (Cayman), L.P. (« HFI V LP ») peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 4 129 514 actions (common shares), représentant approximativement 5,3% des actions émises ; et (v) en sa qualité de « general partner » unique de HFI V LP et HFCA V, Hellman & Friedman Investors V (Cayman), Ltd. peut être considéré comme le propriétaire économique (beneficial owner) d’un total de 4 130 357 actions (common shares), représentant approximativement 5,3% des actions émises.

2.	Informations relatives aux Opérations
2.1.	Actionnariat de PartnerRe après les Opérations

Sur la base des hypothèses décrites page 77 dans la Note 1 – Basis of pro forma presentation des notes aux Unaudited Pro Forma Condensed Combined Financial Information dans le Chapitre B, il est prévu, à la réalisation des Opérations, que (i) environ 83,9 millions d'actions (common shares) de PartnerRe soient en circulation (hors actions auto-détenues), (ii) les actions (common shares) de PartnerRe émises au profit des anciens actionnaires ou des actionnaires actuels de Paris Re et au profit des titulaires de bons de souscription d’actions (warrants) de Paris Re au cours des Opérations représenteront environ 31,1% des actions (common shares) de PartnerRe en circulation immédiatement après la Fusion et (iii) les actions (common shares) de

Translation in French of the Prospectus Summary

PartnerRe détenues par ses actionnaires qui l’étaient déjà avant ces Opérations, représenteront environ 68,9% des actions (common shares) en circulation de PartnerRe immédiatement après la Fusion.

2.2.	Stratégie de PartnerRe suite aux Opérations

La stratégie de PartnerRe restera inchangée à la suite des Opérations. PartnerRe entend intégrer totalement l'activité de Paris Re une fois les Opérations achevées. PartnerRe continuera à appliquer sa stratégie en cinq points suivante à l’entité combinée :

•
Diversifier les risques entre les produits, les actifs et les zones géographiques : PartnerRe réalise la plupart de ses activités dans environ 150 pays. La direction est convaincue que la diversification est un avantage concurrentiel qui accroît le rendement par unité de risque, permet d’avoir accès à des opportunités de réassurance dans le monde entier et réduit la volatilité d’ensemble des résultats. Elle constitue également la pierre angulaire de l'approche de PartnerRe face à la gestion du risque.

•
Conserver une appétence pour le risque légèrement supérieure à celle du marché : l'activité de PartnerRe consiste à prendre des risques ayant un rendement adéquat. PartnerRe se concentre sur les secteurs d’activité et segments de marché où elle distingue à terme un potentiel de profit plus important.

•
Gérer de manière active les capitaux au sein du portefeuille et en fonction des cycles : afin d'allouer les capitaux de manière efficiente et efficace, PartnerRe se concentre essentiellement sur le ROE (operating return on equity). Cette discipline et cette orientation, soutenues par des analyses financières et actuarielles très solides, permettent à PartnerRe de prendre des décisions en connaissance de cause au niveau des souscriptions et de la tarification, ainsi que pour l’allocation des capitaux au sein de son portefeuille de réassurance, et ce dans le cadre de limites préétablies relatives au risque.

•
Ajouter de la valeur par le biais de l’excellence des opérations et des souscriptions : l’excellence au niveau des opérations et des souscriptions est obtenue de trois façons différentes : grâce à la qualité de l'équipe de PartnerRe, de sa structure et de l’efficacité des différents procédés et outils.

•
Obtenir des retours sur investissement supérieurs à la moyenne dans le cadre d’une stratégie de risque encadrée : les souscriptions importantes doivent être complétées par une gestion financière prudente et une gestion des actifs excellente afin d’obtenir les rendements recherchés par PartnerRe. PartnerRe s'engage à conserver un bilan solide et transparent et à obtenir des retours sur investissement supérieurs à la moyenne en développant progressivement son portefeuille d'investissements vers de nouvelles catégories de risques, une grande partie d'entre elles ayant davantage de liens avec les marchés de capitaux qu'avec les marchés de la réassurance traditionnels. PartnerRe assume les risques liés aux investissements sur la base des mêmes principes utilisés pour la souscription de réassurance, y compris la diversification.

2.3.	Facteurs de risque liés aux Opérations
2.3.1.	Facteurs de risque liés aux Opérations

Ci-dessous figurent les résumés de certains risques, incertitudes et autres facteurs liés aux Opérations.

•	L'intégration de PartnerRe et Paris Re suite aux Opérations peut représenter des défis importants.

Translation in French of the Prospectus Summary

•	PartnerRe et Paris Re ont et devront faire face à des coûts liés aux Opérations, à l’intégration et à la restructuration dans le cadre des Opérations.

•
La dilution de la participation et des droits de vote des actionnaires de PartnerRe suite à l'émission, dans le cadre des Opérations, des actions de PartnerRe et des valeurs mobilières susceptibles d'être exercées ou échangées contre des actions PartnerRe en faveur des détenteurs d'actions de Paris Re, pourrait être plus importante que prévue.

•	Suite aux Opérations, les anciens détenteurs de titres de Paris Re pourraient influencer de manière significative PartnerRe.

•	Le cours de marché des actions de PartnerRe peut baisser en conséquence de ces Opérations.

2.3.2.	Facteurs de risque liés à l’entité combinée suivant la réalisation des Opérations

Ci-dessous figurent des résumés de certains risques, incertitudes et autres facteurs pouvant affecter les résultats futurs de l’entité suivant la réalisation des Opérations.

•
En raison d’un nombre limité de courtiers en réassurance et du fait que les opérations de courtage représentant une grande partie du chiffre d’affaires de l’entité combinée, la perte d'une partie ou de la totalité de cette activité de courtage pourrait avoir un effet négatif significatif sur l’activité et sur le résultat d'exploitation de l’entité combinée.

•	Suite aux Opérations, l’entité combinée pourrait être exposée à des concentrations de risques plus élevées que ne le seraient les deux sociétés séparément.

•
PartnerRe sera exposée aux risques de souscription et autres risques liés à son activité pendant la période pendant laquelle Paris Re continuera à être gérée de manière indépendante, ainsi qu’aux risques d'intégration pendant la période nécessaire à la réalisation intégrale des Opérations.

•
Les Opérations peuvent entraîner une baisse dans la notation de l’entité combinée ou de ses filiales de réassurance (y compris les sociétés de réassurance de Paris Re nouvellement acquises) ce qui peut affecter négativement ses activités, sa situation financière et son résultat opérationnel, ainsi que son cours de bourse.

•
Si les agences de notation dégradent la note de PartnerRe, ses relations avec ses courtiers et clients pourraient en être affectées ce qui pourrait avoir des incidences négatives sur ses résultats opérationnels.

•
La direction de PartnerRe estime que si les différentes agences de notation devaient lui attribuer une note inférieure à A- (ou équivalent), cela pourrait conduire à des modifications de certains contrats ou rendre plus difficile l'obtention de nouveaux marchés. Ces agences de notation devraient émettre une nouvelle note peu de temps après la Fusion.

•
L'admission aux négociations des actions ordinaires PartnerRe sur le New York Stock Exchange et sur NYSE Euronext Paris peut réduire la liquidité du titre sur l'un ou l’ensemble de ces places financières. PartnerRe n'a aucune certitude quant au développement du marché du titre sur le NYSE Euronext Paris ou au maintien de celui-ci sur le New York Stock Exchange où les actions ordinaires de PartnerRe sont actuellement cotées. Si tel était le cas, un investissement en actions ordinaires PartnerRe pourrait être moins liquide, et le prix des actions PartnerRe pourrait en être significativement affecté. Afin d’augmenter la liquidité de son titre, PartnerRe a accepté de mettre à disposition une facilité de courtage, qui donnera aux actionnaires de Paris Re qui reçoivent des actions ordinaires de PartnerRe dans le cadre de la Fusion, la possibilité de vendre tout ou partie de

Translation in French of the Prospectus Summary

leurs actions ordinaires PartnerRe sur le New York Stock Exchange.  PartnerRe prendra à sa charge les coûts de transaction liés à cette cession (frais de courtage ou impôts de bourse le cas échéant). Cette facilité de courtage sera réservée aux actions PartnerRe reçues en échange d’actions Paris Re dans le cadre de la Fusion (voir Facilité de Courtage, Section 3, page 32).

•
Certains salariés de PartnerRe et Paris Re peuvent décider de démissionner en raison des incertitudes liées aux Opérations. PartnerRe et Paris Re peuvent ne pas être en mesure de recruter de nouveaux salariés aussi qualifiés.

3.	Informations relatives à l'admission aux négociations sur NYSE Euronext Paris

Cotation
PartnerRe a déposé une demande d'admission aux négociations sur NYSE Euronext Paris pour 79 706 744 actions ordinaires émises au 23 novembre et de 4 212 604 actions ordinaires devant être émises au titre de la Fusion.

Négociation	Les actions PartnerRe devraient être négociées en continu sur NYSE Euronext Paris sous le symbole PRE. La négociation des actions de PartnerRe sur NYSE Euronext Paris sera réalisée en euros.
Agent payeur	BNP Paribas Securities Services, GCT Emetteurs (adresse : 11 rue Ella Fitzgerald 75019 Paris) agit en qualité d’agent payeur pour la France.
Identification des actions	Le numéro CUSIP attribué aux actions PartnerRe est le G6852T105. Le code ISIN est le BMG6852T1053.
Politique en matière de dividendes
Le 1er Septembre 2009, PartnerRe a distribué un dividende trimestriel de 0,47 dollar américain par action aux actionnaires avec une date d’enregistrement le 21 Août 2009. PartnerRe a également annoncé, le 26 octobre 2009, la distribution d’un dividende en numéraire de 0,47 dollar américain par action avec une date d’enregistrement le 20 novembre 2009.

Voir la section 4.8 « Politique en matière de dividendes » au Chapitre B.

Objectif de la Cotation
En développant sa taille et sa présence internationale, PartnerRe attire un nombre toujours plus important d’investisseurs basés hors des Etats-Unis, particulièrement en Europe. La cotation de PartnerRe sur NYSE Euronext Paris tend à promouvoir une liquidité supplémentaire pour tous les investisseurs et permettre un accès plus important aux actions PartnerRe pour les dirigeants de fonds Européens qui peuvent être amenés à devoir investir dans les marchés de la zone euro ou en devise euro seulement.

Translation in French of the Prospectus Summary

Utilisation du produit de l’admission
PartnerRe ne recevra aucun produit de l’admission aux négociations de ses actions sur NYSE Euronext Paris.

Les actions PartnerRe émises dans le cadre de la Fusion seront échangées contre des actions Paris Re.

Règlement-livraison	Le règlement-livraison de toute opération sur NYSE Euronext Paris doit se réaliser par la passation d’écritures dans les comptes d’Euroclear France.
Facilité de courtage
PartnerRe proposera aux actionnaires de Paris Re qui recevront des actions PartnerRe dans le cadre de la Fusion, de bénéficier d’une facilité de courtage, qui leur permettra de céder tout ou partie de leurs actions PartnerRe sur le New York Stock Exchange. PartnerRe prendra à sa charge les coûts de transaction liés à cette cession (frais de courtage ou impôts de bourse le cas échéant). Cette facilité de courtage sera réservée aux actions PartnerRe reçues en échange d’actions Paris Re dans le cadre de la Fusion.

Capitalisation boursière
Sur la base de 79 701 744 actions émises et en circulation au 23 novembre 2009 (à l’exception des 5 000 actions auto-détenues) et du cours de clôture des actions sur le NYSE au 23 novembre 2009 (77,27 dollars américains), la capitalisation boursière de PartnerRe s’élevait à environ 6 158 553 758,88 dollars américains, ce qui correspond, sur la base du taux de change du 23 novembre 2009 (1 USD = 0,67€), à environ 4 126 231 018,45 euros.

Calendrier	- 2 déc. 2009 Obtention du visa AMF sur le prospectus d’admission de PartnerRe
- 4 déc. 2009 Publication par NYSE Euronext Paris de l’avis d’admission aux négociations des actions PartnerRe existantes le 7 décembre 2009 (à l’ouverture du marché)
- 7 déc. 2009

Admission aux négociations sur NYSE Euronext Paris des actions PartnerRe existantes Assemblées Générales Extraordinaires de Paris Re et de la Filiale d’Acquisition
Date prévue de la réalisation de la Fusion : enregistrement de la Fusion au registre du commerce, dissolution de Paris Re par radiation au registre du commerce

Translation in French of the Prospectus Summary

- 8 déc. 2009

Publication par NYSE Euronext Paris de l’avis d’admission aux négociations des actions PartnerRe émises dans le cadre de la Fusion et de la radiation des actions Paris Re du NYSE Euronext Paris le 10 décembre (à l’ouverture du marché)

- 10 déc. 2009 Admission aux négociations sur NYSE Euronext Paris des actions PartnerRe émises dans le cadre de la Fusion Radiation des actions Paris Re du NYSE Euronext Paris
- A partir du 10 déc. 2009 Echange des actions Paris Re contre des actions PartnerRe émises dans le cadre de la Fusion
- 4 jan. 2010 Début de la période d’exercice de la facilité de courtage
- 15 janv. 2009 Fin de la période d’exercice de la facilité de courtage

4.	Informations sélectionnées sur les états financiers pro forma combinés condensés et non audités

Les informations sélectionnées suivantes sur les états financiers pro forma combinés condensés et non audités sont destinées à fournir des informations sur la mesure dans laquelle les Opérations pourraient avoir affecté les états financiers historiques de PartnerRe si elles avaient été réalisées à une date antérieure. Le mot « combiné » fait référence à la somme des chiffres relatifs à PartnerRe et à Paris Re.  Les états financiers pro forma combinés condensés et non audités ont été établis à partir des états financiers de PartnerRe, préparés conformément aux principes comptables généralement reconnus aux États-Unis (U.S. GAAP), ainsi qu’à partir des états financiers de Paris Re, préparés conformément aux normes International Financial Reporting Standards (IFRS), telles qu’émises par le International Accounting Standards Board, ajustées pour tenir compte des différences entre les IFRS et les U.S. GAAP.  Ces ajustements ont été fournis par Paris Re et n’ont pas été audité. Voir Note 2 « Unaudited Pro Forma Condensed Combined Financial Information» dans le Chapitre B, page 78. Le rapport des auditeurs indépendants sur les états financiers pro forma est également inséré pages 85 et 86.

Translation in French of the Prospectus Summary

	Pro Forma Combinés
	Pour l’exercice clos le 31 décembre 2008	Pour le semestre clos le 30 juin 2009
	(en millions de dollars américains ou actions, à l’exception des informations relatives aux actions)

Données de compte du résultat
Primes souscrites brutes	$5.431	$3.143
Primes souscrites nettes	5.186	2.969
Primes acquises nettes	$5.139	$2.271
Revenus nets des investissements	782	348
Profits (Pertes) nets réalisés et latents sur investissements	(512)	250
Profits nets réalisés sur achat de capital efficient notes	—	88
Autres revenus	9	8
Total des revenus	5.418	2.965
Sinistres, frais de sinistres et prestations d’assurance-vie	3.501	1.359
Total des charges	5.331	2.072
Revenus avant impôts et intérêts liés aux pertes de placements en actions	87	893
Impôt	22	141
Intérêts liés aux pertes de placements en actions	(6)	—
Résultat net	$59	$752
Résultat net de base par action	$0,30	$8,93
Résultat net dilué par action	$0,30	$8,83
Nombre moyen pondéré d’actions et assimilés	81,5	83,3

Pro Forma Combinés
Au 30 juin 2009
(en millions de dollars américains ou actions, à l’exception des informations relatives aux actions)
Données de bilan
Total des investissements et de la trésorerie	$14.616
Créances pour espèces déposées auprès des cédantes	3.167
Actifs incorporels	292
Goodwill	478
Total de l’actif	23.474
Provisions pour sinistres à payer non-vie et provisions de la réassurance-vie	12.260
Endettement obligataire	521
Total des capitaux propres	6.644
Valeur comptable diluée par action et assimilés	$73,45
Nombre d’actions et assimilés	83,4

TABLE OF CONTENTS
Page
CHAPTER A: CROSS-REFERENCE LISTS	38

1. Cross-reference list with annex I of the Prospectus Regulation	38
2. Cross-reference list with annex III of the Prospectus Regulation	57
CHAPTER B: SUPPLEMENTAL INFORMATION	66
1. Ownership of PartnerRe following the Transactions	66
2. Strategy of PartnerRe following the Transactions	66
3. Unaudited pro forma condensed combined financial information	67
4. Information related to PartnerRe	87
4.1. PartnerRe’s registration number	87
4.2. PartnerRe’s Memorandum of Association and Bye-Laws	87
4.3. Trend Information	87
4.4. Administrative, management, and supervisory bodies and senior management	87
4.5. Employees	91
4.6. Statement regarding major shareholders’ voting rights	91
4.7. History of PartnerRe’s share capital	92
4.8. Dividend Policy	92
4.9. Statement of capitalization and indebtedness as of September 30, 2009 and as of December
31, 2008 (in thousands of USD excluding the number of shares)	92
4.10. Working capital statement	93
4.11. Information of the shareholders prior to general meetings	93
4.12. Statement regarding compliance with Bermuda corporate governance regime	93
4.13. Committees of the Board of Directors	93
5. Information concerning the securities to be admitted to trading	94
5.1. Purpose of the listing and use of proceeds	94
5.2. Type, class and form of securities subject to listing and trading, including the security
identification code	94
5.3. Legislation under which the common shares have been created	95
5.4. Currency of the common shares traded on NYSE Euronext Paris	95
5.5. Name and address of the paying agent in France	95
5.6. Timetable	95
5.7. Resolution by virtue of which the PartnerRe common shares will be issued in connection
with the Merger	96
6. Tax consequences	96
6.1. Individual investors who are French tax residents holding shares as a private investment	97
6.2. French tax resident shareholders that are legal entities and subject to corporate income tax	97
6.3. Other shareholders subject to French personal income tax or to French corporate income tax	98
CHAPTER C: EXHIBITS	99
•	Exhibit 1 - 2008 10-K
•	Exhibit 2 - 2007 10-K
•	Exhibit 3 - HY 2009 10-Q
•	Exhibit 4 - 3Q 2009 10-Q
•	Exhibit 5 - Transaction Proxy Statement
•	Exhibit 6 - Annual Proxy Statement
•	Exhibit 7 - October 23, 2009 8-K
•	Exhibit 8 – October 7, 2009 8-K
•	Exhibit 9 – September 29, 2009 8-K
•	Exhibit 10 – August 10, 2009 8-K
•	Exhibit 11 - Memorandum of Association
•	Exhibit 12 - Bye-Laws

DECLARATION OF PARTNERRE REPRESENTATIVE FOR THE INFORMATION CONTAINED IN THIS PROSPECTUS (WITH THE EXCEPTION OF THE PARIS RE DOCUMENTS INCORPORATED BY REFERENCE IN THE PROSPECTUS)

Patrick A. Thiele, President and Chief Executive Officer of PartnerRe Ltd. acting for and on behalf of PartnerRe Ltd.

I hereby certify, after having taken all reasonable measures to this effect, that the information contained in this Prospectus (with the exception of the PARIS RE Holdings Ltd. documents incorporated by reference in the Prospectus) is, to the best of my knowledge, in accordance with the facts and makes no omission likely to affect its import.

I have received a completion letter from our independent accountants, Deloitte & Touche, Bermuda, in relation to this Prospectus.  The independent accountants have, in accordance with the professional standards and interpretations applicable to them in the United States of America pursuant to Statement of Auditing Standards No. 8, Other Information in Documents Containing Audited Financial Statements, read the prospectus including the information pertaining to the financial position and consolidated financial statements of PartnerRe Ltd.

The independent accountants have reviewed the historical pro forma financial information in this document and have issued a report, included on pages 85 and 86, that contains the following observations:

-	Note 1 - “Purchase price computation and allocation” of the Pro Forma Financial Information which discusses:
-
the basis for determination of PARIS RE Holdings Ltd. purchase price.  Since PartnerRe Ltd. share price as of August 18, 2009 was used to measure PARIS RE Holdings Ltd. purchase price whereas the Paris Re acquisition was effective on October 2, 2009, the final purchase price will be different from that assumed in the Pro Forma Financial Information

-
the preliminary allocation of the purchase price by the management of PartnerRe Ltd. to the fair values of the assets and liabilities of PARIS RE Holdings Ltd. was performed in accordance with FAS 141(R).  It is specifically stated that this purchase price allocation is likely to be modified subsequently, perhaps materially; depending upon the final determination of these fair values based on actual conditions prevailing at October 2, 2009.

-
Note 2 - “Reconciliation of IFRS to US GAAP” which indicates that PARIS RE Holdings Ltd. prepared certain adjustments from IFRS to US GAAP and discusses the fact that the final reconciliation of Paris Re accounting policies to those of PartnerRe under US GAAP could be materially different from the unaudited proforma adjustments presented in the Pro Forma Financial Information.

Patrick A. Thiele President and Chief Executive Officer of PartnerRe Ltd. Pembroke, Bermuda, December 2, 2009

DECLARATION OF PARIS RE REPRESENTATIVE FOR THE PARIS RE DOCUMENTS INCORPORATED BY REFERENCE IN THE PROSPECTUS

Hans-Peter Gerhardt, Chief Executive Officer of PARIS RE Holdings Ltd. (“Paris Re”), acting for and on behalf of Paris Re.

“Having taken all reasonable care to this effect, I hereby certify that to the best of my knowledge, the following information:

•
The audited consolidated financial statements of Paris Re for the period starting on July 1, 2006 and ending on December 31, 2006 and the related notes and auditors’ report on pages 153 to 199 and 274 and the pro forma consolidated financial statements of Paris Re for the year ending on December 31, 2006 and the related notes and auditors’ report on pages 277 to 329 of the Document de base filed by Paris Re with the AMF on May 28, 2007.

•
The audited consolidated financial statements of Paris Re for the year ending on December 31, 2007 and the related notes and auditors’ report on pages 124 to 179 of the Document de référence filed by Paris Re with the AMF on August 29, 2008;

•	The French language Paris Re 2008 document de référence that was registered with the AMF under number R.09-036 on April 29, 2009; and

•	The French language actualisation of the Paris Re’s 2008 document de référence that was filed with the AMF on December 1, 2009;

accurately reflects the facts and contains no omission likely to affect its meaning.

The consolidated financial statements as of June 30, 2009 presented in the half year financial report, dated August 13, 2009, have been discussed in the review report of the independent group auditors set forth on page 43 of the half year financial report, which contains remarks.

The consolidated financial statements as of September 30, 2009 have been discussed in the review report of the independent group auditors set forth on the last page of the consolidated financial statements, which contains remarks.”

Hans-Peter Gerhardt Chief Executive Officer of PARIS RE Holdings Ltd. Zug, Switzerland, December 2, 2009

CHAPTER A: CROSS-REFERENCE LISTS

1.	Cross-reference list with annex I of the Prospectus Regulation

(Page numbering refers to the page contained in the relevant documents)

Item #	Item contents	Chapter/Document	Page/Section
1.	PERSONS RESPONSIBLE
1.1.	All persons responsible for the information given in the Prospectus and as the case may be, certain parts of it	Prospectus	p. 41-42 (Declarations of Partner Re and Paris Re representatives)
1.2.	A declaration by those responsible for the Prospectus	Prospectus	p. 41-42 (Declarations of Partner Re and Paris Re representatives)
2.	STATUTORY AUDITORS
2.1.	Names and addresses of the issuer’s auditors	2008 10-K	p. 167, 169 and 173 (Report of Independent Registered Public Accounting Firm)
		2007 10-K	p. 155, 157 and 161 (Report of Independent Registered Public Accounting Firm)
2.2.	If auditors have resigned, been removed or not been re-appointed during the period covered by the historical financial information, indicate details if material	Not applicable	Not applicable
3.	SELECTED FINANCIAL INFORMATION
3.1.
Selected historical financial information, presented for each financial year for the period covered by the historical financial information, and any subsequent interim financial period, in the same currency as the financial information
		2008 10-K	p. 34 (Item 6 – Selected Financial Data)
3.2.
If selected financial information for interim periods is provided, comparative data from the same period in the prior financial year must also be provided, except that the requirement for comparative balance sheet information is satisfied by presenting the year end balance sheet information
		HY 2009 10-Q	p. 2 – 5 (Item 1 – Financial Statements (Unaudited))
		3Q 2009 10-Q	p. 2 – 5 (Item 1 – Financial Statements (Unaudited))
4.	RISK FACTORS
	Prominent disclosure of risk factors those are specific to the issuer or its industry	2008 10-K	p. 20 – 31 (Item 1A – Risk Factors) p. 31 – 32 (Item 3 – Legal Proceedings) p. 105 – 111 (Item 7A – Quantitative and Qualitative Disclosures about Market Risk)

HY 2009 10-Q	p. 53 – 55 (Item 3 – Quantitative and Qualitative Disclosures about Market Risk) p. 56 (Item 1 - Legal Proceedings)
3Q 2009 10-Q	p. 54 – 56 (Item 3 – Quantitative and Qualitative Disclosures about Market Risk) p. 57 (Item 1 - Legal Proceedings)
Transaction Proxy Statement	p. 33 – 47 (Risk Factors)
August 10, 2009 8-K	p. 12 – 27 (Risk Factors)
5.	INFORMATION ABOUT THE ISSUER
5.1.	History and Development of the Issuer
5.1.1.	The legal and commercial name of the issuer	2008 10-K	Cover Page
5.1.2.	The place of registration of the issuer and its registration number	Chapter B	p. 87 (Section 4.1 – PartnerRe’s registration number)
		2008 10-K	Cover Page
5.1.3.	The date of incorporation and the length of life of the issuer, except where indefinite	2008 10-K	p. 1 (Item 1 – Business)
5.1.4.	The domicile and legal form of the issuer, the legislation under which the issuer operates, its country of incorporation, as well as the address and telephone number	2008 10-K	Cover Page
5.1.5.	The important events in the development of the issuer's business	2008 10-K	p. 1 (Item 1 – Business) p. 35 – 37 (Item 7 – Executive Overview)
		HY 2009 10-Q	p. 17 – 18 (Subsequent Events) p. 17 – 18 (Acquisition of Paris Re)
		3Q 2009 10-Q	p. 18 – 19 (Subsequent Events p. 20 (Acquisition of Paris Re)
5.2.	Investments
5.2.1.
A description, (including the amount) of the issuer's principal investments for each financial year for the period covered by the historical financial information up to the date of the registration document
2008 10-K
p. 12 – 13 (Investments)

p. 82 – 89 (Net Investment Income; Net Realized and Unrealized Investment (Losses) Gains; Interest in (Losses) Earnings of Equity Investments; Excerpt from Financial Condition, Liquidity and Capital Resources – Investments)

p. 129 – 132 (Note 4 – Investments)

p. 165 – 166 (Note 21 – Summarized Financial Information of ChannelRe

Holdings)
2007 10-K
p. 13 (Investments)

p. 54 – 55 (Other-than-Temporary Impairment of Investments)

p. 77 – 81 (Net Investment Income ; Net Realized Investment (Losses) Gains ; Interest in (Losses) Earnings of Equity Investments)

p. 116 – 121 (Note 3 – Investments)

p. 153 – 154 (Note 20 – Summarized Financial Information of ChannelRe Holdings)

		HY 2009 10-Q	p. 17 – 18 (Subsequent Events) p. 17 – 18 (Acquisition of Paris Re)
		3Q 2009 10-Q	p. 18 – 19 (Subsequent Events p. 20 (Acquisition of Paris Re)
5.2.2.
A description of the issuer's principal investments that are in progress, including the geographic distribution of these investments (home and abroad) and the method of financing (internal or external)
HY 2009 10-Q
p. 17 – 18 (Subsequent Events)

p. 17 – 18 (Acquisition of Paris Re)

p. 42 – 43 (Excerpts from Net Realized and Unrealized Investment Gains (Losses) ; Interest in Earnings (Losses) of Equity Investments)

p. 43 – 47 (Investments)

3Q 2009 10-Q
p. 18 – 19 (Subsequent Events

p. 20 (Acquisition of Paris Re)

p. 43 – 44 (Excerpts from Net Realized and Unrealized Investment Gains (Losses) ; Interest in Earnings of Equity Investments)

p. 45 – 48 (Investments)

5.2.3.	Information concerning the issuer's principal future investments on which its management bodies have already made firm commitments	HY 2009 10-Q	p. 17 – 18 (Subsequent Events) p. 17 – 18 (Acquisition of Paris Re)
		3Q 2009 10-Q	p. 18 – 19 (Subsequent Events p. 20 (Acquisition of Paris Re)
6.	BUSINESS OVERVIEW
6.1.	Principal Activities
6.1.1.
A description of, and key factors relating to, the nature of the issuer's operations and its principal activities, stating the main categories of products sold and/or services performed for each financial
		2008 10-K	p. 1 – 12 (Excerpts from Item 1 – Business)

year for the period covered by the historical financial information
6.1.2.
An indication of any significant new products and/or services that have been introduced and, to the extent the development of new products or services has been publicly disclosed, give the status of development
		Not applicable	Not applicable
6.2.
Principal markets
A description of the principal markets in which the issuer competes, including a breakdown of total revenues by category of activity and geographic market for each financial year for the period covered by the historical financial information
		2008 10-K	p. 4 – 5 (Excerpts from Item 1 – Business) p. 65 – 88 (Excerpts from Item 7 – Results by Segment) p. 159 – 163 (Note 19 – Segment Information)
		2007 10-K	p. 4 – 5 (Excerpts from Item 1 – Business) p. 61 – 82 (Excerpts from Item 7 – Results by Segment) p. 147 – 151 (Note 18 – Segment Information)
6.3.	Where the information given pursuant to items 6.1 and 6.2 has been influenced by exceptional factors, mention that fact	Not applicable	Not applicable
6.4.
If material to the issuer's business or profitability, summary information regarding the extent to which the issuer is dependent, on patents or licenses, industrial, commercial or financial contracts or new manufacturing processes
		Not applicable	Not applicable
6.5.	The basis for any statements made by the issuer regarding its competitive position	2008 10-K	p. 13 (Competition) p. 24 (Excerpts from Item 1A. Risk Factors)
7.	ORGANIZATIONAL STRUCTURE
7.1.	If the issuer is part of a group, a brief description of the group and the issuer's position within the group	2008 10-K	p. 1 (Excerpts from Item 1. Business) p. 13 – 18 (Excerpts from Item 1. Business – Regulation) p. 116 (Organization)
7.2.	A list of the issuer's significant subsidiaries, including name, country of incorporation or residence, proportion of ownership interest and, if different, proportion of voting power held	2008 10-K	Exhibit 21.1 (PartnerRe Subsidiaries of the Company)

8.	PROPERTY, PLANTS AND EQUIPMENT
8.1.	Information regarding any existing or planned material tangible fixed assets, including leased properties, and any major encumbrances thereon	2008 10-K	p. 31 (Item 2 – Properties) p. 154 – 155 (Note 16(b) – Lease Arrangements)
8.2.	A description of any environmental issues that may affect the issuer's utilization of the tangible fixed assets	Not applicable	Not applicable
9.	OPERATING AND FINANCIAL REVIEW
9.1.
Financial condition

To the extent not covered elsewhere in the registration document, provide a description of the issuer's financial condition, changes in financial condition and results of operations for each year and interim period, for which historical financial information is required, including the causes of material changes from year to year in the financial information to the extent necessary for an understanding of the issuer's business as a whole
		2008 10-K	p. 35 – 88 (Excerpts from Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations)
		HY 2009 10-Q	p. 19 – 44 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations)
		3Q 2009 10-Q	p. 20 – 45 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations)
9.2.	Operating results
9.2.1.
Information regarding significant factors, including unusual or infrequent events or new developments, materially affecting the issuer's income from operations, indicating the extent to which income was so affected
		2008 10-K	p. 35 – 88 (Excerpts from Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations)
9.2.2.	Where the financial statements disclose material changes in net sales or revenues, provide a narrative discussion of the reasons for such changes	2008 10-K	p. 59 – 65 (Excerpts from Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview and Review of Net Income)
9.2.3.
Information regarding any governmental, economic, fiscal, monetary or political policies or factors that have materially affected, or could materially affect, directly or indirectly, the issuer's operations
2008 10-K
p. 22 – 23 (Risk factors – Political, regulatory, governmental and industry initiatives could adversely impact our business)

p. 59 – 61 (Excerpts from Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview)

p. 135 (Note 5 – Subprimes and Financial Crisis Exposure)

10.	CAPITAL RESOURCES
10.1.	Information concerning the issuer's capital resources (both short and long term)	2008 10-K
p. 39 (Excerpts from Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital Adequacy ; Liquidity and Cash Flows)
p. 98 – 102 (Shareholders’ Equity and Capital Resources Management to Credit Facilities)
p. 158 – 159 (Note 18 – Credit Agreements)

HY 2009 10-Q
p. 44 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition, Liquidity and Capital Resources)

p. 49 – 51 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Shareholders’ Equity and Capital Resources Management to Credit Facilities)

3Q 2009 10-Q
p. 45 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition, Liquidity and Capital Resources)

p. 50 – 52 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Shareholders’ Equity and Capital Resources Management to Credit Facilities)

10.2.	An explanation of the sources and amounts of and a narrative description of the issuer's cash flows	2008 10-K	p. 39 (Excerpts from Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Cash Flows) p. 158 – 159 (Note 18 – Credit Agreements)
HY 2009 10-Q
p. 44 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition, Liquidity and Capital Resources)

p. 49 – 51 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Shareholders’ Equity and Capital Resources Management to Credit

Facilities)
3Q 2009 10-Q
p. 45 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition, Liquidity and Capital Resources)

p. 50 – 52 (Excerpts from Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Shareholders’ Equity and Capital Resources Management to Credit Facilities)

10.3.	Information on the borrowing requirements and funding structure of the issuer	2008 10-K	p. 102 (Credit Facilities) p. 149 (Note 12 – Debt) p. 158 – 159 (Note 18 – Credit Agreements)
		HY 2009 10-Q	p. 10 – 11 (Debt)
		3Q 2009 10-Q	p. 10 – 11 (Debt)
10.4.	Information regarding any restrictions on the use of capital resources that have materially affected, or could materially affect, directly or indirectly, the issuer's operations	2008 10-K	p. 97 (Contractual Obligations Table) p. 141 – 144 (Note 9 – Retirement Benefit Arrangements) p. 158 – 159 (Note 18 – Credit Agreements)
10.5.	Information regarding the anticipated sources of funds needed to fulfill commitments referred to in items 5.2.3 and 8.1	2008 10-K	p. 39 (Capital Adequacy ; Liquidity and Cash Flows)
11.	RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES	Not applicable	Not applicable
12.	TREND INFORMATION
12.1.	The most significant recent trends in production, sales and inventory, and costs and selling prices since the end of the last financial year to the date of the registration document	Chapter B	p. 87 (Section 4.3 - Trend Information)
		HY 2009 10-Q	p. 19 – 20 (Executive Overview and Acquisition of Paris Re)
		3Q 2009 10-Q	p. 20 – 21 (Executive Overview and Acquisition of Paris Re)
		2008 10-K	p. 35 – 37 (Executive Overview)
12.2.	Information on any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the issuer's prospects for at least the current financial year	2008 10-K	p. 21 – 31 (Excerpts from Item 1A – Risk Factors) p. 36 (Excerpts from Executive Overview) p. 68, 71, 74, 77, 79 – 83 and 87 (2009 Outlook)
		HY 2009 10-Q	p. 19 (Executive Overview)
		3Q 2009 10-Q	p. 20 (Executive Overview)

13.	PROFIT FORECASTS OR ESTIMATES
	If an issuer chooses to include a profit forecast or a profit estimate the registration document must contain the information set out in items 13.1 and 13.2	Not applicable	Not applicable
13.1.
A statement setting out the principal assumptions upon which the issuer has based its forecast, or estimate.
There must be a clear distinction between assumptions about factors which the members of the administrative, management or supervisory bodies can influence and assumptions about factors which are exclusively outside the influence of the members of the administrative, management or supervisory bodies; the assumptions must be readily understandable by investors, be specific and precise and not relate to the general accuracy of the estimates underlying the forecast
		Not applicable	Not applicable
13.2.
A report prepared by independent accountants or auditors stating that in the opinion of the independent accountants or auditors the forecast or estimate has been properly compiled on the basis stated and that the basis of accounting used for the profit forecast or estimate is consistent with the accounting policies of the issuer
		Not applicable	Not applicable
13.3.	The profit forecast or estimate must be prepared on a basis comparable with the historical financial information	Not applicable	Not applicable
13.4.
If a profit forecast in a Prospectus has been published which is still outstanding, then provide a statement setting out whether or not that forecast is still correct as at the time of the registration document, and an explanation of why such forecast is no longer valid if that is the case
		Not applicable	Not applicable
14.	ADMINISTRATIVE, MANAGEMENT, AND SUPERVISORY BODIES AND SENIOR MANAGEMENT
14.1.	Names, business addresses and functions in the issuer of the following persons and an indication of the principal activities performed by them outside that issuer where these are	Annual Proxy Statement	p. 6 – 10 (Our Directors ; Our Executive Officers)
		Chapter B	p. 87 – 91 (Section 4.4 – Administrative, management, and supervisory bodies and senior management)

significant with respect to that issuer: (a) members of the administrative, management or supervisory bodies;

(b) partners with unlimited liability, in the case of a limited partnership with a share capital;	Not applicable	Not applicable
(c) founders, if the issuer has been established for fewer than five years; and	Not applicable	Not applicable
(d) any senior manager who is relevant to establishing that the issuer has the appropriate expertise and experience for the management of the issuer's business	Annual Proxy Statement	p. 10 (Our Executive Officers)
The nature of any family relationship between any of those persons	Chapter B	p. 87 – 91 (Section 4.4 – Administrative, management, and supervisory bodies and senior management)
In the case of each member of the administrative, management or supervisory bodies of the issuer and of each person mentioned in points (b) and (d) of the first subparagraph, details of that person's relevant management expertise and experience and the following information:
(a) the names of all companies and partnerships of which such person has been a member of the administrative, management or supervisory bodies or partner at any time in the previous five years, indicating whether or not the individual is still a member of the administrative, management or supervisory bodies or partner. It is not necessary to list all the subsidiaries of an issuer of which the person is also a member of the administrative, management or supervisory bodies;
	Annual Proxy Statement	p. 6 – 10 (Our Directors ; Our Executive Officers)
	Chapter B	p. 87 – 91 (Section 4.4 – Administrative, management, and supervisory bodies and senior management)
(b) any convictions in relation to fraudulent offences for at least the previous five years;
(c) details of any bankruptcies, receiverships or liquidations with which a person described in (a) and (d) of the first subparagraph who was acting in the capacity of any of the positions set out in (a) and (d) of the first subparagraph was associated for at least the previous five years;
(d) details of any official public incrimination and/or sanctions of such person by statutory or regulatory
	Chapter B	p. 87 – 91 (4.4 – Administrative, management, and supervisory bodies and senior management)

authorities (including designated professional bodies) and whether such person has ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer for at least the previous five years
If there is no such information to be disclosed, a statement to that effect is to be made

14.2.
Administrative, management, and supervisory bodies' and senior management conflicts of interests
Potential conflicts of interests between any duties to the issuer, of the persons referred to in item 14.1 and their private interests and or other duties must be clearly stated. In the event that there are no such conflicts, a statement to that effect must be made
Any arrangement or understanding with major shareholders, customers, suppliers or others, pursuant to which any person referred to in item 14.1 was selected as a member of the administrative, management or supervisory bodies or member of senior management
Details of any restrictions agreed by the persons referred to in item 14.1 on the disposal within a certain period of time of their holdings in the issuer's securities
		Annual Proxy Statement	p. 15 (Board Independence and Expertise) p. 24 (Certain Relationships and Related Transactions) p. 39 (Severance) p. 47 – 53 (Potential Payments Upon Termination or Change of Control)
15.	REMUNERATION AND BENEFITS
15.1.
In relation to the last full financial year for those persons referred to in points (a) and (d) of the first subparagraph of item 14.1:
The amount of remuneration paid (including any contingent or deferred compensation), and benefits in kind granted to such persons by the issuer and its subsidiaries for services in all capacities to the issuer and its subsidiaries by any person
That information must be provided on an individual basis unless individual disclosure is not required in the issuer's home country and is not otherwise publicly disclosed by the issuer
		Annual Proxy Statement	p. 21 – 24 (Director Compensation) p. 25 – 46 (Executive Compensation)

15.2.	The total amounts set aside or accrued by the issuer or its subsidiaries to provide pension, retirement or similar benefits	Annual Proxy Statement	p. 37 – 38 (Retirement Benefits and Conditions) p. 42 (All Other Compensation)
16.	BOARD PRACTICES
16.1.
In relation to the issuer's last completed financial year, and unless otherwise specified, with respect to those persons referred to in point (a) of the first subparagraph of 14.1

Date of expiration of the current term of office, if applicable, and the period during which the person has served in that office
		Annual Proxy Statement	p. 6 – 10 (Our Directors ; Our Executive Officers)
16.2.
Information about members of the administrative, management or supervisory bodies' service contracts with the issuer or any of its subsidiaries providing for benefits upon termination of employment, or an appropriate negative statement
		Annual Proxy Statement	p. 24 (Certain Relationships and Related Transactions) p. 39 (Severance) p. 47 – 53 (Potential Payments Upon Termination or Change of Control)
16.3.	Information about the issuer's audit committee and remuneration committee, including the names of committee members and a summary of the terms of reference under which the committee operates	Annual Proxy Statement	p. 16 – 20 (Committees of the Board of Directors)
		Chapter B	p. 93 (Section 4.13 – Committees of the Board of Directors)
16.4.
A statement as to whether or not the issuer complies with its country's of incorporation corporate governance regime(s). In the event that the issuer does not comply with such a regime, a statement to that effect must be included together with an explanation regarding why the issuer does not comply with such regime
		Chapter B	p. 93 (Section 4.12 – Statement regarding the compliance with Bermuda corporate governance regime)
		Annual Proxy Statement	p. 14 – 15 (Corporate Governance)
		2008 10-K	p. 168 – 169 (Item 9A – Controls and Procedures) p. 169 (Report of Independent Registered Public Accounting Firm)
17.	EMPLOYEES
17.1.
Either the number of employees at the end of the period or the average for each financial year for the period covered by the historical financial information up to the date of the registration document (and changes in such numbers, if material) and, if possible and material, a
		2007 10-K	p. 14 (Employees)
		2008 10-K	p. 13 (Employees)

breakdown of persons employed by main category of activity and geographic location. If the issuer employs a significant number of temporary employees, include disclosure of the number of temporary employees on average during the most recent financial year
Chapter B	p. 91 (Section 4.5 – Employees)
17.2.
Shareholdings and stock options
With respect to each person referred to in points (a) and (d) of the first subparagraph of item 14.1. provide information as to their share ownership and any options over such shares in the issuer as of the most recent practicable date

		2008 10-K	p. 144 – 148 (Note 10 – Stock and Stock Option Plans)
Annual Proxy Statement
p. 11 – 12 (Security Ownership of Certain Beneficial Owners, Directors and Officers)

p. 21 – 24 (Director Compensation)

p. 25 – 46 (Executive Compensation)

p. 61 (Proposal 4 to approve amendments to our 2003 nonemployee directors share plan, as amended and restated)

17.3.	Description of any arrangements involving the employees in the capital of the issuer	2008 10-K	p. 144 – 148 (Note 10 – Stock and Stock Option Plans)
Annual Proxy Statement
p. 34 – 36 (Annual Equity Awards)

p. 54 (Equity Compensation Plan Information)

p. 58 – 60 (Proposal 3 To Approve Our 2009 Employee Share Purchase Plan)

p. AII-1 – AII-7 (Appendix II – 2009 Employee Share Purchase Plan)

18.	MAJOR SHAREHOLDERS
18.1.
In so far as is known to the issuer, the name of any person other than a member of the administrative, management or supervisory bodies who, directly or indirectly, has an interest in the issuer's capital or voting rights which is notifiable under the issuer's national law, together with the amount of each such person's interest or, if there are no such persons, an appropriate negative statement
		Annual Proxy Statement	p. 13 (Other Beneficial Owners)
18.2.	Whether the issuer's major shareholders have different voting rights, or an appropriate negative statement	Chapter B	p. 91 (Section 4.6 – Statement regarding major shareholders’ voting rights)
18.3.
To the extent known to the issuer, state whether the issuer is directly or indirectly owned or controlled and by whom and describe the nature of such control and describe the measures in place to ensure that such control is not abused
		Not applicable	Not applicable

18.4.	A description of any arrangements, known to the issuer, the operation of which may at a subsequent date result in a change in control of the issuer	Not applicable	Not applicable
19.	RELATED PARTY TRANSACTIONS
		2008 10-K	p. 140 – 141 (Note 8 – Agreements with Related Parties)
		Annual Proxy Statement	p. 15 (Board Independence and Expertise) p. 24 (Certain Relationships and Related Transactions)
20.	FINANCIAL INFORMATION CONCERNING THE ISSUER'S ASSETS AND LIABILITIES, FINANCIAL POSITION AND PROFITS AND LOSSES
20.1.
Historical financial information
Audited historical financial information covering the latest three financial years (2008, 2007 and 2006) and the audit report in respect of each year.
The historical annual financial information must be independently audited or reported on as to whether or not, for the purposes of the registration document, it gives a true and fair view, in accordance with auditing standards applicable in a Member State or an equivalent standard.
		2008 10-K	p. 112 – 166 (Item 8 – Financial Statements and Supplementary Data) p. 167, 169 and 173 (Report of Independent Registered Public Accounting Firm)
		2007 10-K	p. 103 – 154 (Item 8 – Financial Statements and Supplementary Data) p. 155, 157 and 161 (Report of Independent Registered Public Accounting Firm)
20.2.
Pro forma financial information
In the case of a significant gross change, a description of how the transaction might have affected the assets and liabilities and earnings of the issuer, had the transaction been undertaken at the commencement of the period being reported on or at the date reported
This requirement will normally be satisfied by the inclusion of pro forma financial information
This pro forma financial information is to be presented as set out in Annex II and must include the information indicated therein
Pro forma financial information must be accompanied by a report prepared by independent accountants or auditors
		Chapter B	p. 67 – 86 (Section 3 – Unaudited Pro Forma Condensed Combined Financial Information) The Independent Accountants’ report on Pro Forma Financial Information is on p. 85 – 86
		Transaction Proxy Statement	p. 31 – 32 (Comparative Historical and Pro Forma Per Share Information)

20.3.	Financial statements If the issuer prepares both own and consolidated annual financial statements, include at least the consolidated annual financial statements in the registration document	2008 10-K	p. 112 – 166 (Item 8 – Financial Statements and Supplementary Data) p. 175 – 178 (Condensed Balance Sheets, Statements of Operations, Statements of Cash Flows – Parent Company Only)
		2007 10-K	p. 103 – 154 (Item 8 – Financial Statements and Supplementary Data) p. 163 – 165 (Condensed Balance Sheets, Statements of Operations, Statements of Cash Flows – Parent Company Only)
20.4.	Auditing of historical annual financial information
20.4.1.
A statement that the historical financial information has been audited. If audit reports on the historical financial information have been refused by the statutory auditors or if they contain qualifications or disclaimers, such refusal or such qualifications or disclaimers must be reproduced in full and the reasons given
		2008 10-K	p. 167, 169 and 173 (Report of Independent Registered Public Accounting Firm)
		2007 10-K	p. 155, 157 and 161 (Report of Independent Registered Public Accounting Firm)
20.4.2.	Indication of other information in the registration document which has been audited by the auditors	2008 10-K	p. 167 (Report of Independent Registered Public Accounting Firm) p. 168 – 169 (Item 9A – Controls and Procedures)
20.4.3.	Where financial data in the registration document is not extracted from the issuer's audited financial statements state the source of the data and state that the data is unaudited	Not applicable	Not applicable
20.5.	Age of latest financial information
20.5.1.
The last year of audited financial information may not be older than one of the following:
(a) 18 months from the date of the registration document if the issuer includes audited interim financial statements in the registration document;
(b) 15 months from the date of the registration document if the issuer includes unaudited interim financial statements in the registration document
		Not applicable	Not applicable
20.6.	Interim and other financial information
20.6.1.
If the issuer has published quarterly or half yearly financial information since the date of its last audited financial statements, these must be included in the registration document. If the quarterly or
		HY 2009 10-Q	p. 2 – 5 (Item 1 – Financial Statements (Unaudited))

half yearly financial information has been reviewed or audited, the audit or review report must also be included. If the quarterly or half yearly financial information is unaudited or has not been reviewed state that fact
		3Q 2009 10-Q	p. 2 – 5 (Item 1 – Financial Statements (Unaudited))
20.6.2.
If the registration document is dated more than nine months after the end of the last audited financial year, it must contain interim financial information, which may be unaudited (in which case that fact must be stated) covering at least the first six months of the financial year.
The interim financial information must include comparative statements for the same period in the prior financial year, except that the requirement for comparative balance sheet information may be satisfied by presenting the years end balance sheet
		HY 2009 10-Q	p. 1 – 18 (Item 1 – Financial Statements (Unaudited))
		3Q 2009 10-Q	p. 1 – 19 (Item 1 – Financial Statements (Unaudited))
20.7.	Dividend policy A description of the issuer's policy on dividend distributions and any restrictions thereon	Chapter B	p. 92 (Section 4.8 - Dividend Policy)
20.7.1.
The amount of the dividend per share for each financial year for the period covered by the historical financial information adjusted, where the number of shares in the issuer has changed, to make it comparable
		2008 10-K	p. 164 (Note 20 – Unaudited Quarterly Financial Information)
		2007 10-K	p. 152 (Note 19 – Unaudited Quarterly Financial Information)
20.8.
Legal and arbitration proceedings
Information on any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer is aware), during a period covering at least the previous 12 months which may have, or have had in the recent past significant effects on the issuer and/or group's financial position or profitability, or provide an appropriate negative statement
		2008 10-K	p. 31 – 32 (Item 3 – Legal Proceedings) p. 155 – 156 (Note 16(e) – Legal Proceedings)
		HY 2009 10-Q	p. 13 (Legal Proceedings)
		3Q 2009 10-Q	p. 13 (Legal Proceedings)
20.9.
Significant change in the issuer's financial or trading position
A description of any significant change in the financial or trading position of the group which has occurred since the end of the last financial period for which either audited financial information or interim financial information have been published, or provide an appropriate negative statement
		HY 2009 10-Q	p. 17 – 18 (Subsequent Events)
		3Q 2009 10-Q	p. 18 – 19 (Subsequent Events)

21.	ADDITIONAL INFORMATION
21.1.	Share capital The following information as of the date of the most recent balance sheet included in the historical financial information
21.1.1.
The amount of issued capital, and for each class of share capital:
(a) the number of shares authorized;
(b) the number of shares issued and fully paid and issued but not fully paid;
(c) the par value per share, or that the shares have no par value;
and
(d) a reconciliation of the number of shares outstanding at the beginning and end of the year. If more than 10% of capital has been paid for with assets other than cash within the period covered by the historical financial information, state that fact
2008 10-K
p. 33 (Item 5 – Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities)

p. 112 (Consolidated Balance Sheets)

p. 114 (Consolidated Statements of Shareholders’ Equity)

p. 151 – 152 (Note 14 – Shareholders’ Equity)

		HY 2009 10-Q	p. 2 (Unaudited Condensed Consolidated Balance Sheets) p. 4 (Unaudited Condensed Consolidated Statements of Shareholders’ Equity)
		3Q 2009 10-Q	p. 2 (Unaudited Condensed Consolidated Balance Sheets) p. 4 (Unaudited Condensed Consolidated Statements of Shareholders’ Equity)
21.1.2.	If there are shares not representing capital, state the number and main characteristics of such shares	Not applicable	Not applicable
21.1.3.	The number, book value and face value of shares in the issuer held by or on behalf of the issuer itself or by subsidiaries of the issuer	2008 10-K
p. 33 (Item 5 – Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities)

p. 114 (Consolidated Statements of Shareholders’ Equity)

p. 151 – 152 (Note 14 – Shareholders’ Equity)

21.1.4.
The amount of any convertible securities, exchangeable securities or securities with warrants, with an indication of the conditions governing and the procedures for conversion, exchange or subscription
		Not applicable	Not applicable
21.1.5.	Information about and terms of any acquisition rights and or obligations over authorized but unissued capital or an undertaking to increase the capital	Not applicable	Not applicable
21.1.6.	Information about any capital of any member of the group which is under option or agreed conditionally or unconditionally to be put under option	Not applicable	Not applicable

and details of such options including those persons to whom such options relate
21.1.7.	A history of share capital, highlighting information about any changes, for the period covered by the historical financial information	Chapter B	p. 92 (Section 4.7 – History of PartnerRe’s share capital)
		2008 10-K	p. 114 (Consolidated Statements of Shareholders’ Equity)
21.2.	Memorandum and Articles of Association
21.2.1.	A description of the issuer's objects and purposes and where they can be found in the memorandum and articles of association	Memorandum of Association	p. 3 (Item 6) (b) to (n) and (p) to (u) of the second Schedule to the Companies Act 1981
21.2.2.	A summary of any provisions of the issuer's articles of association, statutes, charter or bylaws with respect to the members of the administrative, management and supervisory bodies	Bye-Laws	p. 27 – 35 (Board of Directors)
21.2.3.	A description of the rights, preferences and restrictions attaching to each class of the existing shares	Bye-Laws	p. 3 – 15 (Share Rights to Transmission of Shares)
21.2.4.	A description of what action is necessary to change the rights of holders of the shares, indicating where the conditions are more significant than is required by law	Bye-Laws	p. 4 (Modification of rights)
21.2.5.	A description of the conditions governing the manner in which annual general meetings and extraordinary general meetings of shareholders are called including the conditions of admission	Bye-Laws	p. 17 – 27 (General Meetings to Proxies and Corporate Representatives)
21.2.6.
A brief description of any provision of the issuer's articles of association, statutes, charter or bylaws that would have an effect of delaying, deferring or preventing a change in control of the issuer
		Bye-Laws	p. 4 – 5 (Shares) p. 13 – 14 (Transfer of Shares)
21.2.7.	An indication of the articles of association, statutes, charter or bylaw provisions, if any, governing the ownership threshold above which shareholder ownership must be disclosed	Annual Proxy Statement	p. 13 (Section 16(a) Beneficial Ownership Reporting Compliance)
21.2.8.
A description of the conditions imposed by the memorandum and articles of association statutes, charter or bylaw governing changes in the capital, where such conditions are more stringent than is required by law
		Bye-Laws	p. 16 – 17 (Increase of capital to Reduction of Capital.)

22.	MATERIAL CONTRACTS

A summary of each material contract, other than contracts entered into in the ordinary course of business, to which the issuer or any member of the group is a party, for the two years immediately preceding publication of the registration document
A summary of any other contract (not being a contract entered into in the ordinary course of business) entered into by any member of the group which contains any provision under which any member of the group has any obligation or entitlement which is material to the group as at the date of the registration document
		2008 10-K	p. 181 – 186 (Exhibit index)
23.	THIRD PARTY INFORMATION AND STATEMENT BY EXPERTS AND DECLARATIONS OF ANY INTEREST
23.1.
Where a statement or report attributed to a person as an expert is included in the registration document, provide such person's name, business address, qualifications and material interest if any in the issuer. If the report has been produced at the issuer's request a statement to the effect that such statement or report is included, in the form and context in which it is included, with the consent of the person who has authorized the contents of that part of the registration document
		Not applicable	Not applicable
23.2.
Where information has been sourced from a third party, provide a confirmation that this information has been accurately reproduced and that as far as the issuer is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading. In addition, identify the source(s) of the information
		Not applicable	Not applicable

24.	DOCUMENTS ON DISPLAY

A statement that for the life of the registration document the following documents (or copies thereof), where applicable, may be inspected:
(a) the memorandum and articles of association of the issuer;
(b) all reports, letters, and other documents, historical financial information, valuations and statements prepared by any expert at the issuer's request any part of which is included or referred to in the registration document;
(c) the historical financial information of the issuer or, in the case of a group, the historical financial information for the issuer and its subsidiary undertakings for each of the two financial years preceding the publication of the registration document
An indication of where the documents on display may be inspected, by physical or electronic means
		2008 10-K	p. 20 (Where You Can Find More Information)
25.	INFORMATION ON HOLDINGS

Information relating to the undertakings in which the issuer holds a proportion of the capital likely to have a significant effect on the assessment of its own assets and liabilities, financial position or profits and losses
		2008 10-K	p. 1 (Excerpts from Item 1 – Business) p. 13 – 20 (Regulation and Taxation of the Company and its Subsidiaries) p. 116 (Organization) Exhibit 21.1 (Subsidiaries of the Company)

2.	Cross-reference list with annex III of the Prospectus Regulation

(Page numbering refers to the page contained in the relevant documents)

Item #	Item contents	Chapter/Document	Page/Section
1.	PERSONS RESPONSIBLE
1.1.	All persons responsible for the information given in the Prospectus	Prospectus	p. 41 – 42 (Declarations of Partner Re and Paris Re representatives)
		2008 10-K	Exhibits 31.1, 31.2 and 32
1.2.	A declaration by those responsible for the Prospectus	Prospectus	p. 41 – 42 (Declarations of Partner Re and Paris Re representatives)
2.	RISK FACTORS
2.1.
Prominent disclosure of risk factors that are material to the securities being offered and/or admitted to trading in order to assess the market risk associated with these securities in a section headed «Risk Factors».
		2008 10-K	p. 20 – 31 (Item 1A. Risk Factors)
		Transaction Proxy Statement	p. 33 – 47 (Risk Factors)
3.	KEY INFORMATION
3.1.
Working capital statement

Statement by the issuer that, in its opinion, the working capital is sufficient for the issuer's present requirements or, if not, how it proposes to provide the additional working capital needed.
		Chapter B	p. 93 (Section 4.10 - Working capital statement)
3.2.
Capitalization and indebtedness
A statement of capitalization and indebtedness (distinguishing between guaranteed and unguaranteed, secured and unsecured indebtedness) as of a date no earlier than 90 days prior to the date of the document. Indebtedness also includes indirect and contingent indebtedness.
		Chapter B	p. 92 (Section 4.9 – Statement of capitalization and indebtedness as of September 30, 2009, 2009)
3.3.
Interest of natural and legal persons involved in the issue/offer

A description of any interest, including conflicting ones that is material to the issue/offer, detailing the persons involved and the nature of the interest.
		Transaction Proxy Statement	p. 79 (Interests of Certain Persons in the Transactions)
		October 23, 2009 8-K	p. 2 (Item 1.01 – Entry into a Material Definitive Agreement – Purchase Agreement)
		October 7, 2009 8-K	p. 2 (Item 1.01 – Entry into a Material Definitive Agreement)
		September 29, 2009 8-K	p. 2 (Item 1.01 – Entry into a Material Definitive Agreement)

August 10, 2009 8-K	p. 3 (What Paris Re Shareholders Will Receive in the Transactions)
3.4.
Reasons for the offer and use of proceeds

Reasons for the offer and, where applicable, the estimated net amount of the proceeds broken into each principal intended use and presented by order of priority of such uses. If the issuer is aware that the anticipated proceeds will not be sufficient to fund all the proposed uses, state the amount and sources of other funds needed. Details must be given with regard to the use of the proceeds, in particular when they are being used to acquire assets, other than in the ordinary course of business, to finance announced acquisitions of other business, or to discharge, reduce or retire indebtedness.
		Prospectus Summary	p. 15 – 17 (Section 3 - Information relating to the admission to listing and trading on NYSE Euronext Paris)
		Chapter B	p. 94 (Section 5.1 - Purpose of the listing and use of proceeds)
4.	INFORMATION CONCERNING THE SECURITIES TO BE OFFERED/ADMITTED TO TRADING
4.1.
A description of the type and the class of the securities being offered and/or admitted to trading, including the ISIN (international security identification number) or other such security identification code.
		Chapter B	p. 94 (Section 5.2 – Type, form and class of securities subject to listing and trading, including the security identification code)
4.2.	Legislation under which the securities have been created.	Chapter B	p. 95 (Section 5.3 - Legislation under which the securities have been created.)
4.3.
An indication whether the securities are in registered form or bearer form and whether the securities are in certificated form or book-entry form. In the latter case, name and address of the entity in charge of keeping the records.
		Chapter B	p. 94 (Section 5.2 – Type, form and class of securities subject to listing and trading, including the security identification code)
4.4.	Currency of the securities issue.	Chapter B	p. 95 (Section 5.4 - Currency of the common shares traded on NYSE Euronext Paris)
4.5.
A description of the rights attached to the securities, including any limitations of those rights, and procedure for the exercise of those rights.
- Dividend rights:
- fixed date(s) on which the entitlement arises,
- time limit after which entitlement to dividend lapses and an indication of the person in whose favor the lapse
		Bye-Laws	p. 3 – 15 (Share Rights to Transmission of Shares)

operates,
- dividend restrictions and procedures for non-resident holders,
- rate of dividend or method of its calculation, periodicity and cumulative or non-cumulative nature of payments.
- Voting rights.
- Pre-emption rights in offers for subscription of securities of the same class.
- Right to share in the issuer's profits.
- Rights to share in any surplus in the event of liquidation.
- Redemption provisions.
- Conversion provisions.

4.6.	In the case of new issues, a statement of the resolutions, authorizations and approvals by virtue of which the securities have been or will be created and/or issued.	Chapter B	p. 96 ( Section 5.7 – Resolution by virtue of which the PartnerRe common shares will be issued in connection with the Merger)
4.7.	In the case of new issues, the expected issue date of the securities.	Chapter B	p. 95 – 96 ( Section 5.6 – Timetable)
4.8.	A description of any restrictions on the free transferability of the securities.	Bye-Laws	p. 5 – 8 (Certain Limitations on Ownership and Voting of Shares)
4.9.	An indication of the existence of any mandatory takeover bids and/or squeeze-out and sell-out rules in relation to the securities.	Not applicable	Not applicable
4.10.
An indication of public takeover bids by third parties in respect of the issuer's equity, which have occurred during the last financial year and the current financial year. The price or exchange terms attaching to such offers and the outcome thereof must be stated.
		Not applicable	Not applicable
4.11.
In respect of the country of registered office of the issuer and the country where the offer is being made or admission to trading is being sought:
- information on taxes on the income from the securities withheld at source,
- indication as to whether the issuer assumes responsibility for the withholding of taxes at the source.
		Chapter B	p. 96 – 98(Section 6 - Tax consequences)
5.	TERMS AND CONDITIONS OF THE OFFER
5.1.	Conditions, offer statistics, expected timetable and action required to apply for the offer

5.1.1.	Conditions to which the offer is subject.	Not applicable	Not applicable
5.1.2.
Total amount of the issue/offer, distinguishing the securities offered for sale and those offered for subscription; if the amount is not fixed, description of the arrangements and time for announcing to the public the definitive amount of the offer.
		Not applicable	Not applicable
5.1.3.	The time period, including any possible amendments, during which the offer will be open and description of the application process.	Chapter B	p. 95 – 96 (Section 5.6 – Timetable)
5.1.4.	An indication of when, and under which circumstances, the offer may be revoked or suspended and whether revocation can occur after dealing has begun.	Not applicable	Not applicable
5.1.5.	A description of the possibility to reduce subscriptions and the manner for refunding excess amount paid by applicants.	Not applicable	Not applicable
5.1.6.	Details of the minimum and/or maximum amount of application (whether in number of securities or aggregate amount to invest).	Not applicable	Not applicable
5.1.7.	An indication of the period during which an application may be withdrawn, provided that investors are allowed to withdraw their subscription.	Not applicable	Not applicable
5.1.8.	Method and time limits for paying up the securities and for delivery of the securities.	Not applicable	Not applicable
5.1.9.	A full description of the manner and date in which results of the offer are to be made public.	Not applicable	Not applicable
5.1.10.	The procedure for the exercise of any right of pre-emption, the negotiability of subscription rights and the treatment of subscription rights not exercised.	Not applicable	Not applicable
5.2.	Plan of distribution and allotment
5.2.1.
The various categories of potential investors to which the securities are offered. If the offer is being made simultaneously in the markets of two or more countries and if a tranche has been or is being reserved for certain of these, indicate any such tranche.
		Not applicable	Not applicable
5.2.2.
To the extent known to the issuer, an indication of whether major shareholders or members of the issuer's management, supervisory or administrative bodies intended to subscribe in the offer, or whether any person intends to subscribe for more than five per cent of the offer.
		Not applicable	Not applicable

5.2.3.
Pre-allotment disclosure:
(a) the division into tranches of the offer including the institutional, retail and issuer's employee tranches and any other tranches;
(b) the conditions under which the clawback may be used, the maximum size of such claw back and any applicable minimum percentages for individual tranches;
(c) the allotment method or methods to be used for the retail and issuer's employee tranche in the event of an over-subscription of these tranches;
(d) a description of any pre-determined preferential treatment to be accorded to certain classes of investors or certain affinity groups (including friends and family programmes) in the allotment, the percentage of the offer reserved for such preferential treatment and the criteria for inclusion in such classes or groups;
(e) whether the treatment of subscriptions or bids to subscribe in the allotment may be determined on the basis of which firm they are made through or by;
(f) a target minimum individual allotment if any within the retail tranche;
(g) the conditions for the closing of the offer as well as the date on which the offer may be closed at the earliest;
(h) whether or not multiple subscriptions are admitted, and where they are not, how any multiple subscriptions will be handled.
		Not applicable	Not applicable
5.2.4.	Process for notification to applicants of the amount allotted and indication whether dealing may begin before notification is made.	Not applicable	Not applicable
5.2.5.
Over-allotment and «green shoe» :
(a) the existence and size of any over-allotment facility and/or «green shoe» .
(b) the existence period of the over-allotment facility and/or «green shoe» .
(c) any conditions for the use of the over-allotment facility or exercise of the «green shoe»
		Not applicable	Not applicable

5.3.	Pricing
5.3.1.
An indication of the price at which the securities will be offered. If the price is not known or if there is no established and/or liquid market for the securities, indicate the method for determining the offer price, including a statement as to who has set the criteria or is formally responsible for the determination. Indication of the amount of any expenses and taxes specifically charged to the subscriber or purchaser.
		Prospectus Summary	p. 9 (Prospectus Summary– Summary of the Transactions)
5.3.2.	Process for the disclosure of the offer price.	Not applicable	Not applicable
5.3.3.
If the issuer's equity holders have pre-emptive purchase rights and this right is restricted or withdrawn, indication of the basis for the issue price if the issue is for cash, together with the reasons for and beneficiaries of such restriction or withdrawal.
		Not applicable	Not applicable
5.3.4.
Where there is or could be a material disparity between the public offer price and the effective cash cost to members of the administrative, management or supervisory bodies or senior management, or affiliated persons, of securities acquired by them in transactions during the past year, or which they have the right to acquire, include a comparison of the public contribution in the proposed public offer and the effective cash contributions of such persons.
		Not applicable	Not applicable
5.4.	Placing and underwriting
5.4.1.
Name and address of the coordinator(s) of the global offer and of single parts of the offer and, to the extend known to the issuer or to the offeror, of the placers in the various countries where the offer takes place.
		Not applicable	Not applicable
5.4.2.	Name and address of any paying agents and depository agents in each country.	Chapter B	p. 95 (Section 5.5 - Name and address of the paying agent in France)
5.4.3.
Name and address of the entities agreeing to underwrite the issue on a firm commitment basis, and name and address of the entities agreeing to place the issue without a firm commitment or under «best efforts» arrangements.
		Not applicable	Not applicable

Indication of the material features of the agreements, including the quotas. Where not all of the issue is underwritten, a statement of the portion not covered. Indication of the overall amount of the underwriting commission and of the placing commission.

5.4.4.	When the underwriting agreement has been or will be reached.	Not applicable	Not applicable
6.	ADMISSION TO TRADING AND DEALING ARRANGEMENTS
6.1.
An indication as to whether the securities offered are or will be the object of an application for admission to trading, with a view to their distribution in a regulated market or other equivalent markets with indication of the markets in question. This circumstance must be mentioned, without creating the impression that the admission to trading will necessarily be approved. If known, the earliest dates on which the securities will be admitted to trading.
		Chapter B	p. 94 (Section 5.2 – Type, form and class of securities subject to listing and trading, including the security identification code)
6.2.
All the regulated markets or equivalent markets on which, to the knowledge of the issuer, securities of the same class of the securities to be offered or admitted to trading are already admitted to trading.
		Chapter B	p. 94 (Section 5.2 – Type, form and class of securities subject to listing and trading, including the security identification code)
6.3.
If simultaneously or almost simultaneously with the creation of the securities for which admission to a regulated market is being sought securities of the same class are subscribed for or placed privately or if securities of other classes are created for public or private placing, give details of the nature of such operations and of the number and characteristics of the securities to which they relate.
		Not applicable	Not applicable
6.4.
Details of the entities which have a firm commitment to act as intermediaries in secondary trading, providing liquidity through bid and offer rates and description of the main terms of their commitment.
		Not applicable	Not applicable
6.5.
Stabilization: where an issuer or a selling shareholder has granted an over-allotment option or it is otherwise proposed that price stabilizing activities may be entered into in connection with an offer:
		Not applicable	Not applicable
6.5.1.	The fact that stabilization may be undertaken, that there is no assurance	Not applicable	Not applicable

that it will be undertaken and that it may be stopped at any time,
6.5.2.	The beginning and the end of the period during which stabilization may occur,	Not applicable	Not applicable
6.5.3.	The identity of the stabilization manager for each relevant jurisdiction unless this is not known at the time of publication,	Not applicable	Not applicable
6.5.4.	The fact that stabilization transactions may result in a market price that is higher than would otherwise prevail.	Not applicable	Not applicable
7.	SELLING SECURITIES HOLDERS
7.1.
Name and business address of the person or entity offering to sell the securities, the nature of any position office or other material relationship that the selling persons has had within the past three years with the issuer or any of its predecessors or affiliates.
		Not applicable	Not applicable
7.2.	The number and class of securities being offered by each of the selling security holders.	Not applicable	Not applicable
7.3.	Lock-up agreements The parties involved. Content and exceptions of the agreement. Indication of the period of the lock up.	Not applicable	Not applicable
8.	EXPENSE OF THE ISSUE/OFFER
8.1.	The total net proceeds and an estimate of the total expenses of the issue/offer.	Not applicable	Not applicable
9.	DILUTION
9.1.	The amount and percentage of immediate dilution resulting from the offer.	Transaction Proxy Statement	p. 60 (Ownership of PartnerRe Following the Transactions)
9.2.	In the case of a subscription offer to existing equity holders, the amount and percentage of immediate dilution if they do not subscribe to the new offer.	Not applicable	Not applicable
10.	ADDITIONAL INFORMATION
10.1.	If advisors connected with an issue are mentioned in the Securities Note, a statement of the capacity in which the advisors have acted.	Not applicable	Not applicable
10.2.
An indication of other information in the Securities Note which has been audited or reviewed by statutory auditors and where auditors have produced a report. Reproduction of the report or, with permission of the competent authority, a summary of the report.
		Not applicable	Not applicable
10.3.	Where a statement or report attributed to a person as an expert is included in the Securities Note, provide such persons' name, business address, qualifications	Not applicable	Not applicable

and material interest if any in the issuer. If the report has been produced at the issuer's request a statement to the effect that such statement or report is included, in the form and context in which it is included, with the consent of the person who has authorized the contents of that part of the Securities Note.

10.4.
Where information has been sourced from a third party, provide a confirmation that this information has been accurately reproduced and that as far as the issuer is aware and is able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading. In addition, identify the source(s) of the information.
	Not applicable	Not applicable

CHAPTER B: SUPPLEMENTAL INFORMATION

1.	Ownership of PartnerRe following the Transactions

Assuming the base case assumptions described on page 77 in Note 1 – Basis of pro forma presentation of the notes to the unaudited pro forma condensed combined financial information in Chapter B, at the completion of the Transactions, it is expected that (i) there will be outstanding approximately 82.3 million PartnerRe common shares (net of treasury shares), (ii) the PartnerRe common shares issued to current or former holders of Paris Re common shares and warrants in the Transactions will represent approximately 31.1% of the outstanding PartnerRe common shares immediately after the Merger and (iii) PartnerRe common shares held by PartnerRe shareholders who were already shareholders of PartnerRe prior to the Transactions will represent approximately 68.9% of the outstanding PartnerRe common shares immediately after the Merger.

2.	Strategy of PartnerRe following the Transactions

PartnerRe’s strategy will remain unchanged following the Transactions. PartnerRe intends to fully integrate Paris Re’s business into PartnerRe’s upon completion of the Transactions. PartnerRe assumes and manages global insurance and capital markets risks. Its strategy is founded on a capital-based risk appetite and the selected risks that PartnerRe’s management believes will allow PartnerRe to meet its goals for appropriate profitability and risk management within that appetite. PartnerRe’s management believes that this construct allows PartnerRe to balance cedants’ need for absolute certainty of claims payment with its shareholders’ need for an appropriate return on their capital. Operating Return on Equity (ROE) and growth in diluted book value per share are two of the principal metrics used by management to measure PartnerRe’s results. ROE is obtained by dividing operating earnings by common shareholders’ equity at the beginning of the year. Operating earnings is defined as net income available to common shareholders less after-tax net realized and unrealized investment gains or losses on investments, net realized gain on purchase of capital efficient notes, net of tax, net after-tax interest in earnings or losses of equity investments, where PartnerRe does not control the investee companies’ activities, and preferred share dividends. Diluted book value per share is calculated using common shareholders’ equity, defined as total shareholders’ equity less the aggregate liquidation value of the preferred shares, divided by the number of fully diluted common shares outstanding (assuming exercise of all stock-based awards and other dilutive securities).

Following the Transactions, PartnerRe will maintain the following five-point strategy mentioned for the combined entity.

Diversify risk across products, assets and geographies

PartnerRe writes most lines of business in approximately 150 countries worldwide. PartnerRe’s geographic spread of premiums mirrors that of the global insurance industry. Management believes diversification is a competitive advantage, which increases return per unit of risk, provides access to reinsurance business opportunities worldwide, and reduces the overall volatility of results. It is also the cornerstone of PartnerRe’s risk management approach. The reinsurance business is cyclical, but cycles by line of business and by geography are rarely synchronized. This diversification strategy allows PartnerRe to rapidly deploy capital to risk classes and geographies that offer the greatest return over time.

Maintain a risk appetite moderately above the market

PartnerRe is in the business of assuming risk for an appropriate return. PartnerRe’s products address accumulation risks, complex coverage issues and large exposures faced by clients. PartnerRe’s willingness and ability to assume these risks make PartnerRe an important reinsurer to many of the world’s insurance companies. PartnerRe seeks to focus its book of business on those lines of business and market segments where it perceives greatest potential for profit over time. This means a high proportion of the business written by PartnerRe is in severity lines of business such as casualty, catastrophe, specialized property and aviation, although PartnerRe also writes frequency lines of business such as property, motor and life, which have historically provided modestly lower levels of returns with less volatility.

Actively manage capital across the portfolio and over the cycle

PartnerRe seeks to manage its capital to optimize shareholder returns over the cycle. In order to manage capital across a portfolio and over a cycle, PartnerRe believes two things are critical: an appropriate and common measure of risk-adjusted performance and the ability and willingness to redeploy capital for its most efficient and effective use, either within the business or return to the shareholders. To achieve effective and efficient capital allocation, PartnerRe has an intense focus on ROE. This discipline and focus, supported by strong actuarial and financial analysis, allows PartnerRe to make well-informed decisions at the underwriting and pricing level, as well as in the allocation of capital within its portfolio of reinsurance businesses and within pre-established risk limits.

Add value through underwriting and transactional excellence

Underwriting and transactional excellence is achieved in three principal ways: through the quality of PartnerRe’s people, the structure they operate in, and the effectiveness of various processes and tools. Maintaining continuity and depth in management, underwriting, actuarial and financial areas is critical to maintaining an independent view of risk, a core part of the strategy. Equally important, PartnerRe believes, is organizing its operations around geography, lines of business, distribution or client characteristics, and providing and building the right infrastructure to continually improve its capabilities in all transactional areas: underwriting, pricing, claims, reserving, financial reporting and controls.

Achieve superior returns on invested assets in the context of a disciplined risk framework

Strong underwriting must be complemented with prudent financial management and superior asset management in order to achieve PartnerRe’s targeted returns. PartnerRe is committed to maintaining a strong and transparent balance sheet and achieving superior investment returns by gradually expanding its investment portfolio into new risk classes, many of which have more connection with capital markets than with traditional reinsurance markets. PartnerRe assumes investment risk according to the same principles used for reinsurance underwriting, including diversification.

3.	Unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information is intended to provide you with information about how the Transactions might have affected the historical financial statements of PartnerRe if they had been consummated at an earlier time.  “Combined” refers to the addition of the PartnerRe and Paris Re’s respective figures. The unaudited pro forma condensed combined financial information has been prepared using PartnerRe’s financial statements, prepared on the basis of accounting standards generally accepted in the United States (U.S. GAAP) and Paris Re’s financial statements, prepared on the basis of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board, adjusted for certain differences between IFRS and U.S. GAAP. These adjustments were provided to PartnerRe by Paris Re and have not been audited. See Note 2 for further information. The Independent Accountants’ report on Pro Forma Financial Information is on pages 85 and 86.

The unaudited pro forma condensed combined balance sheet at June 30, 2009 combines the historical consolidated balance sheets of PartnerRe and Paris Re, giving effect to the Transactions (see Note 1) as if they had occurred on June 30, 2009. The unaudited pro forma condensed combined income statements for the year ended December 31, 2008 and the six months ended June 30, 2009 combine the historical consolidated income statements of PartnerRe and Paris Re, giving effect to the Transactions as if they had occurred on January 1, 2008.

This unaudited pro forma condensed combined financial information should be read in conjunction with the following information:

•	PartnerRe’s separate historical audited financial statements as of and for the year ended December 31, 2008, included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	Paris Re’s separate historical audited financial statements as of and for the year ended December 31, 2008, incorporated by reference herein;

•	PartnerRe’s separate historical interim financial statements as of and for the six months ended June 30, 2009, included in PartnerRe’s Form 10-Q for the six months ended June 30, 2009;

•	Paris Re’s separate historical interim financial statements as of and for the six months ended June 30, 2009, incorporated by reference herein;

•	the accompanying notes to the unaudited pro forma condensed combined financial information; and

•	unaudited reconciliation of Paris Re’s separate historical financial information from IFRS to U.S. GAAP as provided by Paris Re.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, including the Block Purchase, the Pre-Announcement Purchases, the Post-Announcement Purchases, the Subsequent Purchases, the Share Capital Repayment and the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information has been prepared for informational purposes only. The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined entity and does not give consideration to the impact of possible revenue enhancements, expense efficiencies or synergies that may result from the Transactions. Also, possible adjustments related to restructuring charges are yet to be determined and are not reflected in the preliminary unaudited pro forma condensed combined financial information. Estimated costs of the Transactions have been reflected in the unaudited pro forma condensed combined balance sheets, but have not been included on the unaudited pro forma income statement due to their non-recurring nature.

The preliminary unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting. Accordingly, PartnerRe’s cost to acquire Paris Re has been allocated to the acquired assets and liabilities based upon their estimated fair values at June 30, 2009. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein.

Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2009

(expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the unaudited pro forma condensed combined balance sheet at June 30, 2009 giving effect to the proposed Transactions as if they had occurred at June 30, 2009:

	Historical PartnerRe	Historical Paris Re U.S. GAAP	Pro Forma Purchase adjustments	Notes		Pro Forma Combined

Assets
Fixed maturities, at fair value	$10,756,853	$2,557,903	$—			$13,314,756
Short-term investments, at fair value	63,873	43,288	—			107,161
Equities, at fair value	527,280	22,069	—			549,349
Other invested assets	105,880	6,644	—			112,524
Total investments	11,453,886	2,629,904	—			14,083,790
Cash and cash equivalents	616,290	237,870	(322,420)	3	(a)	531,740
Reinsurance balances receivable	2,051,940	875,814	—			2,927,754
Reinsurance recoverable on paid and unpaid losses	156,124	333,417	—			489,541
Funds held by reinsured companies	827,457	2,339,990	—			3,167,447
Deferred acquisition costs	673,685	139,781	(139,781)	3	(b)	673,685
Deposit assets	330,033	38,933	—			368,966
Net tax assets	140,923	3,534	—			144,457
Intangible assets	—	2,011	289,989	3	(c)	292,000
Goodwill	429,519	—	48,188	3	(d)	477,707
Other assets	294,214	22,454	—			316,668
Total assets	$16,974,071	$6,623,708	$(124,024)			$23,473,755
Liabilities
Unpaid losses and loss expenses	$7,396,600	$3,316,350	$—			$10,712,950
Policy benefits for life and annuity contracts	1,546,779	—	—			1,546,779
Unearned premiums	1,771,401	809,444	—			2,580,845
Other reinsurance balances payable	237,397	311,667	—			549,064
Deposit liabilities	355,365	29,374	—			384,739
Net tax liabilities	239,516	54,231	34,552	3	(e)	328,299
Accounts payable, accrued expenses and other	138,346	67,447	—			205,793
Debt obligations	520,989	—	—			520,989
Total liabilities	12,206,393	4,588,513	34,552			16,829,458
Shareholders’ equity
Common shares	57,950	247,991	(222,385)	3	(f)	83,556
Preferred shares	20,800	—	—			20,800
Additional paid-in capital	1,479,431	933,123	925,390	3	(g)	3,337,944
Accumulated other comprehensive income	32,059	227,478	(227,478)	3	(h)	32,059
Retained earnings	3,275,037	626,603	(634,103)	3	(i)	3,267,537
Treasury shares	(97,599)	—	—			(97,599)
Total shareholders’ equity	4,767,678	2,035,195	(158,576)			6,644,297
Total liabilities and shareholders’ equity	$16,974,071	$6,623,708	$(124,024)			$23,473,755
Common shares outstanding	56,655,133	80,627,000		4		82,375,214
Common shares and common share equivalents outstanding	57,514,333	82,071,000		4		83,381,626
Book value per share	$74.97	$25.24		4		$74.35
Diluted book value per share	$73.85	$24.80		4		$73.45

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2008
(expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the unaudited pro forma condensed combined results of operations for the year ended December 31, 2008 giving effect to the proposed Transactions as if they had occurred at January 1, 2008:

	Historical PartnerRe	Historical Paris Re U.S. GAAP	Pro Forma Purchase adjustments	Notes		Pro Forma Combined

Revenues
Gross premiums written	$4,028,248	$1,402,612	$—			$5,430,860
Net premiums written	3,989,435	1,196,617	—			5,186,052
(Increase) decrease in unearned premiums	(61,411)	14,287	—			(47,124)
Net premiums earned	3,928,024	1,210,904	—			5,138,928
Net investment income	572,964	225,760	(16,580)	3	(j)	782,144
Net realized and unrealized investment (losses) gains	(531,360)	18,781	—			(512,579)
Other income (loss)	10,335	(1,199)	—			9,136
Total revenues	3,979,963	1,454,246	(16,580)			5,417,629
Expenses
Losses and loss expenses and life policy benefits	2,609,220	891,578	—			3,500,798
Acquisition costs	898,882	203,364	—			1,102,246
Other operating expenses	365,009	151,343	—			516,352
Amortization of intangibles	—	9,665	(4,140)	3	(k)	5,525
Interest expense	51,228	—	—			51,228
Net foreign exchange (gains) losses	(6,221)	161,004	—			154,783
Total expenses	3,918,118	1,416,954	(4,140)			5,330,932
Income before taxes and interest in losses of equity investments	61,845	37,292	(12,440)			86,697
Income tax expense	9,705	15,688	(3,110)	3	(l)	22,283
Interest in losses of equity investments	(5,573)	—	—			(5,573)
Net income	46,567	21,604	(9,330)			58,841
Preferred dividends	34,525	—	—			34,525
Net income available to common shareholders	$12,042	$21,604	$(9,330)			$24,316
Per share data
Net income per common share:
Basic net income	$0.22	$0.26		4		$0.30
Diluted net income	$0.22	$0.26		4		$0.30
Weighted average number of common shares outstanding	54,347,052	82,703,000		4		80,067,133
Weighted average number of common and common share equivalents outstanding	55,639,600	83,977,000		4		81,506,891

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2009
(expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the unaudited pro forma condensed combined results of operations for the six months ended June 30, 2009 giving effect to the proposed Transactions as if they had occurred at January 1, 2008:

	Historical PartnerRe	Historical Paris Re U.S. GAAP	Pro Forma Purchase adjustments	Notes		Pro Forma Combined
Revenues
Gross premiums written	$2,186,528	$956,684	$—			$3,143,212
Net premiums written	2,152,717	816,372	—			2,969,089
Increase in unearned premiums	(460,138)	(238,306)	—			(698,444)
Net premiums earned	1,692,579	578,066	—			2,270,645
Net investment income	268,720	87,272	(8,117)	3	(j)	347,875
Net realized and unrealized investment gains	236,417	13,797	—			250,214
Net realized gain on purchase of capital efficient notes	88,427	—	—			88,427
Other income (loss)	7,942	(343)	—			7,599
Total revenues	2,294,085	678,792	(8,117)			2,964,760
Expenses
Losses and loss expenses and life policy benefits	977,797	381,271	—			1,359,068
Acquisition costs	381,657	96,933	—			478,590
Other operating expenses	182,062	63,069	—			245,131
Amortization of intangibles	—	62	12,171	3	(k)	12,233
Interest expense	15,482	—	—			15,482
Net foreign exchange losses (gains)	4,550	(43,546)	—			(38,996)
Total expenses	1,561,548	497,789	12,171			2,071,508
Income before taxes and interest in earnings of equity investments	732,537	181,003	(20,288)			893,252
Income tax expense	116,765	29,359	(5,072)	3	(l)	141,052
Interest in earnings of equity investments	17	—	—			17
Net income	615,789	151,644	(15,216)			752,217
Preferred dividends	17,263	—	—			17,263
Net income available to common shareholders	$598,526	$151,644	$(15,216)			$734,954
Per share data
Net income per common share:
Basic net income	$10.58	$1.88		4		$8.93
Diluted net income	$10.43	$1.85		4		$8.83
Weighted average number of common shares outstanding	56,560,784	80,627,000		4		82,280,865
Weighted average number of common and common share equivalents outstanding	57,394,927	82,071,000		4		83,262,210

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

PartnerRe
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Pro Forma Presentation

On July 4, 2009, PartnerRe entered into definitive agreements to effect a multiple-step acquisition of all of the outstanding Paris Re common shares and Paris Re warrants.

On October 2, 2009, PartnerRe, through the Acquisition Subsidiary, purchased approximately 77.1%34 of the outstanding Paris Re common shares and approximately 98.9%35 of the outstanding Paris Re warrants.  The Paris Re common shares and warrants acquired in the Block Purchase and the Post-Announcement Purchases included the purchase of 57.5%36 of the Paris Re outstanding common shares owned by six investment funds and their related entities pursuant to the Block Purchase, as well as the purchase of an additional 19.6%37 of the outstanding Paris Re common shares pursuant to the Post-Announcement Purchases.  At the completion of the Block Purchase and the Post-Announcement Purchases, PartnerRe, through the Acquisition Subsidiary, owned approximately 83.2%38 of Paris Re outstanding common shares, including the 6.1%39 of the outstanding Paris Re common shares previously acquired by PartnerRe in July 2009 pursuant to the Pre-Announcement Purchases.  In late October and early November 2009, PartnerRe, through the Acquisition Subsidiary, acquired an additional 5.7%40 of the outstanding Paris Re common shares in the Subsequent Purchases, increasing PartnerRe’s ownership of Paris Re to approximately 88.7%41.  Subject to the satisfaction of certain conditions, PartnerRe has agreed to acquire the remaining outstanding Paris Re common shares pursuant to the Merger in accordance with Swiss law.

In each step of the Transactions (including the Block Purchase, the Pre-Announcement Purchases, the Post-Announcement Purchases, the Subsequent Purchases and the Merger) PartnerRe has exchanged or will exchange 0.300 PartnerRe common shares for each Paris Re common share and 0.167 PartnerRe common shares for each Paris Re warrant, subject to adjustment as described below.

Pursuant to the terms of the Transaction Agreement, the per share consideration and per warrant consideration payable in the Transactions were subject to adjustment (the “Tangible Book Value Adjustment”) prior to the closing of the Block Purchase if any decline in either PartnerRe’s or Paris Re’s tangible book value per share was greater than 15% more than any decline in the other’s during a defined period.  Prior to the completion of the Block Purchase, it was determined that no such adjustment would be made because a more than 15% relative decline during the defined period had not occurred.

In addition, the Transaction Agreement provides that if PartnerRe declares a cash dividend or other cash distribution on the PartnerRe common shares with a record date on or after the

34
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 72.6%.

35	8,391,195 out of 8,487,750 outstanding warrants.
36
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 54.2%.

37
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 18.4%.

38
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 78.4%.

39
Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.  When calculated in compliance with the General Regulation of the AMF regarding notification of the crossing of certain thresholds, on the basis of a capital stock of 85,581,541 shares as of June 30, 2009, the percentage is of 5.8%.

40	Calculated on the basis of a capital stock of 80,628,629 shares (net of treasury shares) as of June 30, 2009.
41	Calculated on the basis of a capital stock of 80,769,734 shares (net of treasury shares) as of November 19, 2009.

closing of the Block Purchase and prior to the effective time of the Merger, then the per share consideration payable in the Merger will be adjusted upwards (which adjustment we refer to as the “Post-Block Purchase Closing Dividend Adjustment”). The amount of the upward adjustment to the per share consideration will be equal to (i) the U.S. dollar amount of the cash dividend or other distribution multiplied by (ii) the per share consideration (after giving effect to any prior adjustment) divided by (iii) the average closing price of the PartnerRe common shares on the New York Stock Exchange for the five trading days immediately prior to record date for such cash dividend or other distribution.  On October 26, 2009, PartnerRe declared a cash dividend on the PartnerRe common shares with a record date of November 20, 2009 of US$0.47 per share.  Accordingly, the number of PartnerRe common shares payable for each Paris Re common share in the Merger will be adjusted upwards to 0.301842 PartnerRe common shares for each Paris Re common share based on the average closing price of the PartnerRe common shares on the New York Stock Exchange over the five trading days immediately prior to November 20, 2009.  The adjustment will result in an increase to both goodwill and additional paid-in capital of US$1.3 million, reflecting the increase in estimated purchase price. Book value and diluted book value per share would increase US$0.02 per share and US$0.02 per share, respectively, with no impact on basic earnings per share or diluted earnings per share. Such adjustment has not been reflected in the pro forma condensed combined financial information.

On November 2, 2009, Paris Re paid the Share Capital Repayment.  The Paris Re shareholders who previously sold their common shares to PartnerRe in the Pre-Announcement Purchases, the Block Purchase, the Post-Announcement Purchases and the Subsequent Purchases received payment for the Share Capital Repayment either in cash or in the form of a promissory note issued by PartnerRe.  Following the payment of the Share Capital Repayment, PartnerRe paid in full all promissory notes issued to sellers of Paris Re common shares.

The pro forma presentation assumes that PartnerRe acquires 100% of the outstanding Paris Re common shares and Paris Re warrants in the Transactions.

The Transactions will be treated as a business combination under U.S. GAAP. In December 2007, the FASB issued Statement No. 141(R), Business Combinations (FAS 141(R)) and Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (FAS 160). On April 1, 2009, the FASB issued FSP FAS 141(R)-1 which amended and clarified FAS 141(R)’s guidance on the initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets acquired and liabilities assumed in a business combination that arise from contingencies. FAS 141(R), FSP FAS 141(R)-1 and FAS 160 impact the determination of the purchase price and treatment of transaction expenses, restructuring charges and non-controlling interests as follows:

Purchase price — Under FAS 141(R), the purchase price is determined as of the acquisition date, which is the date that the acquirer obtains control. PartnerRe acquired control of Paris Re on October 2, 2009, the closing date of the Block Purchase and the Post-Announcement Purchases.  Accordingly, the Paris Re purchase price will be measured as of that date using PartnerRe’s closing share price of US$76.96 and the number of Paris Re securities outstanding as of that date.  Since Partner’s closing share price on August 18, 2009 and the number of outstanding Paris Re securities as of June 30, 2009 were used for purposes of preparing the unaudited pro forma condensed combined financial information as of June 30, 2009, the actual Paris Re purchase price will be different from that assumed in this Note 1.

Transaction expenses — Under FAS 141(R), all costs associated with purchase Transactions must be expensed as incurred.

42	Based on the average closing price for a PartnerRe share on the New York Stock Exchange for the five trading days immediately prior to November 20, 2009 of US$77.63 per share.

Restructuring charges — Under FAS 141(R), expected restructuring costs are not recorded at the closing date, but rather after the transaction. The only costs to be included as a liability at the closing date are those for which an acquirer is obligated at the time of the closing.

Noncontrolling interests — Under FAS 141(R), in a partial or step acquisition where control is obtained, 100% of goodwill and identifiable net assets are recognized at fair value and the noncontrolling (previously called minority) interest is also recorded at fair value. Under FAS 160, a noncontrolling interest is recognized in the equity section, presented separately from the controlling interest’s equity. This would occur between the closing date of the Block Purchase and the Merger.

The share price used in determining the preliminary estimated purchase price is based on the closing price of PartnerRe common shares on August 18, 2009. The preliminary estimated purchase price also includes the fair value of Paris Re stock options and restricted share units, and is calculated as follows:

Number of Paris Re common shares outstanding, net of treasury shares, as of June 30, 2009 (in thousands)	80,628.7
Exchange ratio	0.300
PartnerRe common shares issued for Paris Re common shares (in thousands)	24,188.6
Number of Paris Re warrants outstanding as of June 30, 2009 (in thousands)	8,487.8
Exchange ratio	0.167
PartnerRe common shares issued for Paris Re warrants (in thousands)	1,417.5
Total PartnerRe common shares issued for Paris Re common shares and warrants (in thousands)	25,606.1
PartnerRe’s closing share price on August 18, 2009	$72.65

Estimated purchase price before adjustments for stock based compensation (in millions)	$1,860.3
Estimated fair value of Paris Re’s stock-based awards outstanding (in millions)	48.0
Unrecognized compensation on unvested Paris Re restricted share units (in millions)	(24.2)
Estimated purchase price (in millions)	$1,884.1

The preliminary estimated purchase price has been allocated as follows based upon purchase accounting adjustments as of June 30, 2009 (in millions):

Net book value of net assets acquired prior to fair value adjustments (a)	$2,035.2
Preliminary adjustments for fair value
Adjustment for pre-close return of capital (b)	(310.4)
Adjustment to record Paris Re’s estimated transaction costs (c)	(2.0)
Adjustment to deferred acquisition costs (d)	(139.8)
Adjustment to intangible assets (e)	290.0
Adjustment to income taxes (f)	(37.1)

Preliminary fair value of net assets acquired	1,835.9
Estimated purchase price	1,884.1

Preliminary estimate of goodwill	$48.2

(a)	Represents historical net book value of Paris Re as of June 30, 2009.

(b)	Represents adjustment to reflect the pre-close return of capital to Paris Re shareholders, paid by Paris Re.

(c)
In connection with the Transactions, transaction costs currently estimated at US$12 million will be incurred and expensed in addition to the expenses already incurred and expensed in the six months ended June 30, 2009 of US$10 million by PartnerRe and US$13 million by Paris Re. Of the additional US$12 million of costs currently estimated to be incurred, US$10 million relates to PartnerRe expenses and US$2 million is our estimate of Paris Re’s expenses. Actual transaction costs may vary from such estimates, which are based on the best information available at the time the unaudited pro forma condensed combined financial information was prepared.

(d)	Represents adjustment to reduce deferred acquisition costs of Paris Re to their estimated fair value at June 30, 2009.

(e)
The intangible assets arise from unpaid loses and loss expense reserves (US$175 million), unearned premium reserves (US$84 million), and licenses and renewal rights (US$33 million). The purchase accounting adjustments mainly reflect the discount rates applied to the underlying cash flows and an estimated risk premium associated with such reserves in order to determine their fair values, less Paris Re’s intangible assets at June 30, 2009 (US$2 million).

The intangible asset relating to Paris Re’s unpaid losses and loss expenses and reinsurance recoverable on paid and unpaid losses was estimated based on the present value of the underlying cash flows of the loss reserves and recoverables. In determining the intangible estimate, PartnerRe’s management estimated a risk premium deemed to be reasonable and consistent with expectations in the marketplace given the nature and the related degree of uncertainty of such reserves. In determining the fair value of Paris Re’s net unpaid losses and loss expenses, there were no changes made in the net unpaid losses and loss expenses as shown in Paris Re’s financial statements as of June 30, 2009.

The intangible asset related to Paris Re’s unearned premiums represents the estimated fair value of the profit within Paris Re’s unearned premiums. In determining the intangible asset, PartnerRe’s management estimated the loss ratio, the risk premium and related operating expenses associated with Paris Re’s net unearned premiums.

The intangible asset related to renewal rights on Paris Re’s business and licenses were determined based on PartnerRe management’s view of profitability of Paris Re’s book of business and current market data.

(f)
Represents the tax impact of the transaction costs, deferred acquisition costs and intangible assets, assuming a 25% tax rate. This tax rate is a blended rate based on the local statutory tax rates for Paris Re’s operations.

The share price of PartnerRe used in preparing these unaudited pro forma condensed combined financial statements was US$72.65, based on the closing price of PartnerRe common shares on August 18, 2009. The effect of an increase (decrease) of US$1.00 per PartnerRe common share would be to increase (decrease) both goodwill and additional paid-in capital by US$25.6 million, reflecting the increase (decrease) in estimated purchase price. Book value and diluted book value per share would increase (decrease) US$0.31 per share and US$0.31 per share, respectively, with no impact on basic earnings per share or diluted earnings per share. Changes in Paris Re’s share price would not affect the calculation of the estimated purchase price, goodwill or any per share amounts.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. Actual adjustments will differ, perhaps materially, from those reflected in this unaudited pro forma condensed combined financial information because the assets and liabilities of Paris Re will be recorded at their respective fair values as of October 2, 2009, the closing date of the Block Purchase, and the assumptions used to estimate these fair values are dependent on the completion of a thorough analysis of Paris Re’s balance sheet as of the closing date of the Block Purchase, including fair value estimates. PartnerRe’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Transactions contemplated based on information available to PartnerRe at this time, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined as of the closing date of the Block Purchase after completion of a thorough analysis to determine the fair values of Paris Re’s tangible and identifiable intangible assets and liabilities, which analysis is not expected to be completed until late November 2009. Any increase or decrease in the fair value of Paris Re’s assets, liabilities, and other items as compared to the information shown herein will change the purchase price allocable to identified intangible assets and goodwill and may impact the combined income statement due to adjustments in yield and/or amortization or accretion related to the adjusted assets or liabilities.

The foregoing assumes the following base case assumptions:

•
from July 4, 2009, when there were 80.6 million Paris Re common shares outstanding (net of treasury shares), until the completion of the Transactions, no additional Paris Re common shares will be issued (including upon the exercise or conversion of options, restricted share units, warrants or other securities exercisable, convertible or exchangeable for Paris Re common shares);

•
from July 4, 2009, when there were 56.7 million PartnerRe common shares outstanding (net of treasury shares), until the completion of the Transactions, except for issuances in connection with the Transactions, no additional PartnerRe common shares will be issued (including upon the exercise or conversion of options, restricted share units, warrants or other securities exercisable, convertible or exchangeable for PartnerRe common shares);

•	PartnerRe will acquire 100% of the outstanding Paris Re common shares and Paris Re warrants in the Transactions;

•	no adjustment will be made to the per share consideration and per warrant consideration pursuant to the Tangible Book Value Adjustment; and

•
PartnerRe will not declare any dividends on the PartnerRe common shares with a record date between the closing of the Block Purchase and the effective time of the Merger and, as a result, no adjustment will be made to the per share consideration pursuant to the Post-Block Purchase Closing Dividend Adjustment.

The actual number of PartnerRe common shares issued in the Transactions and the relative ownership of the current Paris Re and PartnerRe shareholders after the completion of the Transactions could be more or less if the actual facts differ from the base case assumptions, including if:

•
in addition to the PartnerRe common shares issued in connection with the Transactions, additional Paris Re common shares or PartnerRe common shares are issued prior to the completion of the Transactions (including upon the exercise or conversion of options, restricted share units, warrants or other securities exercisable, convertible or exchangeable for Paris Re common shares or PartnerRe common shares), in each case, in accordance with the limitations set forth in the Transaction Agreement;

•	PartnerRe acquires less than all of the outstanding Paris Re common shares or Paris Re warrants in the Transactions;

•
for purposes of the Post-Block Purchase Closing Dividend Adjustment, PartnerRe declares one or more dividends on the PartnerRe common shares with a record date between the closing of the Block Purchase and the effective time of the Merger (including the cash dividend of US$ 0.47 per share declared on October 26, 2009 with a record date of November 20, 2009), in which case the increase in the number of PartnerRe common shares issued will be determined based on the formula described above under “Summary—Post-Block Purchase Closing Dividend Adjustment” and would be dependent on both the aggregate amount of dividends so declared as well as the average price per PartnerRe common share during the applicable measurement period.

Note 2—Reconciliation of IFRS to U.S. GAAP

Paris Re’s historical consolidated financial statements were prepared in accordance with IFRS, which differ from U.S. GAAP in certain respects. To present pro forma financial statements, Paris Re prepared the following adjustments from IFRS to U.S. GAAP. In addition, PartnerRe prepared certain reclassifications to present the Paris Re financial statements consistently with those of PartnerRe.

The following describes the relevant material differences between IFRS and U.S. GAAP for Paris Re. The final reconciliation of Paris Re’s IFRS accounting policies to those of PartnerRe under U.S. GAAP could be materially different from the unaudited pro forma adjustments presented herein.

Negative Goodwill/Bargain Purchases — Under IFRS, in instances where total fair value of net assets acquired exceeds consideration paid (creating negative goodwill), the acquirer will record a gain as a result of the bargain purchase, to be recognized through the income statement at the close of the transaction. Paris Re had a business combination in 2006 and recorded negative goodwill as income in its 2006 IFRS financial statements, as well as certain intangible assets. Under U.S. GAAP (prior to the issuance of FAS 141(R)), negative goodwill was recognized as a pro rata reduction of certain assets in order to adjust the net assets acquired to equal the consideration paid. Accordingly, the intangible assets established under IFRS are reduced in the balance sheet under U.S. GAAP, and the amortization of those intangible assets is reversed in the statement of operations.

Fair Value Option – Similar to U.S. GAAP, IFRS requires financial assets to be classified as assets held-to-maturity, loans and receivables, trading assets and assets available for sale, with the change in fair value for assets available for sale and trading assets recognized in other comprehensive income and results of operations, respectively. Paris Re has classified its financial assets as available for sale under IFRS, whereas PartnerRe adopted the fair value option of FAS 159, The Fair Value Option for Financial Assets and Liabilities, on January 1, 2008 and classified its investments as trading assets under U.S. GAAP. For purposes of this unaudited pro forma condensed combined financial information, Paris Re conformed its presentation to the PartnerRe presentation, resulting in changes in unrealized gains and losses on investments to be considered as a component of income, with no impact on shareholders’ equity.

Funds Withheld Asset – Paris Re carries a funds withheld asset on its balance sheet at cost. However, the assets underlying the funds withheld balance are held by the counterparty in a segregated investment portfolio and managed by Paris Re, with the investment results, including unrealized gains or losses on such investments, inuring to Paris Re. Under U.S. GAAP, an embedded derivative exists under Statement of Financial Accounting Standards No. 133 Derivatives Implementation Group Issue No. B36, Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments. Accordingly, for purposes of this unaudited pro forma condensed combined financial information, Paris Re made an adjustment to the funds withheld asset reflecting the fair value of the underlying derivative, with the corresponding changes in fair value reflected in the statement of operations.

The following table sets forth the reconciliation of Paris Re’s unaudited balance sheet under IFRS to U.S. GAAP as of June 30, 2009 (expressed in thousands of U.S. dollars):

	Historical Paris Re IFRS (1)	U.S. GAAP Adjustments (2)	Reclassification Adjustments (3)	Notes	Historical Paris Re U.S. GAAP
Assets
Fixed maturities, at fair value	$2,557,903	$—	$—		$2,557,903
Short-term investments, at fair value	43,288	—	—		43,288
Equities, at fair value	22,069	—	—		22,069
Other invested assets	6,644	—	—		6,644
Total investments	2,629,904	—	—		2,629,904
Cash and cash equivalents	237,870	—	—		237,870
Reinsurance balances receivable	1,089,951	—	(214,137)		875,814
Reinsurance recoverable on paid and unpaid losses	312,746	—	20,671		333,417
Funds withheld asset	2,315,896	24,094	—	(a)	2,339,990
Deferred acquisition costs	—	—	139,781		139,781
Deposit assets	—	—	38,933		38,933
Net tax assets	3,534	—	—		3,534
Intangible assets	198,192	(196,181)	—	(b)	2,011
Other assets	22,454	—	—		22,454
Total assets	$6,810,547	$(172,087)	$(14,752)		$6,623,708
Liabilities
Unpaid losses and loss expenses	$3,316,350	$—	$—		$3,316,350
Unearned premiums	809,444	—	—		809,444
Other reinsurance balances payable	356,569	(776)	(44,126)	(c)	311,667
Deposit liabilities	—	—	29,374		29,374
Net tax liabilities	102,165	(47,934)	—	(d)	54,231
Accounts payable, accrued expenses and other	67,447	—	—		67,447
Total liabilities	4,651,975	(48,710)	(14,752)		4,588,513
Shareholders’ equity
Common shares	247,991	—	—		247,991
Additional paid-in capital	933,123	—	—		933,123
Currency translation reserves	220,038	7,440	—	(e)	227,478
Retained earnings and other reserves	757,420	(130,817)	—	(f)	626,603
Total shareholders’ equity	2,158,572	(123,377)	—		2,035,195
Total liabilities and shareholders’ equity	$6,810,547	$(172,087)	$(14,752)		$6,623,708

(1)	Derived from Paris Re’s financial statements. Certain amounts have been aggregated or disaggregated to conform to PartnerRe’s presentation.

(2)	U.S. GAAP adjustments have been provided to PartnerRe by Paris Re and have not been audited.

(3)	Reclassification adjustments have been prepared by PartnerRe to conform to PartnerRe’s financial statement presentation.

The following table sets forth the reconciliation of Paris Re’s audited results of operations under IFRS to U.S. GAAP for the year ended December 31, 2008 (expressed in thousands of U.S. dollars):

	Historical Paris Re IFRS (1)	U.S. GAAP Adjustments (2)	Notes	Historical Paris Re U.S. GAAP
Revenues
Gross premiums written	$1,402,612	$—		$1,402,612
Net premiums written	1,196,617	—		1,196,617
Decrease in unearned premiums	14,287	—		14,287
Net premiums earned	1,210,904	—		1,210,904
Net investment income	225,760	—		225,760
Net realized and unrealized investment (losses) gains	(1,138)	19,919	(g)	18,781
Other loss	(1,199)	—		(1,199)
Total revenues	1,434,327	19,919		1,454,246
Expenses
Losses and loss expenses	891,578	—		891,578
Acquisition costs	196,755	6,609	(h)	203,364
Other operating expenses	154,746	(3,403)	(i)	151,343
Amortization of intangibles	61,848	(52,183)	(j)	9,665
Net foreign exchange losses	161,004	—		161,004
Total expenses	1,465,931	(48,977)		1,416,954
(Loss) income before taxes	(31,604)	68,896		37,292
Income tax expense	2,601	13,087	(k)	15,688
Net (loss) income	$(34,205)	$55,809		$21,604

The following table sets forth the reconciliation of Paris Re’s unaudited results of operations under IFRS to U.S. GAAP for the six months ended June 30, 2009 (expressed in thousands of U.S. dollars):

	Historical Paris Re IFRS (1)	U.S. GAAP Adjustments (2)	Notes	Historical Paris Re U.S. GAAP
Revenues
Gross premiums written	$956,684	$—		$956,684
Net premiums written	816,372	—		816,372
Increase in unearned premiums	(238,306)	—		(238,306)
Net premiums earned	578,066	—		578,066
Net investment income	87,272	—		87,272
Net realized and unrealized investment gains	3,955	9,842	(g)	13,797
Other loss	(343)	—		(343)
Total revenues	668,950	9,842		678,792
Expenses
Losses and loss expenses	381,271	—		381,271
Acquisition costs	97,672	(739)	(h)	96,933
Other operating expenses	63,069	—		63,069
Amortization of intangibles	29,049	(28,987)	(j)	62
Net foreign exchange gains	(43,546)	—		(43,546)
Total expenses	527,515	(29,726)		497,789
Income before taxes	141,435	39,568		181,003
Income tax expense	20,452	8,907	(k)	29,359
Net income	$120,983	$30,661		$151,644

Increase (decrease) as of June 30, 2009
(U.S. dollars in thousands)

Assets
(a) Adjustment to reflect the fair value of assets underlying the funds withheld asset	$24,094
(b) Adjustment to reflect the elimination of intangible assets related to the 2006 bargain purchase	(196,181)

Liabilities
(c) Adjustment related to accrued profit commissions	(776)
(d) Net tax liabilities
i. Tax adjustment related to the adjustment on intangible assets	(56,277)
ii. Tax adjustment related to the adjustment on the funds withheld asset	8,229
iii. Tax adjustment related to accrued profit commissions	114
(47,934)
Shareholders’ equity
(e) Currency translation reserves
i. Currency translation related to the elimination of intangible assets	(19,965)
ii. Currency translation related to the funds withheld asset	27,373
iii. Other	32
7,440
(f) Retained earnings and other reserves
i. Cumulative adjustment related to the elimination of intangible assets, net of tax and currency translation	(119,939)
ii. Cumulative adjustment related to the fair value adjustment on the funds withheld asset, net of tax and currency translation	(11,508)
iii. Other	630
(130,817)

	Increase (decrease)
	Six Months Ended June 30, 2009	Year Ended December 31, 2008
	(U.S. dollars in thousands)

Revenues
(g) Net realized and unrealized investment gains (losses)
i. Adjustment to reflect the fair value option for invested assets	$16,208	$31,113
ii. Adjustment to reflect the fair value of the funds withheld asset	(6,366)	(11,330)
iii. Adjustment related to the amortization of intangible assets	—	136
	9,842	19,919
Expenses
(h) Adjustment to record accrued profit commissions	(739)	6,609
(i) Adjustment related to the amortization of intangible assets	—	(3,403)
(j) Adjustment to reverse the amortization of intangible assets	(28,987)	(52,183)

Income tax expense
(k) Tax impact of foregoing adjustments	8,907	13,087

Note 3—Pro Forma Adjustments

The pro forma adjustments related to the unaudited pro forma condensed combined balance sheet at June 30, 2009 assume the Transactions took place on June 30, 2009. The pro forma adjustments to the unaudited pro forma condensed combined income statements for the year ended December 31, 2008 and the six months ended June 30, 2009 assume the Transactions took place on January 1, 2008.

The following pro forma adjustments result from the allocation of the purchase price for the Transactions based on the fair value of the assets and liabilities acquired from Paris Re. The amounts and descriptions related to the preliminary adjustments are as follows:

Increase (decrease) as of June 30, 2009
(U.S. dollars in millions)
Unaudited Pro Forma Condensed Combined Balance Sheet
Assets
(a) Cash and cash equivalents
i Adjustment to reflect the pre-close return of capital	$(310.4)
ii. Adjustment to record Paris Re’s estimated transaction costs	(2.0)
iii. Adjustment to record PartnerRe’s estimated transaction costs	(10.0)
(322.4)

(b) Adjustment to reduce deferred acquisition costs to their estimated fair value	(139.8)
(c) Adjustment to reflect intangible assets at their estimated fair value (Note 1)	290.0
(d) Adjustment to reflect the goodwill recognized on the Transactions (Note 1)	48.2

Liabilities
(e) Adjustment to reflect the tax impact of adjustments	34.6

Shareholders’ Equity
(f) Common shares
i. Adjustment to reflect the elimination of Paris Re common shares	(248.0)
ii. Adjustment to reflect the issuance of PartnerRe common shares	25.6
(222.4)
(g) Additional paid-in capital
i. Adjustment to reflect the elimination of Paris Re’s additional paid-in capital	(933.1)
ii. Adjustment to reflect the issuance of PartnerRe common shares	1,834.7
iii. Adjustment to reflect the estimated fair value of Paris Re’s stock-based awards outstanding	48.0
iv. Unrecognized compensation on unvested Paris Re restricted share units	(24.2)
925.4
(h) Adjustment to reflect the elimination of Paris Re’s accumulated other comprehensive income	(227.5)
(i) Retained earnings
i. Adjustment to reflect the pre-close return of capital	(310.4)
ii. Adjustment to record PartnerRe’s and Paris Re’s estimated transaction costs	(9.0)
iii. Adjustment to reflect the elimination of Paris Re’s retained earnings	(314.7)
(634.1)

	Increase (decrease)
	Six Months Ended June 30, 2009	Year Ended December 31, 2008
	(U.S. dollars in millions)

Unaudited Pro Forma Condensed Combined Statement of Operations

Revenues
(j) Adjustment to reduce net investment income for the impact of the pre-close return of capital of US$310.4 million and transaction costs of US$35 million, assuming a 4.7% investment yield for 2009 and 4.8% for 2008.	$(8.1)	$(16.6)
Expenses
(k)   Adjustment to amortize the intangible assets and to reverse the amortization of deferred acquisition costs. Amortization periods for each intangible asset were based on the estimated duration of the underlying cash flows, and the reversal of deferred acquisition costs was based on the related unearned premiums.

i. Unpaid losses and loss expenses	13.6	32.0
ii. Unearned premiums	8.4	67.2
iii. Renewal rights	4.2	8.5
iv. Deferred acquisition costs	(14.0)	(111.8)
	12.2	(4.1)
Income tax expense
(l) Represents the tax impact of the foregoing adjustments assuming a 25% tax rate. This tax rate is a blended rate based on the local statutory tax rates for Paris Re’s operations.	(5.1)	(3.1)

Certain other assets and liabilities of Paris Re will also be subject to adjustment to their respective fair values at the time of the Transactions. Pending further analysis, no pro forma adjustments are included herein for these assets and liabilities.

Note 4—Shares Outstanding, Weighted Average Shares and Per Share Amounts

PartnerRe calculates diluted book value per share using the treasury stock method, where proceeds received upon exercise of stock options would be used by PartnerRe to repurchase shares from the market, with the net common shares from exercise remaining outstanding. The following table sets forth the computation of book value and diluted book value per share adjusted for the Transactions as of June 30, 2009:

	Historical PartnerRe	Pro Forma Adjustments	Pro Forma Combined
Total shareholders’ equity	$4,767,678	$1,876,619	$6,644,297
Less: preferred shares	(520,000)	—	(520,000)
Common shareholders’ equity	$4,247,678	$1,876,619	$6,124,297
Common shares outstanding	56,655.1	25,720.1	82,375.2
Common shares and common share equivalents outstanding	57,514.3	25,867.3	83,381.6
Book value per share	$74.97		$74.35
Diluted book value per share	$73.85		$73.45

For the year ended December 31, 2008 and the six months ended June 30, 2009, the pro forma net income per common share data has been computed based on the combined historical income of PartnerRe and Paris Re and the impact of purchase accounting adjustments. Weighted average shares outstanding were calculated using PartnerRe’s historical weighted average common shares outstanding and the impact of the additional shares to be issued related to Paris Re’s common shares and warrants outstanding multiplied by the exchange ratio. Such additional shares issued have been considered outstanding for the entire 2008 and 2009 periods presented. For the diluted calculation, the impact of conversion of Paris Re’s stock based plans has also been considered. See Note 5.

The following table sets forth the computation of basic and diluted net income per share adjusted for the Transactions for the year ended December 31, 2008:

	Historical PartnerRe	Pro Forma Adjustments	Pro Forma Combined
Numerator:
Net income	$46,567	$12,274	$58,841
Less: preferred dividends	(34,525)	—	(34,525)
Net income available to common shareholders	$12,042	$12,274	$24,316
Denominator:
Weighted average number of common shares outstanding – basic	54,347.0	25,720.1	80,067.1
Weighted average number of common and common share equivalents outstanding – diluted	55,639.6	25,867.3	81,506.9
Basic net income per share	$0.22		$0.30
Diluted net income per share	$0.22		$0.30

The following table sets forth the computation of basic and diluted net income per share adjusted for the Transactions for the six months ended June 30, 2009:

	Historical PartnerRe	Pro Forma Adjustments	Pro Forma Combined
Numerator:
Net income	$615,789	$136,428	$752,217
Less: preferred dividends	(17,263)	—	(17,263)
Net income available to common shareholders	$598,526	$136,428	$734,954
Denominator:
Weighted average number of common shares outstanding – basic	56,560.8	25,720.1	82,280.9
Weighted average number of common and common share equivalents outstanding – diluted	57,394.9	25,867.3	83,262.2
Basic net income per share	$10.58		$8.93
Diluted net income per share	$10.43		$8.83

Note 5—Share Based Compensation

Paris Re has issued share based awards in the form of share options and restricted share units (RSUs).

Share Options

Upon the closing date of the Block Purchase, all Paris Re share options have immediately vested.

For non-French employees, all share options to purchase Paris Re common shares that are outstanding immediately prior to the effective time of the Merger will be converted into share options to purchase PartnerRe common shares at the effective time of the Merger.

For French employees, all share options to purchase Paris Re common shares that are outstanding immediately prior to the effective time of the Merger will be converted into share options to purchase common shares of the Acquisition Subsidiary at the effective time of the Merger. Such employees have been offered the opportunity to sign a liquidity agreement which allow them to exchange the shares they receive upon exercise of their share options for PartnerRe common shares in exchange for not exercising their share options until the expiration of their original holding period or, in other words, four years from their date of grant.

RSUs

All unvested Paris Re RSUs that are outstanding immediately prior to the effective time of the Merger will be converted into PartnerRe RSUs at the effective time of the Merger (unless otherwise agreed by the parties and individual French employees).

Independent Accountants’ report on Pro Forma Financial Information

Report of the independent accountants on the unaudited pro forma condensed financial information of PartnerRe Ltd. (“PartnerRe”) and Paris RE Holdings Limited (“Paris Re”).

To Patrick Thiele, President and Chief Executive Officer of PartnerRe Ltd.
PartnerRe Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08

In our capacity as PartnerRe auditors and in accordance with EU Regulation 809/2004, we have prepared the present report on the unaudited pro forma combined financial information of PartnerRe and Paris Re for the half-year period ended June 30, 2009 and the period ended December 31, 2008, respectively, (the “Pro Forma Financial Information”) which is included in section 3 of the prospectus prepared in connection with the admission of PartnerRe common shares to listing and trading on NYSE Euronext Paris resulting from the majority purchase and the merger of Paris Re with and into PartnerRe (the “Prospectus”). The Pro Forma Financial Information has been prepared on the basis of accounting standards generally accepted in the United States of America (“US GAAP”) and includes an unaudited pro forma condensed combined balance sheet as of June 30 2009; unaudited pro forma condensed combined statement of operations for the periods ended June 30, 2009 and December 31, 2008, respectively, as well as accompanying notes to the unaudited Pro Forma condensed combined Financial Information.

The sole objective of this Pro Forma Financial Information is to show the effects that the issuance of shares by PartnerRe as a consideration for the majority purchase and the merger might have had on the balance sheet at June 30, 2009, had this transaction occurred at June 30, 2009, and on the statement of operations for the periods from January 1 to June 30, 2009 and from January 1, 2008 to December 31, 2008, had these transactions occurred at January 1, 2008. Because of its nature, the Pro Forma Financial Information addresses a hypothetical situation and, therefore, does not necessarily represent the actual financial position or results of operations that might have been experienced had the transactions or events occurred at a date earlier than its intended dates of occurrence.

In accordance with EU Regulation 809/2004 on pro forma financial information, you are responsible for the preparation of the Pro Forma Financial Information, based on the condensed consolidated financial statements of PartnerRe as of June 30, 2009, reviewed by Deloitte & Touche and the consolidated financial statements of PartnerRe as of December 31, 2008, audited by Deloitte & Touche and on the condensed consolidated financial statements of Paris Re as of June 2009, reviewed by Mazars and the consolidated financial statements of Paris Re as of December 31, 2008, audited by Mazars.

It is our responsibility to express our conclusion, on the basis of our work and in the terms required by EU Regulation 809/2004, Appendix II, paragraph 7, on the adequate preparation of the Pro Forma Financial Information.

We conducted our work in accordance with Attestation Standard 401 “Reporting on Pro Forma Financial Information” issued by the Public Company Accounting Oversight Board United States (“PCAOB”). Our work, which does not include an examination of any of the underlying financial information supporting the Pro Forma Financial Information, consisted primarily of verifying that the basis on which this Pro Forma Financial Information was prepared, was consistent with the source documents described in note 1 — basis of Pro Forma Presentation disclosed in section 3, relating to the accounting treatment of the Paris Re acquisition and meeting with the management of PartnerRe to gather the information and explanations which we deemed necessary.

We conclude that:
— the Pro Forma Financial Information has been adequately prepared on the basis stated;
— this basis is consistent with the accounting policies applied by PartnerRe in their June 30, 2009 and December 31, 2008 consolidated financial statements, prepared in accordance with US GAAP and with respect to Paris Re, consistent with the accounting policies applied under IFRS as adjusted to reflect the differences between IFRS and US GAAP as described in note 2 to the Pro Forma Financial Information.

Without qualifying our conclusion above, we want to draw your attention to the following items:

— Note 1 —“Purchase price computation and allocation” of the Pro Forma Financial Information which discusses:
-  the basis for determination of Paris Re purchase price. Since PartnerRe share price as of August 18, 2009 was used to measure Paris Re purchase price whereas the Paris Re acquisition was effective on October 2, 2009, the final purchase price will be different from that assumed in the Pro Forma Financial Information
-  the preliminary allocation of the purchase price by the management of PartnerRe to the fair values of the assets and liabilities of Paris Re was performed in accordance with FAS 141(R). It is specifically stated that this purchase price allocation is likely to be modified subsequently, perhaps materially; depending upon the final determination of these fair values based on actual conditions prevailing at October 2, 2009.

— Note 2 — “Reconciliation of IFRS to US GAAP” which indicates that Paris Re prepared certain adjustments from IFRS to US GAAP and discusses the fact that the final reconciliation of Paris Re accounting policies to those of PartnerRe under US GAAP could be materially different from the unaudited proforma adjustments presented in the Pro Forma Financial Information.

This report is issued for the sole purpose of the registration of the Prospectus with the Autorité des marchés financiers for the admission of PartnerRe common shares to listing and trading on NYSE Euronext Paris, resulting from the majority purchase and merger of Paris Re with and into PartnerRe and should not be used for any other purpose.

Deloitte & Touche
Hamilton, Bermuda
December 2, 2009

4.	Information related to PartnerRe

4.1.	PartnerRe’s registration number

PartnerRe’s registration number is EC 18620.

4.2.	PartnerRe’s Memorandum of Association and Bye-Laws

The Company's Memorandum of Association is dated August 17, 1993 and the Company's original Bye-Laws are dated August 24, 1993 and have been amended several times. The most recent version of the Company's Bye-Laws are dated May 22, 2009. The Company's purpose is detailed in the schedule of the Memorandum of Association which is attached to the Prospectus.

4.3.	Trend Information

No recent event likely to materially affect PartnerRe’s prospects has occurred since September 30, 2009.

4.4.	Administrative, management, and supervisory bodies and senior management

The table below presents, for each director and executive officer, his  or her business address and the names of all companies and partnerships of which each director and executive office has been a member of the administrative, management or supervisory bodies or partner at any time in the previous five years:

Name	Company		Current position / last position held	Currently a Director or Year of Retirement
John Rollwagen Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Computer Network Technology Inc.	Director	Retired 2005
	2	Quatris (related to St. Paul Venture Capital)	Principal	Retired 2005
	3	Lexar Media	Director	Retired 2005
	4	Algos Corp.	Director	Current
	5	Cassatt Corp (formerly Unlimited Scale Inc.)	Director	Retired 2009
	6	SiCortex Inc.	Chairman	Retired 2009
Vito Baumgartner Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Caterpillar, Inc	Group President	Retired 2004
	2	AB SKF Inc.	Director	Retired 2009
	3	Northern Trust Global Services Ltd. (UK).	Director	Current
	4	Scania AB	Director	Retired 2007
Judith Hanratty Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Partnerships UK plc	Director	Retired 2005
	2	The College of Law	Chairman	Retired 2005
	3	British Standards Group	Director	Retired 2006
	4	Council of Lloyds of London	Council Member	Retired 2007

5	Charles Taylor Consulting plc	Non –Executive Director	Current
6	Gas & Electricity Markets Authority	Non Executive Director	Current
7	The Commonwealth Institute	Chairman	Current
8	Victoria University of Wellington Foundation	Trustee	Current
9	Editorial Board of Cambridge University	Member	Current
10	Lucy Cavendish College	Honorary Fellow	Current
11	Royal Society for the Arts, Manfcts & Commerce	Fellow	Current
12	Commonwealth Education Trust	Chairman	Current
13	Commonwealth Institute (Australia) Limited *	Chairman	Current
Jan Holsboer Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Delta Lloyd Non-Life Insurance Company	Director	Current
	2	Amsterdam Institute of Finance	Former Vice Chairman	Retired 2006
	3	Univar NV	Former Executive Director	Retired 2007
	4	Atradius NV	Supervisory Director	Current
	5	TD Waterhouse Bank N.V	Supervisory Director	Current
	6	Yura International/Yam Invest N.V. * * Holding Company for Vittoria Assicurazioni, Turin/Milan - Italy	Supervisory Director	Current
	7	Vereniging Pro Senectute	Chairman	Current
	8	Royal Begemann Group	Former Director (exclusive control)	Retired 2008
	9	Onderlinge's Gravenhage/Neerlandia van 1880	Supervisory Director - Retired	Retired 2008
	10	Stitchting Vie d"Or	Chairman	Current
	11	Geneva Association	Honorary Member	Current
	12	Foundation Corporate Express	Director	Current
	13	Foundation Imtech	Director	Current
Roberto Mendoza Business address:	1	Manpower, Inc.	Non-executive Director	Current
	2	Deming Mendoza & Co.	Partner	Current

90 Pitts Bay Road, Pembroke, HM 08, Bermuda	3	Paris Re Holdings Ltd.	Non-executive Director	Current
	4	Western Union	Non-executive Director	Current
	5	Trinsum Group, Inc	Co-Chairman	Current
	6	Integrated Finance Ltd.	Chairman	Retired 2007
	7	Prudential plc	Non-executive Director	Retired 2007
	8	Egg plc	Chairman & Non-Executive Director	Retired 2006
	9	BOC – British Oxygen Co.	Non-executive Director	Retired 2004
	10	Vitro	Non-executive Director	Retired 2004
	11	Reuters Group	Non-executive Director	Retired 2004
Jean-Paul Montupet Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Emerson Electric Co.	Executive Vice President/Advisory Director	Current
	2	Emerson Europe	President	Current
	3	NEMA (National Electrical Manufacturers Association)	Director	Retired 2008
	4	Lexmark International, Inc.	Director	Current
Rémy Sautter Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	RTL Radio, France	Chairman	Current
	2	Channel 5, UK	Director	Current
	3	Metropole Television (M6) SA	Director	Current
	4	Taylor Nelson Sofres plc	Director	Retired 2009
	5	Duke Street Capital	Operating Partner	Current
	6	Pages Jaunes SA	Director	Current
	7	Thomson Multimedia PLC	Director	Current
Lucio Stanca Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Bocconi University in Milan	Director	Retired 2006
	2	Italian government	Senator	Current
	4	Sorin S.p.A.	Director	Current
	5	Aspen Institute Italia	Vice Chairman	Current
	6	Italian Parliament	Deputy	Current
	7	Expo 2015 Spa	President & CEO	Current
Kevin Twomey Business address: 90 Pitts Bay Road,	1	St. Joe Company	President	Retired 2006
	2	St. Joe Company	Consultant	Retired 2006

Pembroke, HM 08, Bermuda	3	Intergraph Corporation	Director	Retired 2006
	4	Novelis (to be purchased by Hindalco Industries Q2-07)	Director	Retired 2007
	5	Acxiom Corporation	Director	Current
	6	Doral Financial Corporation	Director	Retired 2009
	7	Real Mortgage Systems	Director	Retired 2008
	8	Prime Property Fund LLC	Director	Current
	9	University of North Florida	Board of Trustees	Current
	10	United Way of Northeast Florida	Board of Trustees	Current
	11	University of North Florida Funding Corporation	Board of Trustees	Current
Jürgen Zech Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Adyal SA	Director	Retired 2005
	2	Sauerborn Trust AG	Director	Retired 2004
	3	Quarzwerk GmbH	Director	Retired 2006
	4	Cultural Initiative of German Industry	Chairman	Retired 2006
	5	ATIS REAL SA	Director	Retired 2006
	6	Barclays Bank plc	Director	Retired 2006
	7	Misys plc	Director	Retired 2007
	8	Seeburger AG	Director	Current
	9	Denkwerk GmbH	Director (Chairman)	Current
	10	Klinikum der Universität zu Köln	Director	Current
	11	Heubeck AG	(Director)	Current
David Zwiener Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Wachovia Corp.	CFO	Retired 2009
	2	Carlyle Group	Managing Director	Retired 2007
	3	Hartford Property & Casualty Insurance Co.	President	Retired 2007
	4	Hartford Financial Services Group Inc.	President & COO	Retired 2007
Patrick Thiele Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Channel Re	Director	Retired 2008
	2	Wegner Corporation Owatonna	Director	Current

Name	Company		Current position / last position held	Currently a Director or Year of Retirement
Albert Benchimol Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Channel Re Holdings	Director	Retired 2009
	2	Spears Grisanti and Brown	Director	Retired 2005
Tad Walker Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	1	Crane & CO	Director	Retired 2005
Costas Miranthis Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	None
Bruno Meyenhofer Business address: 90 Pitts Bay Road, Pembroke, HM 08, Bermuda	None

Except for Roberto Mendoza, non-executive chairman from January 2007 to November 2008 of Trinsum Group, Inc., which company had filed against it an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code in July, 2008 and subsequently filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009, for at least the previous five years, none of the directors or executive officers of PartnerRe has: (a) been convicted in relation to fraudulent offences; (b) been associated with any bankruptcies, receiverships or liquidations when acting in a capacity of director or executive officer; or (c) been subject to any official public incrimination and/or sanctions by statutory or regulatory authorities (including designated professional bodies) or ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer.

There are no family relationships among any of the executive officers and directors of PartnerRe.

4.5.	Employees

PartnerRe had 995 employees as of December 31, 2008, 949 employees as of December 31, 2007 and 935 employees as of December 31, 2006. There were no material changes in the number of PartnerRe employees during these years.

4.6.	Statement regarding major shareholders’ voting rights

PartnerRe's major shareholders do not have different voting rights.

4.7.	History of PartnerRe’s share capital

As of December 31, 2006, PartnerRe had 57,076,312 common shares issued.  As of December 31, 2007, PartnerRe had 57,379,516 common shares issued and, as of December 31, 2008, PartnerRe had 57,748,507 common shares issued.  As of June 30, 2009, PartnerRe had 57,950,306 common shares issued.  The increases from December 31, 2006 through June 30, 2009 primarily resulted from shares sold under a forward sale agreement and issued under the Company’s employee equity plans and share-based compensation plans, partially offset by the repurchase of common shares under the Company’s share repurchase program.

4.8.	Dividend Policy

Dividends declared and paid per common share for the fiscal years ending on December 31, 2004 to December 31, 2008, respectively, are provided in the Selected Historical Consolidated Financial Information of PartnerRe included on page 24 of the Transaction Proxy Statement.

On September 1, 2009, PartnerRe paid a quarterly common share dividend of US$0.47 per share to shareholders of record on August 21, 2009.  PartnerRe also declared a US$0.47 per share cash dividend on its common shares on October 26, 2009 with a record date of November 20, 2009.

Following the completion of the Transactions, the holders of PartnerRe common shares will be entitled to receive any dividends as may be declared by the board of directors of PartnerRe, in its discretion, from funds legally available therefore.  PartnerRe does not anticipate any changes to its dividend policy as a result of the Transactions.  PartnerRe pays quarterly dividends to its shareholders based on a quarterly determination of its board of directors. The payment by PartnerRe of dividends in the future will continue to be determined by its board of directors and will depend upon, among other things, its earnings, capital requirements and financial condition, as well as other relevant factors.

4.9.	Statement of capitalization and indebtedness as of September 30, 2009 and as of December 31, 2008 (in thousands of USD excluding the number of shares)

The below tables are derived from PartnerRe’s unaudited consolidated financial statements.

Total financial debt:

	30 September 2009	31 December 2008
Current portion of long-term debt	200,000	200,000
Long-term debt	-	200,000
Debt related senior notes	250,000	250,000
Debt related to capital efficient notes	70,989	257,605
Total financial debt	520,989	907,605

Cash and cash equivalents:

	30 September 2009	31 December 2008
Cash and cash equivalents[43]	772,250	838,280

43	Cash and cash equivalents are composed of cash balances and debt securities that, at purchase, have a maturity of three months or less.
(... continued)

Equity:

	Number of shares	Common shares at par value	Preferred Shares	Additional Paid-in Capital	Other	Retained Earnings	Treasury Shares	Total Group Equity
Equity as at January 1, 2009	56,453,334	57,749	20,800	1,465,688	22,808	2,729,662	(97,599)	4,199,108
Issue of common shares	527,995	528	-	36,272	-	-	-	36,800
Other comprehensive income	-	-	-	-	48,520	-	-	48,520
Net income	-	-	-	-	-	1,182,494	-	1,182,494
Dividends paid	-	-	-	-	-	(105,712)	-	(105,712)
Reissuance of treasury shares	1,290,173	-	-	-	-	(13,883)	97,227	83,344
Equity as at September 30, 2009	58,271,502	58,277	20,800	1,501,960	71,328	3,792,561	(372)	5,444,554

4.10.	Working capital statement

PartnerRe states that, in its opinion, the working capital is sufficient to meet its present requirements over the 12 months from the date of the Prospectus.

4.11.	Information of the shareholders prior to general meetings

Prior to each PartnerRe annual general meeting or extraordinary general meeting, PartnerRe shareholders as of the record date for the meeting receive a notice of the meeting and a definitive proxy statement that includes the time, date and location of the meeting, a discussion of business to be covered at the meeting and additional information so that shareholders can make an informed decision on the matters to be voted on at the meeting.  A copy of these proxy statements may be obtained on the website maintained by the SEC at www.sec.gov or on the investor relations portion of the PartnerRe website at www.partnerre.com.

4.12.	Statement regarding compliance with Bermuda corporate governance regime

PartnerRe complies with corporate governance standards applicable under Bermuda law.

4.13.	Committees of the Board of Directors

The Audit Committee has held 8 meetings in 2008 and the attendance presence of its members has been of 100%, except for Jan H. Holsboer who has attended 7 out of the 8 meetings held.  The Compensation Committee, the Human Resources Committee, the Nominating & Governance Committee and the Risk Management & Finance Committee have each respectively held 5, 4, 6 and 5 meetings in 2008, and the attendance presence of its members has been of 100%.

The Audit Committee has held 8 meetings in 2009 and the attendance presence of its members has been of 100%, except for Jan H. Holsboer who has attended 7 out of the 8 meetings held and David Zwiener who has attended 3 out of the 4 meetings held since his appointment.  The Compensation Committee and the Human Resources Committee have each held 5 meetings in 2009, and the attendance presence of its members has been of 100%, except for Kevin M.

Due to the inherent volatility of the business, the seasonality in the timing of payments by cedants and the irregular timing of loss payments, the Company could use its cash balances available to cover either its operating activities or its financing activities.

Twomey who has attended 4 out of 5 meetings held by each committees.  The Nominating & Governance Committee and the Risk Management & Finance Committee have each held 5 meetings in 2009 and the attendance presence of their members has been of 100%.

5.	Information concerning the securities to be admitted to trading

5.1.	Purpose of the listing and use of proceeds

As its scale and international presence continue to increase, PartnerRe is attracting greater numbers of investors based outside of the United States, particularly in Europe. The NYSE Euronext Paris listing is intended to promote additional liquidity for all investors and provide greater access to PartnerRe's shares among European fund managers who may be required to invest in Euro-zone markets or currencies only.

PartnerRe will not receive any proceeds from the admission to listing and trading of its common shares on NYSE Euronext Paris.

The 4,212,604 PartnerRe common shares to be issued in connection with the Merger will be exchanged for Paris Re common shares.

5.2.	Type, class and form of securities subject to listing and trading, including the security identification code

As of November 23, 2009, the total authorized shares of PartnerRe were 200,000,000 shares, par value US$1 per share, as follows:
- 130,000,000 designated common shares;
- 11,600,000 designated 6.75% Series C cumulative redeemable preferred shares;
- 9,200,000 designated 6.5% Series D cumulative redeemable preferred shares;
- 14,000,000 designated and redeemed preference shares; and
- 35,200,000 undesignated shares.

The designated common shares, the designated 6.75% Series C cumulative redeemable preferred shares and the designated 6.5% Series D cumulative redeemable preferred shares are listed and traded on the New York Stock Exchange (NYSE:PRE PRFD-C and PRFD-D).

PartnerRe's securities are in registered form and may be in either certificated form or book-entry form. The records of securities in book-entry form are kept by The Depository Trust Company, whose address is 55 Water Street, New York, New York, 10041, USA or by Computershare, whose address is 250 Royall Street, Canton, Massachusetts 02021, USA.

As of November 23 2009, the Company's issued share capital amounted to US$79,706,744 and was divided into 79,706,744 shares (including 5,000 treasury shares), all being fully paid-up and each of a par value of US$1.  PartnerRe has applied for admission to listing and trading on NYSE Euronext Paris of all of the issued common shares.

PartnerRe expects that NYSE Euronext Paris will publish its notice regarding PartnerRe’s listing and trading on NYSE Euronext Paris of its 79,706,744 outstanding common shares on December 4, 2009 and of its 4,212,604 common shares to be issued in connection with the Merger on December 8, 2009.

PartnerRe common shares will be listed under the symbol PRE. The CUSIP number assigned to the common shares is G6852T105. The ISIN is BMG6852T1053.

5.3.	Legislation under which the common shares have been created

PartnerRe common shares were created under Bermuda Law.

5.4.	Currency of the common shares traded on NYSE Euronext Paris

Trading of PartnerRe common shares on NYSE Euronext Paris will be in Euros.

5.5.	Name and address of the paying agent in France

BNP Paribas Securities Services, GCT Emetteurs (address: 11 rue Ella Fitzgerald 75019 Paris) is acting as PartnerRe’s paying agent for France.

5.6.	Timetable

Dec. 2, 2009	AMF visa granted on PartnerRe’s listing prospectus

Dec. 4, 2009	Publication by NYSE Euronext Paris of a notice regarding the admission to listing and trading of the existing PartnerRe shares on December 7, 2009 (opening of the Paris market)

Dec. 7, 2009
Admission to listing and trading on NYSE Euronext Paris of PartnerRe’s existing shares
Extraordinary Shareholders' Meetings of Paris Re and the Acquisition Subsidiary
Currently expected effective time of the Merger: Registration of the Merger with the commercial register, dissolution of the company by deregistration from the commercial register

Dec. 8, 2009
Publication by NYSE Euronext Paris of a notice regarding the admission to listing and trading of the PartnerRe shares issued in connection with the Merger and the delisting of Paris Re’s shares from NYSE Euronext Paris on December 10, 2009 (opening of the Paris market)

Dec. 10, 2009	Admission to listing and trading on NYSE Euronext Paris of PartnerRe's shares issued in connection with the Merger Delisting of Paris Re’s shares from NYSE Euronext Paris

From Dec. 10, 2009	Exchange of Paris Re shares against PartnerRe shares issued in connection with the Merger

Jan. 4, 2010	Beginning of the window period for the share dealing facility

Jan. 15, 2010	End of the window period for the share dealing facility

5.7.	Resolution by virtue of which the PartnerRe common shares will be issued in connection with the Merger

The issuance of PartnerRe common shares in connection with the Merger has been approved by the Board of Directors of Partner Re during its meeting on June 30, 2009 and by PartnerRe's shareholders, at a special meeting held on September 24, 2009.

5.8.	Share dealing facility

PartnerRe has agreed to make available a share dealing facility, which is a facility that allows holders of Paris Re common shares who receive PartnerRe common shares in the Merger to sell either part or all of their PartnerRe common shares on the New York Stock Exchange if they so choose while PartnerRe will bear the transaction costs associated with such sale (any brokerage fees or stamp duties, if any). This share dealing facility will be limited to the PartnerRe common shares received in exchange for Paris Re common shares in the Merger.

Given the time required to effectively process the exchange of Paris Re common shares into PartnerRe common shares in the context of the Merger, the facility will be available from January 4, 2010 (indicative date).  The shareholders may opt for the share dealing facility during 10 trading days: the share dealing facility will end on January 15, 2010 (indicative date).

The number of PartnerRe common shares that may be disposed of on the New York Stock Exchange by each shareholder is limited to a maximum number of 700.

The sale of the PartnerRe common shares on the New York Stock Exchange will take place following the closing of the share dealing facility.  Each participating shareholder will receive the same price per PartnerRe common share.  The selling price of the PartnerRe common shares as well as the rate of the conversion of the USD into Euros will depend on the then prevailing market conditions and the associated risks will be born by the participating shareholders.

Any shareholder that would decide to opt for the share dealing facility should contact his financial intermediary.

PartnerRe does not make any recommendation as to whether former Paris Re shareholders should sell their PartnerRe common shares through this share dealing facility and does not guarantee nor provide any support with respect to the price paid or the foreign exchange rate used in connection with any sale pursuant to this share dealing facility.

6.	Tax consequences

Set out below are the main French tax consequences likely to apply under French domestic law, in force on the date hereof, to investors who are French tax residents and who will hold shares of PartnerRe. The tax regime described below may be modified by subsequent laws or regulations, which should be followed by the investors with the assistance of their usual advisor.

Please note that the information set out below is only a summary of the applicable tax regime. Each particular situation should be carefully analyzed by a tax advisor.

6.1.	Individual investors who are French tax residents holding shares as a private investment

Pursuant to Articles 150-0 A et seq. and 200 A of the French Tax Code (the “FTC”), if the annual amount of the securities sold by all members of the same tax household (other than the disposal of securities on which tax is deferred) exceeds a threshold currently set at € 25,730 for income received in 2009, capital gains realized upon the disposal of PartnerRe shares will be subject to (i) income tax at a flat rate of 18%, and (ii) the following social taxes44, which are non-deductible from the income taxable basis:

-	the contribution sociale généralisée of 8.2%, (Articles 1600-0C and 1600-0E of the FTC);

-	the prélèvement social of 2% (Article 1600-0F bis of the FTC);

-	the contribution au remboursement de la dette sociale of 0.5% (Article 1600-0L of the FTC);

-	the contribution additionnelle au prélèvement social of 0.3% (Article 1649-0 A of the FTC); and

-	the contribution additionnelle au prélèvement social of 1.1% (Law n° 2008-1249 dated December 1, 2008).

Pursuant to Article 150-0 D 11 of the FTC, capital losses realized upon the disposal of PartnerRe shares may be deducted only from capital gains of the same nature realized in the same year or in the ten years following such disposal, provided, in particular, that the annual amount of the securities sold by all members of the same tax household during the year of realization of the capital loss exceeds the threshold mentioned above45.

Dividends are subject to income tax at progressive rates.

Any French tax resident that may consider acquiring PartnerRe shares should inter alia carefully review whether his/her stake will fall under the provisions of Article 123 bis of the FTC.

PartnerRe shares will be included in the French wealth tax basis.

6.2.	French tax resident shareholders that are legal entities and subject to corporate income tax

As a general rule, capital gains and losses realized upon the disposal of PartnerRe shares will be included in the corporate income tax basis subject to standard corporate income tax rate of 33 1/3%, as well as an additional contribution provided for under Article 235 ter ZC of the FTC, equal to 3.3% of the corporate income tax charge exceeding € 763,000.

Pursuant to Article 219-1 a quinquies of the FTC, a specific tax treatment would apply in the case where PartnerRe shares would qualify as a controlling interest (titres de participation), held for at least two years from the date of acquisition of PartnerRe shares.

The main conditions to qualify as a controlling interest are as follows: (i) shares must qualify as such under the applicable accounting rules, or must be acquired pursuant to a public offer of sale or exchange by the company that initiates it, or must qualify for the parent-subsidiary regime (the main criteria being the holding of at least 5% of the company’s share capital), (ii) shares must be accounted as titres de participation, and (iii) shares must not qualify as shares of

44
The draft 2010 Social Security Financing bill, currently under discussion at French Parliament, provides that social taxes will apply to capital gains realized as from 1 January 2010 even though the above mentioned € 25,730 threshold is not exceeded.

45
The draft 2010 Social Security Financing bill, currently under discussion at French Parliament, provides that this condition (€ 25,730 threshold) will not apply to the computation of the social taxes as from 1 January 2010.

a predominantly real estate entity pursuant to Article 46 quarter-O RH of the appendix III of the FTC.

Net gains realized upon the disposal of such controlling interest held for more than two years would qualify for the long-term capital gain regime under which capital gains are exempted from corporate income tax; nevertheless a 5% service charge (quote-part de frais et charges) of the net capital gains will be taxed at standard corporate income tax rate of 33 1/3%, as well as the additional contribution provided for under Article 235 ter ZC of the FTC mentioned above.

Net long-term capital losses cannot be deducted from the corporate income tax basis.

Dividends received by entities subject to French corporate income tax will be taxed at standard corporate income tax rate of 33 1/3%, as well as the additional contribution provided for under Article 235 ter ZC of the FTC mentioned above. Dividends may however be exempted from such taxes if the shareholding qualifies for the parent-subsidiary regime provided for under Articles 145 and 216 of the FTC; nevertheless a 5% service charge (quote-part de frais et charges) of the net dividends will be taxed at standard corporate income tax rate of 33 1/3%, as well as the additional contribution mentioned above (any legal entity subject to French corporate income tax that may consider acquiring PartnerRe shares should therefore carefully review whether its stake could qualify for the parent-subsidiary regime).

Any legal entity subject to French corporate income tax that may consider acquiring PartnerRe shares should inter alia carefully review whether its stake would fall under the provisions of Article 209 B of the FTC.

6.3.	Other shareholders subject to French personal income tax or to French corporate income tax

Other Shareholders must determine with their usual advisor which tax rules apply in their particular case.